As filed with the Securities and Exchange Commission on August 3, 2005
                                                    Registration No. 333-116566
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                AMENDMENT NO. 4
                                       ON
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                        MACRO SECURITIES DEPOSITOR, LLC
                                  (Depositor)
             (Exact name of registrant as specified in its charter)

                  Light Sweet Crude Oil Up-MACRO Holding Trust
                 Light Sweet Crude Oil Up-MACRO Tradeable Trust
                (Issuers with respect to the Offered Securities)

                  DELAWARE                                 20-1072523
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                              130 7th Avenue, #356
                         New York, New York 10011-6632
                                 (800) 767-4696
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ______________

                            Mr. Samuel Masucci, III
                                   President
                        MACRO Securities Depositor, LLC
                              130 7th Avenue, #356
                         New York, New York 10011-6632
                                 (800) 767-4796
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ______________

                                   Copies to:
                            Richard F. Kadlick, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036
                                 (212) 735-3000
                           (212) 735-2000 (facsimile)
                                 ______________
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
                                 ______________

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                        CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                          Proposed Maximum       Proposed Maximum
      Title of Each Class of         Amount To Be     Aggregate Offering Price  Aggregate Offering         Amount of
 Securities to Be Registered (1)      Registered              Per Unit               Price(2)        Registration Fee (3)
---------------------------------------------------------------------------------------------------------------------------
    Up-MACRO Tradeable Shares        $1,000,000 (4)          $1,000,000             $1,000,000              $126.70
---------------------------------------------------------------------------------------------------------------------------
     Up-MACRO Holding Shares         $1,000,000 (4)              -                       -                     -
===========================================================================================================================

(1) We are also registering the earnings distribution agreement and the settlement contracts pursuant to this registration statement. No separate consideration is received for either the earnings distribution agreement or the settlement contracts, and, therefore, no additional fee is required pursuant to Rule 457(n) under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3) $126.70 of which has previously been paid in connection with the initial filing of this Registration Statement.
(4) At any time, the sum of the aggregate par amounts of Up-MACRO holding shares and Up-MACRO tradeable shares to be registered will not exceed $1,000,000.
                                 ______________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

          PRELIMINARY, SUBJECT TO COMPLETION, DATED FEBRUARY [ ], 2006
                                   Prospectus


[ ] Light Sweet Crude Oil Up-MACRO         [ ] Light Sweet Crude Oil Up-MACRO
    Holding Shares                             Tradeable Shares

            Issued by                                    Issued by

    Light Sweet Crude Oil Up-MACRO             Light Sweet Crude Oil Up-MACRO
    Holding Trust                              Tradeable Trust


                        MACRO Securities Depositor, LLC,
                                  as Depositor
         ______________________________________________________________

         The Light Sweet Crude Oil Up-MACRO Holding Trust will issue [ ] Light Sweet Crude Oil Up-MACRO Holding Shares on [ ], 2006, and intends to issue additional shares on a continuous basis through authorized participants at market prices after that date.

         The Light Sweet Crude Oil Up-MACRO Tradeable Trust will issue [ ] Light Sweet Crude Oil Up-MACRO Tradeable Shares on [ ], 2006, and intends to issue additional shares on a continuous basis through authorized participants at market prices after that date.

         The assets of the Up-MACRO holding trust will consist of U.S. treasuries and an earnings distribution agreement and settlement contracts entered into with the Light Sweet Crude Oil Down-MACRO Holding Trust. The Up-MACRO holding trust will make quarterly distributions of earnings on the treasuries and a final distribution of all assets it holds on deposit on the final scheduled termination date, an early termination date or a redemption date. Each quarterly and final distribution will be based on the level of the Light Sweet Crude Oil Price, as established and reported by the NYMEX on each price determination day. The current starting level of the Light Sweet Crude Oil Price is $[ ]. If the Light Sweet Crude Oil Price rises above its current starting level, the Up-MACRO holding trust's underlying value will increase to include all of its assets plus a portion of the assets of the paired Down-MACRO holding trust. Conversely, if the level of the Light Sweet Crude Oil Price falls below its current starting level, the Up-MACRO holding trust's underlying value will decrease, because a portion of its assets will be included in the underlying value of the paired Down-MACRO holding trust.

         The assets of the Up-MACRO tradeable trust will consist of Up-MACRO holding shares. The Up-MACRO tradeable trust will pass through any quarterly distributions made on the Up-MACRO holding shares it holds on deposit on each distribution date and any final distribution made on those Up-MACRO holding shares on the earlier of the final scheduled termination date and an early termination date. The Up-MACRO tradeable shares may be redeemed at any time by authorized participants in exchange for the underlying Up-MACRO holding shares in minimum lots of [ ].

         The Up-MACRO tradeable shares trade on the American Stock Exchange under the symbol "[ ]." The Up-MACRO holding shares will not be listed on any exchange.

         The Up-MACRO tradeable shares and the Up-MACRO holding shares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

AN INVESTMENT IN THE UP-MACRO HOLDING SHARES OR THE UP-MACRO TRADEABLE SHARES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF SUBSTANTIALLY ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE 25 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE UP-MACRO HOLDING SHARES OR THE UP-MACRO TRADEABLE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UP-MACRO HOLDING TRUST DOES NOT HOLD OR TRADE IN COMMODITY FUTURES CONTRACTS REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION. THE UP-MACRO HOLDING TRUST IS NOT A COMMODITY POOL OPERATOR AND THE DEPOSITOR IS NOT SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION AS A COMMODITY POOL OPERATOR OR A COMMODITY POOL ADVISOR.

         The Up-MACRO holding trust will offer the Up-MACRO holding shares and the Up-MACRO tradeable trust will offer the Up-MACRO tradeable shares through [ ] and [ ], acting as underwriters. The underwriters have, subject to certain conditions, agreed to purchase the Up-MACRO holding shares at a per share price equal to the Light Sweet Crude Oil Price on [ ], 2006, deposit [ ]% of the Up-MACRO holding shares into the Up-MACRO tradeable trust and direct the Up-MACRO tradeable trust to issue Up-MACRO tradeable shares to the underwriters in exchange for the deposited Up-MACRO holding shares, all as described in "PLAN OF DISTRIBUTION." Total proceeds to the Up-MACRO holding trust from the sale of the Up-MACRO holding shares will be $[ ]. Delivery of the Up-MACRO holding shares is expected to be made on [ ], 2006. Delivery of the Up-MACRO tradeable shares is expected to be made on [ ], 2006.

         The public offering price of the Up-MACRO holding shares will be determined as described above. The Up-MACRO tradeable shares will be offered by the underwriters at prices negotiated individually at the time of sale. The Up-MACRO holding shares and the Up-MACRO tradeable shares may be sold at different prices if sold by the underwriters at different times. In connection with the offering and sale of the Up-MACRO holding shares, the underwriters will be paid an aggregate fee of $[ ]. In connection with the offering and sale of the Up-MACRO tradeable shares, the underwriters will be paid an aggregate fee of $[ ].

                     The date of this prospectus is , 2006.

         We are providing information to you about the Light Sweet Crude Oil Up-MACRO(1) holding shares and the Light Sweet Crude Oil Up-MACRO tradeable shares. You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, Up-MACRO holding shares and Up-MACRO tradeable shares only in states where offers and sales are permitted.


                               Table of Contents

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS......................................................vi
WHERE YOU CAN FIND MORE INFORMATION..............................................................................vi
REPORTS TO SHAREHOLDERS..........................................................................................vi
FORWARD-LOOKING STATEMENTS......................................................................................vii
TRANSACTION DIAGRAM............................................................................................viii
PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS.....................................................................................................25
         You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution...........................................25
         There is currently no market for the Up-MACRO shares, and no market may develop.........................27
         Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares.......................................................27
         An investment in the Up-MACRO shares may not resemble a direct investment in oil........................28
         The Up-MACRO holding trust will make distributions on the Up-MACRO holding shares solely from the assets deposited in the paired holding trusts..............................................29
         The Up-MACRO tradeable trust will make distributions on the Up-MACRO tradeable shares solely from funds that it receives from the Up-MACRO holding trust....................................30
         Earnings on the treasuries may be insufficient to make quarterly distributions..........................30
         The return on your shares is uncertain..................................................................30
         The price of oil is variable and at times volatile, and there are risks associated with investing in a product linked to this price....................................................34
         The Up-MACRO holding trust is not regulated as a commodity pool.........................................35
         Redemption orders are subject to postponement, suspension or rejection by the trustee in certain circumstances..........................................................................35
         If the Up-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced...................................................35
         You should be aware of the tax consequence of your investment in the Up-MACRO shares.  For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions........................................................35
         The historical performance of the Light Sweet Crude Oil Price is not an indication of its future performance.............................................................................36
         The Up-MACRO holding shares and the Up-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.....................36
         We may have conflicts of interests......................................................................36
USE OF PROCEEDS..................................................................................................36
THE DEPOSITOR....................................................................................................37
MACRO SECURITIES RESEARCH, LLC...................................................................................37
FORMATION OF THE PAIRED HOLDING TRUSTS AND  THE UP-MACRO TRADEABLE TRUST.........................................38
DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES.........................................................40
         General.................................................................................................40
         Calculation of Underlying Value.........................................................................41

____________________

(1) MACRO(R) is a federally-registered service mark of MACRO Securities Research, LLC, or MSR. MSR considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.


         Quarterly Distributions.................................................................................45
         Final Distribution......................................................................................48
         Subsequent Issuances....................................................................................54
         Book-Entry Registration.................................................................................56
         Hypothetical Scenarios..................................................................................59
         Hypothetical Table 1:  Price Increases and Interest Rates Rise..........................................61
         Hypothetical Table 2:  Price Increases and Interest Rates Fall..........................................62
         Hypothetical Table 3:  Price Increases and Interest Rates Remain Constant...............................63
         Hypothetical Table 4:  Price Decreases and Interest Rates Rise..........................................64
         Hypothetical Table 5:  Price Decreases and Interest Rates Fall..........................................65
         Hypothetical Table 6:  Price Decreases and Interest Rates Remain Constant...............................66
         Hypothetical Table 7:  Price is Volatile with No Net Approximate Change and Interest Rates Rise.........67
         Hypothetical Table 8:  Price is Volatile with No Net Approximate Change and Interest Rates Fall.........68
         Hypothetical Table 9:  Price is Volatile with No Net Approximate Change and Interest Rates
                  Remain Constant................................................................................69
         Hypothetical Table 10:  Price is Volatile with a Net Decrease and Interest Rates Increase...............70
         Hypothetical Table 11:  Price is Volatile with a Net Decrease and Interest Rates Decrease...............71
         Hypothetical Table 12:  Price is Volatile with a Net Decrease and Interest Rates Remain Constant........72
         Hypothetical Table 13:  Price is Volatile with a Net Increase and Interest Rates Increase...............73
         Hypothetical Table 14:  Price is Volatile with a Net Increase and Interest Rates Decrease...............74
         Hypothetical Table 15:  Price is Volatile with a Net Increase and Interest Rates Remain Constant........75
         Recapitalization Events.................................................................................76
         Termination Triggers....................................................................................76
         Listing  77
DESCRIPTION OF THE WORLD OIL MARKET..............................................................................77
         Oil Exploration, Extraction and Refining................................................................77
         Supply and Demand for Oil...............................................................................78
         Overview of Historical Trends in Oil Price Fluctuations...................................................
DESCRIPTION OF THE LIGHT SWEET CRUDE OIL PRICE...................................................................84
         The NYMEX Division Light Sweet Crude Oil Futures Contract...............................................84
         The Calculation of the Settlement Price of the Light Sweet Crude Oil Futures Contract...................86
         Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract.....................87
         Historical Graph of Monthly Closing Settlement Prices for the Light Sweet Crude Oil Futures
                  Contracts......................................................................................89
         Historical Month-End Yield on the 91-day United States Treasury Bill....................................90
         Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO....................................91
         failure to Establish the Light Sweet Crude Oil
                  Price..........................................................................................93
         Description of The New York Mercantile Exchange, Inc....................................................93
         Organization of the NYMEX...............................................................................93
         The NYMEX Rules and Procedures..........................................................................94
DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS...............................................................94
DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS.................................................................95
         General  ...............................................................................................95
         United States Treasury Obligations......................................................................95
         The Earnings Distribution Agreement.....................................................................96
         The Settlement Contracts................................................................................97
         The MACRO Licensing Agreement...........................................................................98
DESCRIPTION OF THE TRUST AGREEMENTS..............................................................................99
         General  ...............................................................................................99
         The Trustee.............................................................................................99
         The Administrative Agent................................................................................99
         Fees and Expenses of the Paired Holding Trusts..........................................................99
         Collections and Other Administrative Procedures........................................................100
         Calculations...........................................................................................100
         Certain Matters Regarding Us and the Trustee...........................................................101
         Trustee Termination Events.............................................................................101


                                       iii


         Termination of the Trusts..............................................................................103
         Modification and Waiver................................................................................103
         Voting ................................................................................................104
         Reports to Shareholders; Notices.......................................................................105
         Evidence As To Compliance..............................................................................106
         Duties of the Trustee..................................................................................106
         Duties of the Administrative Agent.....................................................................107
         Resignation of Trustee.................................................................................108
DESCRIPTION OF THE CALCULATION AGENCY AGREEMENTS................................................................108
         General................................................................................................108
         Description of the American Stock Exchange.............................................................108
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES..........................................................109
         Classification of the Up-MACRO Tradeable Trust.........................................................110
         Classification of the Up-MACRO Holding Trust...........................................................110
         Classification of Up-MACRO Tradeable Shares............................................................111
         Classification of Up-MACRO Holding Shares..............................................................111
         Income and Deductions..................................................................................111
         Allocation of Up-MACRO Holding Trust Income, Gains and Losses..........................................111
         Sale, Exchange, or Redemption of Up-MACRO Tradeable Shares.............................................113
         Adjusted Tax Basis for Up-MACRO Tradeable Shares.......................................................113
         Section 754 Election...................................................................................113
         Up-MACRO Holding Trust-Level Audits....................................................................114
         Investment Interest Limitation.........................................................................114
         Syndication and Organizational Expenditures............................................................115
         Information Reporting and Backup Withholding Tax.......................................................115
         Non-U.S. Holders.......................................................................................115
STATE TAX CONSEQUENCES..........................................................................................116
CERTAIN ERISA CONSIDERATIONS....................................................................................116
PLAN OF DISTRIBUTION............................................................................................117
LEGAL OPINIONS..................................................................................................119
INDEX OF DEFINED TERMS..........................................................................................120


         Unless otherwise indicated, all references in this prospectus to the "depositor," "we," "us," "our," or similar terms refer to MACRO Securities Depositor, LLC.

         We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provide the pages on which these sections begin.

         You can find listings of the pages where important terms used in this prospectus are defined under the section "INDEX OF DEFINED TERMS" on page 120 in this prospectus.

          NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS

         The information contained in the sections entitled "DESCRIPTION OF THE WORLD OIL MARKET" and "DESCRIPTION OF THE LIGHT SWEET CRUDE OIL PRICE" is based on information obtained from the New York Mercantile Exchange, Inc., the website maintained by the United States Energy Information Administration at eia.doe.gov and other sources that we believe to be reliable. However, we have not independently verified the accuracy and completeness of such information.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, or the SEC, a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered in this prospectus. This prospectus contains summaries of the material terms of the documents it refers to, but does not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, One Station Place, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information that we file electronically with the SEC. You may access the website at http://www.sec.gov.

         We are only offering the Up-MACRO holding shares and the Up-MACRO tradeable shares in this prospectus. This prospectus does not constitute an offer of shares to any person in any state or other jurisdiction in which such offer would be unlawful.

                            REPORTS TO SHAREHOLDERS

         Except as otherwise specified in this prospectus or unless and until physical certificates are issued, on each distribution date, the trustee will prepare and send unaudited periodic reports containing information concerning the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust to Cede & Co., as nominee of The Depository Trust Company, or DTC, and any other registered holder of the Up-MACRO holding shares or the Up-MACRO tradeable shares. DTC generally forwards these reports to its participants. You should contact your broker to obtain copies of these reports. For more information on reports to shareholders, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Book-Entry Registration" and "DESCRIPTION OF THE TRUST AGREEMENTS -- Reports to Shareholders; Notices." These reports will constitute financial statements prepared in accordance with accounting principles generally accepted in the United States of America.

         We will file with the SEC on behalf of the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust periodic reports required under the Securities Exchange Act of 1934, as amended.

                           FORWARD-LOOKING STATEMENTS

         The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of the future performance of the shares offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and the realization of these future events is subject to a number of important variables that could cause actual results to differ materially from those described in the forward-looking statements. The "RISK FACTORS" section of this prospectus provides examples of these variables. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. Except for our ongoing obligation to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                              TRANSACTION DIAGRAM

         The following diagram shows the relationship between the Up-MACRO tradeable trust, the Up-MACRO holding trust, the Down-MACRO tradeable trust and the Down-MACRO holding trust. A substantial portion of the Up-MACRO holding shares will be deposited into the Up-MACRO tradeable trust. Similarly, a substantial portion of the Down-MACRO holding shares will be deposited into the Down-MACRO tradeable trust. There is, however, no contractual or other relationship between the Up-MACRO tradeable trust and the Down-MACRO tradeable trust.

                       [GRAPHIC OMITTED][OBJECT OMITTED]


(1) Under the earnings distribution agreement, as of any distribution date, the Up-MACRO holding trust will either (a) be required to pay all or a portion of its available earnings to the Down-MACRO holding trust or (b) be entitled to receive a portion of the Down-MACRO holding trust's available earnings from the Down-MACRO holding trust, based on fluctuations in the Light Sweet Crude Oil Price.

(2) Under each settlement contract, as of any final scheduled termination date, early termination date or redemption date, the Up-MACRO holding trust will either (a) be required to make a final payment out of the maturity proceeds of its treasuries or, in the case of a redemption date, to deliver all or a portion of its treasuries to the Down-MACRO holding trust or (b) be entitled to receive a final payment from the Down-MACRO holding trust out of the maturity proceeds of the Down-MACRO holding trust's treasuries or, in the case of a redemption date, to receive all or a portion of the Down-MACRO holding trust's treasuries, based on the ending level of the Light Sweet Crude Oil Price.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus, but may not include all of the information that may be important to you. You should read this entire prospectus carefully, including the "RISK FACTORS" and "FORWARD-LOOKING STATEMENTS" sections, before making an investment decision.

         Only the Up-MACRO holding shares and the Up-MACRO tradeable shares are being offered pursuant to this prospectus. The Up-MACRO tradeable shares represent a pass-through investment in the Up-MACRO holding shares that are held on deposit in the Up-MACRO tradeable trust. In this prospectus, we discuss matters relating to the Up-MACRO holding trust and the Up-MACRO tradeable trust. We also discuss matters relating to the Down-MACRO holding trust to the extent that these matters are relevant to holders of Up-MACRO holding shares or holders of Up-MACRO tradeable shares. However, disclosure about the Down-MACRO tradeable trust is very limited, because there is no contractual relationship between the Down-MACRO tradeable trust and either the Up-MACRO holding trust or the Up-MACRO tradeable trust and because the terms of, and any distributions, redemptions or subsequent issuances made by, the Down-MACRO tradeable trust will have no impact on the Up-MACRO holding shares or the Up-MACRO tradeable shares. We discuss the Down-MACRO tradeable trust in this prospectus only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares.

         Please note that when we refer in this summary to the proportionate share of the underlying value of the Up-MACRO holding trust that is represented by your Up-MACRO holding shares or your Up-MACRO tradeable shares as of any date, we mean that portion of the proceeds of the assets of the Up-MACRO holding trust that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Up-MACRO holding trust were to make a final distribution on your Up-MACRO holding shares or the Up-MACRO tradeable trust were to pass through such final distribution on your Up-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the earnings distribution agreement and the settlement contracts. As a holder of Up-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or a redemption date and you must sell your Up-MACRO holding shares in order to liquidate your investment in those shares at any time prior to those dates. As a holder of Up-MACRO tradeable shares, you are entitled to receive a final distribution on your Up-MACRO tradeable shares only on the final scheduled termination date or an early termination date and you must sell your Up-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

The Issuers and the Securities Offered

         On or about [ ], 2006, or the "closing date," the Light Sweet Crude Oil Up-MACRO Holding Trust, which is referred to in this prospectus as the "Up-MACRO holding trust," will issue [ ] Light Sweet Crude Oil Up-MACRO Holding Shares, or the "Up-MACRO holding shares," in the form of certificates representing undivided beneficial interests in the Up-MACRO holding trust. The Up-MACRO holding trust is a [ ] trust created by us on [ ], 2006. We are MACRO Securities Depositor, LLC and we are acting as "depositor" for the Up-MACRO holding trust, as well as for the Up-MACRO tradeable trust described below. We are also acting as depositor for the Down-MACRO Light Sweet Crude Oil Down-MACRO Holding Trust, or the "Down-MACRO holding trust," and the Light Sweet Crude Oil Down-MACRO Tradeable Trust, or the "Down-MACRO tradeable trust," both of which are described in this prospectus.

         For more information about the Up-MACRO holding trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE UP-MACRO TRADEABLE TRUST." For more information about us, see "THE DEPOSITOR."

         On or about [ ], 2006, or the "closing date," the Light Sweet Crude Oil Up-MACRO Tradeable Trust, which is referred to in this prospectus as the "Up-MACRO tradeable trust," will issue [ ] Light Sweet Crude Oil Up-MACRO Tradeable Shares, or the "Up-MACRO tradeable shares," in the form of certificates representing undivided beneficial interests in the Up-MACRO tradeable trust. The Up-MACRO tradeable trust is a [ ] trust created by us on [ ], 2006.

         For more information about the Up-MACRO tradeable trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE UP-MACRO TRADEABLE TRUST.

         Only the Up-MACRO holding shares and the Up-MACRO tradeable shares are being offered by this prospectus.

         The Up-MACRO holding trust will use the net proceeds of the sale of its Up-MACRO holding shares to acquire United States Treasury obligations, or "treasuries," that are scheduled to mature prior to the first quarterly distribution date.

         The Up-MACRO tradeable trust will use the net proceeds of the sale of its Up-MACRO tradeable shares to acquire a portion of the Up-MACRO holding shares issued on the closing date by the Up-MACRO holding trust.

The Paired Holding Trusts

         Concurrently with the formation of the Up-MACRO holding trust, we have also formed the Down-MACRO holding trust. We refer to the Up-MACRO holding trust and the Down-MACRO holding trust as the "paired holding trusts." The paired holding trusts will enter into an earnings distribution agreement and multiple settlement contracts with each other.

         The Down-MACRO holding trust will issue the Light Sweet Crude Oil Down-MACRO Holding Shares, or the "Down-MACRO holding shares," which will be acquired by the Down-MACRO tradeable trust and one or more additional investors on the closing date. The Down-MACRO holding shares will be issued in the form of certificates, each representing a beneficial interest in the Down-MACRO holding trust. On the closing date, the Down-MACRO holding trust will use the net proceeds of the Down-MACRO holding shares to purchase treasuries that are scheduled to mature prior to the first quarterly distribution date. We refer to the Up-MACRO holding shares and the Down-MACRO holding shares as the "paired holding shares."

         On each quarterly distribution date, the paired holding trusts will use earnings realized on their treasuries that remain available after each trust has paid its fees and expenses and the fees and expenses of the related tradeable trust to make payments under the earnings distribution agreement. On the final scheduled termination date or an early termination date, the paired holding trusts will make a final payment under each settlement contract using the maturity proceeds of the treasuries held by each trust. On any redemption date, the paired holding trusts will make a final payment under each settlement contract that is being settled by delivering all or a portion of the treasuries or the maturity proceeds of those treasuries that are on deposit in the paired holding trusts.

The Earnings Distribution Agreement and the Settlement Contracts

         The Up-MACRO holding trust will enter into an earnings distribution agreement with the Down-MACRO holding trust under which the Up-MACRO holding trust will either (1) be required to pay all or a portion of its available earnings to the Down-MACRO holding trust or (2) be entitled to receive all or a portion of the Down-MACRO holding trust's available earnings on each distribution date, based on fluctuations in the daily settlement or closing price of the light sweet crude oil futures contract, as established and reported on a per barrel basis by the New York Mercantile Exchange, Inc., or the "NYMEX." We refer to this daily settlement price as the "Light Sweet Crude Oil Price." On each distribution date, a quarterly distribution of all available earnings on deposit in the Up-MACRO holding trust will be made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares after the Up-MACRO holding trust has made or received a payment under the earnings distribution agreement.

         For more information about the earnings distribution agreement, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement."

         The Up-MACRO holding trust will also enter into multiple settlement contracts with the Down-MACRO holding trust. In order to facilitate subsequent issuances and paired optional redemptions, the paired holding trusts will settle one settlement contract in connection with the redemption of each MACRO unit and will enter into a new settlement contract in connection with the subsequent issuance of each new MACRO unit. A "MACRO unit" will consist of [ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares. Under each settlement contract, the Up-MACRO holding trust will either (1) be required to make a final payment out of the maturity proceeds of its treasuries or, in the case of a redemption date, to deliver all or a portion of its treasuries, to the Down-MACRO holding trust or (2) be entitled to receive a final payment from the Down-MACRO holding trust out of the maturity proceeds of the Down-MACRO holding trust's treasuries or, in the case of a redemption date, to receive all or a portion of the Down-MACRO holding trust's treasuries. These settlement obligations will be based on the change in the level of the Light Sweet Crude Oil Price from its current starting level on the closing date to its ending level on the last price determination day preceding the final scheduled termination date, early termination date or relevant redemption date on which a final payment is made under the settlement contracts. The final distribution made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares will depend upon the final payments that the Up-MACRO holding trust was required to make or entitled to receive under the settlement contracts.

         For more information about the settlement contracts, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

The Trust Agreements

         The Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust will be formed and their activities will be proscribed under the terms of four separate trust agreements entered into by us, as depositor, [ ], as the trustee for each of the trusts and [ ], as administrative agent. Your rights as a holder of Up-MACRO holding shares will be governed by the trust agreement for the Up-MACRO holding trust. Your rights as a holder of Up-MACRO tradeable shares will be governed by the trust agreement for the Up-MACRO tradeable trust. For a description of the terms of the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Trustee

         [ ], a [ ], will act as trustee for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust pursuant to four separate trust agreements. The trustee will perform a number of duties on behalf of the four trusts, of which the following are important to holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares:

         o effecting redemptions and subsequent issuances of paired holding shares in MACRO units and effecting exchanges and subsequent issuances of Up-MACRO tradeable shares;

         o making quarterly distributions and any final distribution to the holders of the Up-MACRO holding shares and passing through those distributions to the holders of the Up-MACRO tradeable shares; and

         o preparing and delivering any notices required under any of the trust agreements and preparing and distributing to the holders of the Up-MACRO holding shares and the holders of the Up-MACRO tradeable shares reports containing the calculations performed by the administrative agent.

         You may inspect any of the trust agreements and the records maintained by the trustee on behalf of any of the trusts at the office of the trustee during regular business hours upon two New York business days' prior notice at [ ].

         For more information about the trustee and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Administrative Agent

         [ ], a [ ], will act as the administrative agent for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust and will be a party to the trust agreement for each of the trusts. Its rights and responsibilities will be specified in each trust agreement. The administrative agent will perform a number of duties on behalf of the four trusts, of which the following are important to holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares:

         o purchasing new treasuries on each distribution date for the paired holding trusts;

         o selecting treasuries to be delivered in connection with the settlement of the settlement contracts and effecting paired optional redemptions and Up-MACRO mandatory proportional redemptions in accordance with the rules specified in the trust agreements;

         o calculating the price level percentage change and the respective underlying values of the paired holding shares prior to each distribution date, redemption date, early termination date or the final scheduled termination date;

         o calculating, for each distribution date, the amount of available earnings on deposit in each of the paired holding trusts, the payment due under the earnings distribution agreement and the quarterly distributions being made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares; and

         o calculating, for the final scheduled termination date or an early termination date, the final payments due under the settlement contracts being settled and the final distribution being made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares.

         For more information about the administrative agent and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Calculation Agent

         The American Stock Exchange, or the "AMEX," will act as a calculation agent for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust pursuant to a separate calculation agency agreement with each trust. The AMEX will be compensated for acting as calculation agent for the Up-MACRO holding trust and the Up-MACRO tradeable trust by MACRO Securities Research, LLC, or MSR, out of the fees that MSR will receive from the Up-MACRO holding trust under the MACRO licensing agreement as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement" and DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

          On each price determination day, the AMEX will calculate and post on its website the following information that is relevant to you, as a holder of Up-MACRO tradeable shares:

         o the Light Sweet Crude Oil Price for that price determination day and any corrections to prices determined on preceding price determination days;

         o the percentage change in the Light Sweet Crude Oil Price from its current starting level; and

         o the underlying value of the Up-MACRO holding trust and the portion of that underlying value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share.

         For more information about the calculation agent and its responsibilities under the calculation agency agreements, see "DESCRIPTION OF THE CALCULATION AGENCY AGREEMENTS."

The Light Sweet Crude Oil Price

         The amount of each payment required to be made by the paired holding trusts under the earnings distribution agreement and the settlement contracts will be based on the level of the Light Sweet Crude Oil Price at the time those payments are made. When we refer to the "Light Sweet Crude Oil Price," we are referring to the settlement price of the NYMEX Division light sweet crude oil futures contract for the front month, as established and reported by the NYMEX on a per barrel basis in U.S. dollars at the end of each price determination day. The NYMEX light sweet crude oil futures contract trades in units of 1,000 barrels under the trading symbol "CL," followed by a reference to the relevant settlement month and year. The delivery point for the futures contract is Cushing, Oklahoma and the primary deliverable is West Texas Intermediate crude oil, which is a high-grade oil that is generally considered to be the U.S. benchmark grade of oil. However, oil extracted from several other domestic and foreign regions may also be delivered. The end-of-day "settlement price" or "closing price" for the NYMEX Division light sweet crude oil futures contract for a particular delivery month is established by the NYMEX Settlement Price Committee and will generally equal, if certain minimum trading volume criteria are met, the weighted average price, rounded to the nearest minimum fluctuation, of all outright transactions in that contract month that occurred during the last two minutes of the regular trading session ending at 2:30 p.m. or, for the last day on which a contract trades, during the last 30 minutes of trading. If the minimum trading criteria are not met, the settlement price will be determined by the NYMEX Settlement Price Committee by application of a different methodology.

         The Light Sweet Crude Oil Price on each price determination day will be equal to the settlement price for the front month light sweet crude oil futures contract. The front month contract is, on any date, the contract for which delivery is scheduled to occur during the next calendar month. Trading in the front month contract will terminate on the third business day prior to the 25th day of the current month. On the following business day, trading will switch to the next month's contract, which will then become the front month. For more information about the Light Sweet Crude Oil Price, including how it is calculated and its historical fluctuations, see "DESCRIPTION OF THE LIGHT SWEET CRUDE OIL PRICE."

         When we refer to a "price determination day," we are referring to each day on which trading of the NYMEX Division light sweet crude oil futures contract occurs by open outcry on the trading floor of the NYMEX, meaning trading by individuals on the physical facilities of the NYMEX through the use of verbal or hand signals, rather than through electronic or other means. Price determination days are generally the same as New York business days - that is, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

         On each price determination day, the calculation agent will use the Light Sweet Crude Oil Price established and reported to the calculation agent by the NYMEX on that day to determine the underlying value of the Up-MACRO holding trust. On any date that is not a price determination day, the calculation agent will use the Light Sweet Crude Oil Price established on the last price determination day that preceded that date. If the level of the Light Sweet Crude Oil Price increases, the underlying value of the Up-MACRO holding trust will also increase by a proportionate amount. Conversely, if the level of the Light Sweet Crude Oil Price decreases, the underlying value of the Up-MACRO holding trust will also decrease by a proportionate amount.

The Assets of the Up-MACRO Tradeable Trust

         The assets of the Up-MACRO tradeable trust will consist of:

         o        Up-MACRO holding shares issued by the Up-MACRO holding trust.
                  The number of Up-MACRO holding shares held by the Up-MACRO tradeable trust will decrease with each exchange by an authorized participant of its Up-MACRO tradeable shares for the underlying Up-MACRO holding shares and may increase if all or some portion of a subsequent issuance of Up-MACRO holding shares is deposited by the authorized participant who directed that issuance into the Up-MACRO tradeable trust;

         o a securities account created under the Up-MACRO tradeable trust agreement into which all of the Up-MACRO holding shares acquired by the Up-MACRO tradeable trust on the closing date and on any subsequent issuance date will be deposited; and

         o a distribution account created under the Up-MACRO tradeable trust agreement into which all distributions received on the Up-MACRO holding shares will be deposited prior to being distributed on each distribution date to the holders of the Up-MACRO tradeable shares.

         For more information about the assets of the Up-MACRO tradeable trust, see "DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS."

The Assets of the Up-MACRO Holding Trust

         The assets of the Up-MACRO holding trust will consist of:

         o treasuries and what we refer to as "earnings" on those treasuries, consisting of stated interest that accrues on treasury notes and bonds and discount realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up-MACRO holding trust acquired that treasury;

         o        the trust's rights under the earnings distribution agreement;

         o        the trust's rights under the settlement contracts;

         o the trust's rights under the licensing agreement with MACRO Securities Research, LLC (1) to use the patented MACROs structure, (2) to sublicense the use of the Light Sweet Crude Oil Price and the NYMEX name and (3) to reference and rely on the calculation agent services provided by the AMEX, all in connection with the issuance, offering and sale of Up-MACRO tradeable shares;

         o a securities account created under the Up-MACRO holding trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up-MACRO holding shares; and

         o a distribution account created under the Up-MACRO holding trust agreement into which all earnings on the treasuries and all amounts received under the earnings distribution agreement and the settlement contracts will be deposited prior to (1) being used to pay the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust and
                  (2) being distributed to the holders of the Up-MACRO holding shares.

         The treasuries purchased on behalf of the Up-MACRO holding trust on the closing date or on any distribution date may consist of bills, notes and bonds of varying terms, but each such treasury must have a maturity date that occurs prior to the next scheduled distribution date. On each distribution date, except for the final scheduled termination date or an early termination date, the administrative agent will reinvest the proceeds of the maturity of the trust's treasuries in new treasuries. The administrative agent will also invest and reinvest funds on deposit in the Down-MACRO holding trust in new treasuries on each distribution date. On the final scheduled termination date or an early termination date, all of the proceeds of the treasuries in the paired holding trusts will be used to make final payments under the settlement contracts and a final distribution on each paired holding share. On any redemption date for all or any portion of the outstanding paired holding shares that is also a distribution date, all or the allocable portion of the proceeds of the treasuries in the paired holding trusts will be used to make final payments under the settlement contracts being settled and these proceeds will then be delivered to the authorized participants who are redeeming paired holding shares as a final distribution on those shares. On any redemption date for all or any portion of the outstanding paired holding shares that is not a distribution date, all or the allocable portion of the treasuries held by the paired holding trusts will be used to make final payments under the settlement contracts being settled and these treasuries will then be delivered to the authorized participants who are redeeming paired holding shares as a final distribution on those shares. The obligations of the paired holding trusts to each other under the earnings distribution agreement and the settlement contracts will be secured by the treasuries on deposit in each of those trusts.

         On each distribution date, the administrative agent will use commercially reasonable efforts to purchase, on behalf of each of the paired holding trusts, treasuries with the same maturities, stated interest rates, if any, and applicable discount. Similarly, the administrative agent will seek to select and deliver identical treasuries from each of the paired holding trusts in connection with a redemption of a portion of the paired holding shares. Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired holding trusts. Although the administrative agent will use commercially reasonable efforts to keep all funds on deposit in each paired holding trust invested in treasuries, a portion of the assets of a paired holding trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates.

         For more information about the assets of the Up-MACRO holding trust, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS."

Calculation of Underlying Value

         The final distribution made on the Up-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date, will be based upon the underlying value of the Up-MACRO holding trust on the last price determination day that precedes those dates. The underlying value of the Up-MACRO holding trust on each price determination day is calculated by reference to the level of the Light Sweet Crude Oil Price on that day and represents both (1) the aggregate amount of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the settlement contracts were settled on that day and (2) the aggregate final distribution to which holders of the Up-MACRO holding shares would be entitled if those shares were redeemed on that day.

         Fluctuations in the Light Sweet Crude Oil Price above the "current starting level" of $[ ], which represents the Light Sweet Crude Oil Price on the last price determination day prior to the closing date, will result in a proportionate increase in the underlying value of the Up-MACRO holding trust. Fluctuations in the Light Sweet Crude Oil Price below the current starting level will result in a decrease in the underlying value of the Up-MACRO holding trust. Each fluctuation in the Light Sweet Crude Oil Price will be expressed as a "price level percentage change," which will be calculated by dividing (i) the difference between (x) the "ending level" of the Light Sweet Crude Oil Price established and reported by the NYMEX on the relevant price determination day and (y) the current starting level by (ii) the specified range of the Light Sweet Crude Oil Price. The "specified range" is equal to the difference between
(i) a price level of $[ ], which is the level at which the underlying value of the Down-MACRO holding trust would be equal to zero and the Up-MACRO holding trust would be entitled to receive all of the assets of the Down-MACRO holding trust upon the settlement of the settlement contracts and (ii) the current starting level. Expressed as a formula, the "price level percentage change" will equal:

               ending level - current starting level of $[     ]
               -------------------------------------------------
                           specified range of $[     ]

Following the occurrence of a recapitalization event with respect to the Down-MACRO holding trust and a related Down-MACRO subsequent issuance, a new starting level and a new specified range will be determined, as described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES
- Subsequent Issuances."

         If the ending level of the Light Sweet Crude Oil Price on a price determination date is above the current starting level, the underlying value of the Up-MACRO holding trust on that price determination day will equal:

         o the paired asset amount on that price determination day multiplied by the Up-MACRO ratio plus

         o the product described in the first bullet point multiplied by the price level percentage change on that price determination day.

         If the ending level of the Light Sweet Crude Oil Price on a price determination day is below the current starting level, the underlying value of the Up-MACRO holding trust on that price determination day will equal:

         o the paired asset amount on that price determination day multiplied by the Up-MACRO ratio minus

         o the product described in the first bullet point multiplied by the price level percentage change on that price determination day.

         If the ending level of the Light Sweet Crude Oil Price on a price determination day is equal to the current starting level, the underlying value of the Up-MACRO holding trust on that price determination day will be equal to the paired asset amount multiplied by the Up-MACRO ratio.

         The underlying value of the Up-MACRO holding trust on any day that is not a price determination day will be equal to its underlying value on the last preceding price determination day.

         The "paired asset amount" is equal to the sum of the Up-MACRO asset amount and the Down-MACRO asset amount. The Up-MACRO ratio is equal to [ ].

         The terms "Up-MACRO asset amount" and "Down-MACRO asset amount" refer to the amount of assets on deposit in the applicable holding trust on each day of any calculation period, consisting of:

         o cash and treasuries, counted for purposes of this definition at their aggregate purchase price, taking into account any redemptions or subsequent issuances that have occurred during the current calculation period prior to the date on which the asset amount is being calculated but disregarding any redemption or subsequent issuance scheduled to occur on the date of calculation plus

         o the sum of, for each day of the current calculation period that has elapsed since the preceding distribution date, up to but not including the date of calculation, the sum of the following products for each treasury on deposit in the applicable trust: the purchase price of that treasury multiplied by the daily yield rate applicable to that treasury minus

         o the sum of, for each day of the current calculation period that has elapsed since the preceding distribution date, up to but not including the date of calculation, the Up-MACRO or Down-MACRO par amount, as applicable, on the relevant elapsed day multiplied by the daily fee accrual rate.

         We refer to the period between distribution dates, beginning on the preceding distribution date and ending on the day prior to the current distribution date, as a "calculation period."

         For purposes of calculating the Up-MACRO asset amount and the Down-MACRO asset amount, the "daily yield rate" for each type of treasury on deposit in the applicable holding trust will be the yield rate applicable to that type of treasury divided by either 365 or 366, depending upon the actual number of days in the current year. The "yield rate" for each type of treasury will be equal to its stated interest rate, if any, plus any applicable discount rate, based on the date of purchase and the purchase price at which the applicable holding trust acquired that treasury. A "type" of treasury refers to all treasuries in the trust with the same maturity, the same purchase price, the same stated interest rate, if any, the same applicable discount, if any, and the same purchase date. The "daily fee accrual rate" will equal [ ]% divided by 365 or 366, as applicable, depending on the actual number of days in the current year. This rate represents the annual aggregate rate at which fees to MACRO Securities Research, LLC and the trustee accrue for each of the paired holding trusts. For more information about calculating the earnings and expenses of the paired holding trusts, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Calculation of Underlying Value."

         The Up-MACRO asset amount and the Down-MACRO asset amount on each distribution date will equal the proceeds of the treasuries that are realized by the applicable trust on that distribution date, including all interest, discount, principal and any other amounts received by the applicable trust upon the maturity of those treasuries.

         The calculation agent will calculate the underlying value of the Up-MACRO holding trust and post that value and the share of that underlying value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share on its website by [4] p.m., New York City time, on each price determination day. The underlying value of the Up-MACRO holding trust and other information relating to the Up-MACRO holding shares and the Up-MACRO tradeable shares is located on the website maintained by the calculation agent at the following address:
http://[                          ].

         For a more detailed description of the calculation of underlying value, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Calculation of Underlying Value."

Quarterly Distributions

         On the [ ]th day of [ ], [ ], [ ] and [ ] of each year, or, if any of those days is not a New York business day, on the following New York business day, commencing on [ ], 2005, the Up-MACRO holding trust will make a quarterly distribution on the Up-MACRO holding shares using all earnings that it holds on deposit after it has paid its fees and expenses and the fees and expenses of the Up-MACRO tradeable trust and after it has either made or received a payment under the earnings distribution agreement on that distribution date.

         The Up-MACRO tradeable trust will pass through to you, as a holder of the Up-MACRO tradeable shares, your proportionate share of the quarterly distributions that the Up-MACRO tradeable trust receives from the Up-MACRO holding trust.

         On each distribution date, the Up-MACRO holding trust's entitlement under the earnings distribution agreement to its available earnings and the available earnings in the Down-MACRO holding trust will be based on the Light Sweet Crude Oil Price on the last price determination day preceding that distribution date.

         o If the ending level of the Light Sweet Crude Oil Price on the last price determination day preceding a distribution date exceeds the current starting level, the Up-MACRO holding trust will be entitled to retain all of its available earnings and to receive all or a portion of the Down-MACRO holding trust's available earnings. It will distribute all of these available earnings as its quarterly distribution on that distribution date.

         o If the ending level of the Light Sweet Crude Oil Price on the last price determination day preceding a distribution date is below the current starting level, the Up-MACRO holding trust will be required to pay all or a portion of its available earnings to the Down-MACRO holding trust, and it will distribute only its remaining available earnings as its quarterly distribution.

         o If the ending level of the Light Sweet Crude Oil Price on the last price determination day preceding a distribution date is the same as the current starting level, the Up-MACRO holding trust will not be required to pay or entitled to receive any payment under the earnings distribution agreement and it will distribute all of its own available earnings as its quarterly distribution.

         The underlying value of the Up-MACRO holding trust on each distribution date will be calculated before available earnings, if any, are deducted from that underlying value and distributed as a quarterly distribution on that date. As a result, the underlying value of the Up-MACRO holding trust on the first day of each calculation period will reflect a relative decrease from the underlying value on the preceding distribution date which will be unrelated to any movement in the level of the Light Sweet Crude Oil Price during these two days.

         On each distribution date, other than the final scheduled termination date, an early termination date, any redemption date that occurs on a distribution date or any redemption date on which an Up-MACRO redemption occurs, the Up-MACRO holding trust will make a "quarterly distribution" on each Up-MACRO holding share equal to:

         o the sum of (i) an amount equal to the portion of the available earnings accrued on the treasuries in the Up-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to retain under the earnings distribution agreement plus (ii) an amount equal to the portion, if any, of the available earnings accrued on the treasuries in the Down-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to receive under the earnings distribution agreement multiplied by

         o a fraction the numerator of which is one Up-MACRO holding share and the denominator of which equals the aggregate number of outstanding Up-MACRO holding shares on that distribution date.

         On each distribution date, after the Up-MACRO holding trust has made a quarterly distribution on the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will pass through on each outstanding Up-MACRO tradeable share an amount equal to:

         o the quarterly distribution received by the Up-MACRO tradeable trust from the Up-MACRO holding trust on that distribution date divided by

         o the aggregate number of outstanding Up-MACRO tradeable shares on that distribution date.

         For a more detailed description of how payments under the earnings distribution agreement are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement."

         Distributions of available earnings on the final scheduled termination date, an early termination date or any redemption date will be made as part of the final distribution made on those dates, as described in the next section of this summary, entitled "-- Final Distribution," and in greater detail in the section entitled "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

         On each distribution date, the "available earnings" of the Up-MACRO holding trust will be equal to the greater of (a) zero and (b) an amount equal to:

         o the proceeds of the treasuries that were on deposit in the Up-MACRO holding trust during the preceding calculation period (which proceeds include all interest, discount, principal and any other amounts received by the trust upon the maturity of those treasuries)

                  minus

         o the fees and expenses incurred by the Up-MACRO holding trust and the Up-MACRO tradeable trust during the preceding calculation period, which will equal the aggregate sum of, for each day of the calculation period, the Up-MACRO par amount on that day multiplied by the daily fee accrual rate minus

         o funds in an amount equal to the Up-MACRO par amount as of that distribution date.

         We refer to the product of the aggregate number of outstanding shares issued by the Up-MACRO holding trust and a stated par amount of $[ ] per share as the "Up-MACRO par amount" and to the product of the aggregate number of outstanding shares issued by the Down-MACRO holding trust and a stated par amount of $[ ] per share as the "Down-MACRO par amount." Following the occurrence of a recapitalization event with respect to the Down-MACRO holding trust and a related one-sided subsequent issuance, the stated par amount will be recalculated to equal a new starting level and the number of outstanding shares will be adjusted so that the product of the new stated par amount per share and the number of outstanding shares will continue to equal the Up-MACRO par amount immediately prior to the Down-MACRO subsequent issuance.

         If available, an amount equal to the Up-MACRO par amount will always be reinvested by the trustee in new treasuries on each distribution date unless that distribution date is the final scheduled termination date or an early termination date. On any redemption date that occurs on a distribution date, all or a portion of the funds on deposit in the paired holding trusts will be used to make the required payments under the settlement contracts being settled on that distribution date. If, after paying its fees and expenses, the funds remaining on deposit in the Up-MACRO holding trust on any distribution date are equal to or less than the Up-MACRO par amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no available earnings on that date. If less than the Up-MACRO par amount is invested in treasuries on any distribution date, because the fees and expenses of the Up-MACRO holding trust exceeded the earnings on the Up-MACRO holding trust's treasuries, the deficiency in the amount that is invested must be made up out of earnings received on subsequent distribution dates until the amount invested does equal the Up-MACRO par amount.

         The Up-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates if treasury yield rates drop to and remain below the aggregate daily fee accrual rate of [ ]% per annum. Assuming there are no deficiencies in the paired holding trusts from previous calculation periods, any yield on the treasuries that is in excess of the aggregate daily fee accrual rate will be available for distribution as a quarterly distribution to the holders of the paired holding shares. The allocation of this yield as between the Up-MACRO and the Down-MACRO holding shares will be determined under the earnings distribution agreement based on the respective underlying values of each of the paired holding trusts on the applicable distribution date. See "RISK FACTORS -- Earnings on the treasuries may be insufficient to make quarterly distributions."

         The available earnings of the Down-MACRO holding trust will be calculated in the same way as those of the Up-MACRO holding trust. If available, an amount equal to the Down-MACRO par amount will always be reinvested by the trustee in new treasuries on each distribution date (other than the final scheduled termination date, an early termination date or a redemption date that occurs on a distribution date), but the amount actually invested may be less on one or more distribution dates if the fees and expenses of the Down-MACRO holding trust exceeded the Down-MACRO holding trust's earnings on those distribution dates.

         If the Up-MACRO holding trust has no available earnings on any distribution date, then it will not make any payment under the earnings distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust. Similarly, if on any distribution date the proceeds of the treasuries in the Down-MACRO holding trust minus its fees and expenses are equal to or less than the Down-MACRO par amount, then the Down-MACRO holding trust will not have any available earnings and it will not make any payment under the earnings distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust on that distribution date. If either of the paired holding trusts fails to make a payment under the earnings distribution agreement on any distribution date, because it does not have any available earnings, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

         Furthermore, if on any distribution date the Up-MACRO holding trust does not have any available earnings and does not receive any available earnings from the Down-MACRO holding trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Up-MACRO holding trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

         General

         The Up-MACRO holding trust will make a final distribution on all or a portion of the Up-MACRO holding shares on the earliest to occur of:

         o        [   ], 200[  ], which we refer to as the "final scheduled
                  termination date;"

         o an "early termination date," which is the next distribution date following the occurrence of a termination trigger; and

         o a "redemption date," which is any New York business day on which a paired optional redemption of all or a portion of the paired holding shares occurs or on which an Up-MACRO or Down-MACRO redemption occurs. On each redemption date, other than any redemption date that occurs on a distribution date, the paired holding trusts will make a final distribution on the paired holding shares that are being redeemed by delivering treasuries instead of cash to the authorized participants directing the redemption.

         The final distribution made by the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down-MACRO holding trust under the settlement contracts being settled on that date. The final payments under the settlement contracts will be based on the underlying value of the Up-MACRO holding trust on the last price determination day preceding the final scheduled termination date, early termination date or relevant redemption date, which will, in turn, be calculated by reference to the ending level of the Light Sweet Crude Oil Price on that price determination day. If the level of the Light Sweet Crude Oil Price on the relevant price determination day is above its current starting level, the Up-MACRO holding trust will be entitled to receive a final payment from the Down-MACRO holding trust in an amount proportional to the increase in the level of the Light Sweet Crude Oil Price. If the level of the Light Sweet Crude Oil Price on the relevant price determination day is below its current starting level, the Up-MACRO holding trust will be required to make a final payment to the Down-MACRO holding trust in an amount proportional to the decrease in the level of the Light Sweet Crude Oil Price.

         The purpose of the final payments under the settlement contracts is to transfer assets between the paired holding trusts such that each trust has cash and treasuries in an amount equal to its underlying value at the time of settlement. For a more detailed description of how the underlying value of the Up-MACRO holding trust and payments under the settlement contracts are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

         On the final scheduled termination date or an early termination date, all of the Up-MACRO and Down-MACRO holding shares will be redeemed. The Up-MACRO holding trust will make a final distribution in redemption of its Up-MACRO holding shares in an amount equal to the underlying value of the Up-MACRO holding trust on the final scheduled termination date or early termination date. The Up-MACRO tradeable trust will pass through the final distribution that it receives on the Up-MACRO holding shares that it holds on deposit to the holders of its Up-MACRO tradeable shares in redemption of those shares.

         On any redemption date, all or only a portion of the paired holding shares may be redeemed in a paired optional redemption at the direction of one or more authorized participants who hold those shares. In addition, if a recapitalization event occurs with respect to the Up-MACRO holding trust and the trust is then recapitalized by means of an Up-MACRO subsequent issuance, all of the Up-MACRO holding shares which were outstanding prior to such subsequent issuance will be automatically redeemed at the underlying value of the Up-MACRO holding trust at the time of the recapitalization event, which will be equal to zero.

         Although the Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, authorized participants may acquire Up-MACRO tradeable shares and exchange them for the underlying Up-MACRO holding shares. As discussed in greater detail later in this section, unless you are an authorized participant, you will not have a right to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Consequently, you will be able to liquidate your investment in the Up-MACRO tradeable shares prior to the final scheduled termination date or an early termination date only by selling them to an investor who is willing to purchase them from you, including any authorized participant who may wish to acquire those shares in order to exchange them for Up-MACRO holding shares and then direct a paired optional redemption. The market price that you are able to obtain for your Up-MACRO tradeable shares may be less than the price you paid for those shares and less than the proportionate share of the underlying value of the Up-MACRO holding trust that is represented by those shares for the reasons discussed in "RISK FACTORS -- Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares."

         If the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust exceeded the earnings of the Up-MACRO holding trust on the current distribution date or on one or more preceding distribution dates during the time that the holding and tradeable shares were outstanding and the resulting deficiency in the Up-MACRO asset amount was not made up with earnings on subsequent distribution dates, the final distribution made by the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption date will reflect that resulting deficiency.

         Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

         On the final scheduled termination date or an early termination date, the trustee will cause the paired holding trusts to settle all of the settlement contracts using the proceeds of their treasuries, which will include all interest, discount, principal and any other amounts received by each trust upon the maturity of those treasuries. After the settlement contracts have been settled, the Up-MACRO holding trust will make a final distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the final scheduled termination date or an early termination date, the Up-MACRO holding trust will distribute on each outstanding Up-MACRO holding share, in cash, a "final distribution" equal to:

         o the underlying value of the Up-MACRO holding trust on the last price determination day preceding that final scheduled termination date or early termination date divided by

         o the aggregate number of Up-MACRO holding shares that have been issued but not yet redeemed as of that date.

         For purposes of settling the settlement contracts and making a final distribution on the final scheduled termination date or an early termination date, underlying value will be calculated using the Up-MACRO asset amount as of that final scheduled termination date or early termination date rather than the Up-MACRO asset amount on the last preceding price determination day. The final distribution will include any available earnings that would have been distributed as a quarterly distribution if the final scheduled termination date or early termination date had been an ordinary distribution date.

         The Up-MACRO tradeable trust will receive a final distribution on the Up-MACRO holding shares that it holds on deposit on the final scheduled termination date or an early termination date and it will pass through that final distribution to the holders of its Up-MACRO tradeable shares. On the final scheduled termination date or an early termination date, the trustee will distribute on each outstanding Up-MACRO tradeable share an amount equal to:

         o the final distribution received from the Up-MACRO holding trust on that final scheduled termination date or early termination date divided by

         o the aggregate number of outstanding Up-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

         Upon receipt of a final distribution on the final scheduled termination date or an early termination date, the Up-MACRO holding shares and the Up-MACRO tradeable shares will be considered to be redeemed and the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, will have no further obligations with respect to those shares even if the amount of the final distribution is less than the purchase price you paid for those Up-MACRO holding shares or those Up-MACRO tradeable shares. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

         Final Distributions in Paired Optional Redemptions

         At any time prior to the occurrence of the final scheduled termination date or an early termination date, the paired holding shares may be redeemed on any New York business day in what we refer to as a "paired optional redemption." The discussion which follows describing paired optional redemptions and the final distribution that is made on a redemption date applies only to the Up-MACRO holding shares, because the Up-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Up-MACRO tradeable shares, because it explains the rules that authorized participants must follow in order to effect paired optional redemptions and the ability to effect these redemptions may affect the demand for the Up-MACRO tradeable shares. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

         On any New York business day on which any paired holding shares are outstanding, any authorized participant may effect a paired optional redemption in which the Up-MACRO holding shares and Down-MACRO holding shares are redeemed concurrently and proportionately in MACRO units. A "MACRO unit" consists of [ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares. Authorized participants may acquire one or more MACRO units by purchasing a sufficient number of holding shares or a sufficient number of tradeable shares which they exchange for the underlying Up-MACRO or Down-MACRO holding shares. The Up-MACRO tradeable shares are exchangeable for the underlying Up-MACRO holding shares in minimum lots of [ ]. A tender of paired holding shares for redemption will be irrevocable.

         In order to be an "authorized participant," an entity must (1) be a registered broker-dealer or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer in order to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, and (3) has entered into a "participation agreement" with us and the trustee which specifies procedures for the creation and redemption of paired holding shares. The participation agreement is described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

         On any redemption date on which an authorized participant has presented one or more MACRO units to the trustee for redemption, the trustee will effect a paired optional redemption by delivering treasuries (on any redemption date that is not a distribution date) or cash (on any redemption date that is a distribution date) to the redeeming authorized participant in an amount that reflects:

         o the underlying value of the Up-MACRO holding trust on the last price determination day preceding that redemption date multiplied by the applicable redemption percentage for the Up-MACRO holding shares plus

         o the underlying value of the Down-MACRO holding trust on the last price determination day preceding that redemption date multiplied by the applicable redemption percentage for the Down-MACRO holding shares minus

         o a redemption fee, which is expected to equal approximately [ ] plus [ ]% of the aggregate par amount of the shares being redeemed, and will be payable to the trustee to compensate it for costs that it has incurred in connection with effecting the redemption. This redemption fee will be paid by the authorized participant who directed the redemption and it will not be taken into account in calculating the respective underlying values of the paired holding trusts on any date.

         For purposes of settling settlement contracts and making a final distribution on any redemption date, underlying value will be calculated using the Up-MACRO and Down-MACRO asset amounts on that redemption date rather than the applicable asset amount on the preceding price determination day, to take into account the additional interest or discount, if any, that accrued on the treasuries since that last price determination day.

         The "redemption percentage" for the Up-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Up-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that are outstanding prior to the redemption. The "redemption percentage" for the Down-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Down-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that are outstanding prior to the redemption.

         Upon receipt of the final distribution in a paired optional redemption, the Up-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Up-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the final distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the authorized participant. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

         The number of settlement contracts that will be settled in connection with a paired optional redemption will be equal to the number of MACRO units that are being redeemed. The paired holding trusts will settle the settlement contracts by:

         o first, identifying each type of treasury on deposit in each of the paired holding trusts on the applicable redemption date;

         o second, for each type of treasury, segregating treasuries of that type with a combined purchase price equal to the redemption percentage of the aggregate purchase price of all treasuries of that type on deposit in the applicable trust; and

         o third, delivering to, or receiving from, the other paired holding trust a portion of the treasuries segregated by that trust in the amount necessary for each holding trust to hold treasuries with an aggregate purchase price equal to its underlying value.

         The paired holding trust which is required to make a payment under the settlement contracts will select the treasuries that it will deliver by:

         o first, dividing the aggregate amount of the settlement payments to be made by the aggregate purchase price of the trust's segregated treasuries;

         o second, multiplying the quotient described in the first bullet point by the aggregate purchase price of each type of the trust's segregated treasuries; and

         o third, from among each type of treasury, selecting and delivering treasuries with an aggregate purchase price equal to the product described in the second bullet point.

         After the settlement contracts have been settled, the paired holding trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming authorized participant and the paired holding trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming authorized participant. After receiving its final distribution, the authorized participant will be required to pay the applicable redemption fee directly to the trustee.

         The procedures for settling the settlement contracts and making a final distribution are designed so that the proportionate amount of the treasuries of each type that are on deposit in each of the paired holding trusts before and after effecting a paired optional redemption will remain identical. However, because treasuries must generally be held in minimum denominations of not less than $1,000 with a minimum investment of at least $10,000, the trustee may be required to liquidate a small portion of the treasuries in connection with a paired optional redemption in order to be able to deliver the required amount of assets to the authorized participant who directed the redemption.

         For more information about how payments under the settlement contracts are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

         The holders of Up-MACRO holding shares or Down-MACRO holding shares who are not participating in the paired optional redemption will not receive any distribution on the relevant redemption date, unless that redemption date is also a distribution date, in which case they will receive only the quarterly distribution, if any, that is payable to them on that date.

         Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding.

         For more information about paired optional redemptions, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

         Final Distributions in Mandatory Redemptions

         In the event that the underlying value of the Up-MACRO holding trust is reduced to zero for [ ] or more price determination days because the Light Sweet Crude Oil Price has fallen to and remained at or below $[ ] on each of these price determination days, a recapitalization event will occur with respect to the Up-MACRO holding trust. Following a recapitalization event, the Up-MACRO holding trust may be recapitalized, in which case all of the outstanding Up-MACRO holding shares and the outstanding Up-MACRO tradeable shares will automatically be redeemed in an "Up-MACRO mandatory redemption" on the same New York business day on which the Up-MACRO holding trust is scheduled to be recapitalized. If the Up-MACRO holding trust is not recapitalized, an early termination date will occur and all of the Up-MACRO holding shares and all of the Up-MACRO tradeable shares, along with the Down-MACRO holding and tradeable shares, will automatically be redeemed. In either case, the Up-MACRO holding shares and Up-MACRO tradeable shares will be redeemed at their proportionate share of the underlying value of the Up-MACRO holding trust at the time when the recapitalization event occurred, which will be equal to zero.

         For more information about Up-MACRO mandatory redemptions, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

         In the event that a recapitalization event occurs with respect to the Down-MACRO holding trust, the Down-MACRO holding trust may also be subsequently recapitalized in a Down-MACRO subsequent issuance which is described below under "-- Subsequent Issuances." However, if the aggregate par amount of the Down-MACRO holding shares that are issued in the ensuing Down-MACRO subsequent issuance is less than the aggregate par amount of the Down-MACRO holding shares that were redeemed in the related Down-MACRO mandatory redemption, then the Up-MACRO holding trust will be required to make a proportionate redemption of the Up-MACRO holding shares. The applicable redemption percentage for such a "Up-MACRO mandatory proportional redemption" will be equal to the aggregate par amount of Down-MACRO holding shares issued in the Down-MACRO subsequent issuance divided by the aggregate par amount of the Down-MACRO holding shares redeemed in the Down-MACRO mandatory redemption. The paired holding trusts will first terminate settlement contracts with an aggregate notional amount equal to twice the product of (i) the redemption percentage and
(ii) the aggregate par amount of the outstanding Up-MACRO holding shares. The Up-MACRO holding trust will then segregate the applicable redemption percentage of the treasuries or cash that it holds on deposit after a portion of the settlement contracts have been terminated and deliver such treasuries or cash to each holder of Up-MACRO holding shares in redemption of the applicable redemption percentage of each such holder's shares.

         For more information about Up-MACRO mandatory proportional redemptions, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

Subsequent Issuances

         Paired Subsequent Issuances

         At any time prior to the final scheduled termination date or an early termination date, on any day that is a New York business day, an authorized participant may effect a "paired subsequent issuance" by directing the paired holding trusts to issue additional shares in a minimum number of Up-MACRO and Down-MACRO holding shares constituting at least one MACRO unit. If so directed, the Up-MACRO holding trust and the Down-MACRO holding trust will issue additional paired holding shares to the authorized participant who may then sell those holding shares directly to investors or deposit all or a portion of them into the Up-MACRO and Down-MACRO tradeable trusts and direct the tradeable trusts to issue additional Up-MACRO and Down-MACRO tradeable shares to it in exchange for the holding shares.

         For each additional Up-MACRO holding share that is deposited into the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will issue [ ] additional Up-MACRO tradeable shares. Although the number of Up-MACRO tradeable shares will increase with each subsequent issuance and decrease with each exchange by an authorized participant of Up-MACRO tradeable shares for Up-MACRO holding shares, the Up-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Up-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up-MACRO tradeable shares that are outstanding on any specified date.

         To create a new MACRO unit, an authorized participant must place a purchase order prior to the close of business (generally, 5 p.m. New York City time) with the trustee at least two (2) New York business days prior to the requested subsequent issuance date. On the date on which the subsequent issuance is made, the authorized participant must deposit:

         o immediately available funds in an amount equal to the aggregate par amount of the Up-MACRO holding shares being created plus the applicable earnings make-whole amount; and

         o immediately available funds in an amount equal to the aggregate par amount of the Down-MACRO holding shares being created plus the applicable earnings make-whole amount.

         The aggregate par amount of Up-MACRO holding shares and Down-MACRO holding shares that are being created on any paired subsequent issuance date will be equal to the number of those shares multiplied by the stated par amount of $[ ] per share. One MACRO unit will have an aggregate par amount of $[ ]. No fractional MACRO units may be created.

         On each subsequent issuance date, the "earnings make-whole amount" will be equal to the excess of (i)(A) the sum of the aggregate daily earnings that have already been realized by the applicable paired holding trust during the current calculation period and the aggregate additional daily earnings that would have been realized during such calculation period on the Up-MACRO asset amount if the subsequent issuance had not occurred, multiplied by (B) a fraction the numerator of which is the aggregate par amount of the Up-MACRO holding shares that are being created and the denominator of which is the aggregate par amount of the Up-MACRO holding shares that were outstanding prior to the subsequent issuance, over (ii) the aggregate par amount of the Up-MACRO holding shares that are being created. The authorized participants creating additional MACRO units will be required to deposit into each of the paired holding trusts an amount equal to the applicable earnings make-whole amount for that trust in order to ensure that existing holders of the paired holding shares do not get a proportionately smaller quarterly distribution as a result of a subsequent issuance that is made between distribution dates.

         Purchase orders for new MACRO units will be processed either through a manual clearing process operated by DTC or through an enhanced clearing process that is available only to those DTC participants that also are participants in the Continuous Net Settlement System of the National Securities Clearing Corporation, or the NSCC. Authorized participants that do not use the NSCC's enhanced clearing process will be charged a higher transaction fee. Upon the deposit of the amounts described above, the trustee will give notice to the NSCC to credit the account of the applicable authorized participant.

         The trustee will cause the paired holding trusts to enter into one new settlement contract for each new MACRO unit that is created.

         For more information about paired subsequent issuances, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Subsequent Issuances -- Paired Subsequent Issuances."

         Down-MACRO Subsequent Issuances

         If the Light Sweet Crude Oil Price rises to or above an ending level at which the underlying value of the Down-MACRO holding trust is equal to zero and remains at or above that level for [ ] price determination days, a recapitalization event will occur with respect to the Down-MACRO holding trust. Following the occurrence of a recapitalization event, the Down-MACRO holding trust will seek to obtain new investors. If it is unable to do so within [ ] New York business days, an early termination date will occur and all of the paired holding shares will be redeemed as described above under "- Final Distribution - Final Distributions on the Final Scheduled Termination Date or an Early Termination Date." If the Down-MACRO holding trust is successfully recapitalized, then:

         o the Down-MACRO holding trust will redeem all of the Down-MACRO holding shares that are currently outstanding at the underlying value of zero in a "Down-MACRO mandatory redemption;"

         o the Down-MACRO holding trust will issue new Down-MACRO holding shares in a one-sided "Down-MACRO subsequent issuance" with an aggregate par amount equal to the amount of additional funds invested in the Down-MACRO holding trust, which may not exceed the aggregate par amount of Up-MACRO holding shares that are then outstanding;

         o if the aggregate par amount of the newly-issued Down-MACRO holding shares is less than the aggregate par amount of the Up-MACRO holding shares, the Up-MACRO holding trust will be required to effect an "Up-MACRO mandatory proportional redemption" of its Up-MACRO holding shares such that the aggregate par amount of the Up-MACRO holding shares will again be equal to the aggregate par amount of the Down-MACRO holding shares;

         o a new starting level is set at the level of the Light Sweet Crude Oil Price on the last price determination day preceding the date on which the Down-MACRO subsequent issuance is made, a new specified range is determined, and the existing earnings distribution agreement and settlement contracts are amended to reflect such new starting level and specified range; and

         o the stated par amount per share of the Up-MACRO holding and tradeable shares and the Down-MACRO holding and tradeable shares will be reset to equal the new starting level and the number of outstanding holding shares will be adjusted so that the product of the new per share stated par amount and the number of Up-MACRO holding shares will be equal to the Up-MACRO asset amount and the product of the new per share stated par amount and the number of Down-MACRO holding shares will be equal to the new Down-MACRO asset amount (including the additional assets deposited into the Down-MACRO holding trust in connection with the Down-MACRO subsequent issuance).

         All of the foregoing will take place pursuant to the existing terms of the trust agreements and the settlement contracts and no consent of any of the shareholders will be necessary or will be sought to be obtained. None of the settlement contracts will be redeemed in connection with a Down-MACRO subsequent issuance and no assets will be transferred between the paired holding trusts except in the case where an Up-MACRO mandatory proportional redemption must be effected.

         The new specified range must be such that a change in the level of the Light Sweet Crude Oil Price will result in the same proportionate change in the respective underlying value of each paired holding trust as that which resulted prior to the Up-MACRO or Down-MACRO subsequent issuance.

         The number of Up-MACRO tradeable shares will be adjusted to equal the new number of Up-MACRO holding shares. The DTC book-entry records for each participant whose account is credited with holding or tradeable shares will be adjusted to reflect the revised number of shares that will be credited to that holder. However, the aggregate par amount of Up-MACRO holding shares or Up-MACRO tradeable shares held by any shareholder will remain the same following a Down-MACRO subsequent issuance. The only reduction in that aggregate par amount will occur in connection with an Up-MACRO mandatory proportional redemption, as described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES--Final Distribution."

         One-sided subsequent issuances will be effected in accordance with the same procedures as those described with respect to paired subsequent issuances. One or more authorized participants must deliver to the trustee immediately available funds in an amount equal to the aggregate par amount of the Down-MACRO holding shares being created plus the applicable earnings make-whole amount.

         For more information about one-sided subsequent issuances, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Subsequent Issuances."

Recapitalization Events

         A "recapitalization event" will occur with respect to the Up-MACRO holding trust if the Light Sweet Crude Oil Price falls to or below [ ] dollars and remains at or below that level for [ ] consecutive price determination days. A "recapitalization event" will occur with respect to the Down-MACRO holding trust if the Light Sweet Crude Oil Price rises to or above [ ] dollars and remains at or above that level for [ ] consecutive price determination days. Following the occurrence of a recapitalization event, the affected paired holding trust must seek to find additional investors to recapitalize the trust. If it is unable to do so within [ ] New York business days, an early termination date will occur for all of the paired holding shares. However, holders of the Up-MACRO holding shares and holders of the Up-MACRO tradeable shares must note that, without regard to whether the Up-MACRO holding trust is recapitalized, their shares will be redeemed in an Up-MACRO mandatory redemption either immediately preceding the Up-MACRO subsequent issuance or immediately following the early termination date that will follow the occurrence of the recapitalization event if the Up-MACRO holding trust is not recapitalized.

         The administrative agent will be responsible for monitoring the occurrence of recapitalization events and notifying the trustee of these events. The trustee, upon being so notified, will prepare and deliver to shareholders the necessary notices relating to mandatory redemptions and one-sided subsequent issuances.

         For more information about recapitalization events, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Recapitalization Events."

Termination Triggers

         The occurrence of specified events, which we refer to as "termination triggers," will cause an automatic termination of the earnings distribution agreement and the settlement contracts and an early redemption of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares. Upon obtaining knowledge or receiving notice of the occurrence of any of the following termination triggers, the trustee will file a Form 8-K describing the termination trigger and will give prompt notice of that event to each holder of paired holding shares:

         o the Light Sweet Crude Oil Price is not established by the NYMEX or the NYMEX refuses to make that price available to the calculation agent for the purpose of calculating underlying value for [ ] consecutive New York business days;

         o a recapitalization event occurs with respect to the Up-MACRO holding trust and no Up-MACRO subsequent issuance is made within [ ] days of that event or a recapitalization event occurs with respect to the Down-MACRO holding trust and no Down-MACRO subsequent issuance is made within [ ] days of that event;

         o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes an "investment company" required to register under the Investment Company Act of 1940, as amended; or

         o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within [90] days.

         On the next distribution date following the occurrence of a termination trigger, which we refer to as an "early termination date," the trustee will cause the paired holding trusts to settle all of the settlement contracts and then make a final distribution in redemption of all of their outstanding shares. This final distribution will be determined as described above under "-- Final Distribution" and in greater detail under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution." The Up-MACRO tradeable trust will pass through to the holders of its Up-MACRO tradeable shares the final distribution that it receives from the Up-MACRO holding trust on the relevant early termination date. Following this final distribution, the Up-MACRO holding shares and the Up-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

         Any payments under the earnings distribution agreement and the settlement contracts and any quarterly or final distribution to be made by either of the paired holding trusts, or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant termination trigger was the voluntary or involuntary bankruptcy of either of the paired holding trusts or of the Up-MACRO tradeable trust.

         The administrative agent will be responsible for monitoring the occurrence of termination triggers that are related to or follow a recapitalization event and the termination trigger related to a failure by the NYMEX to establish the Light Sweet Crude Oil Price or its refusal to make it available to the calculation agent. The administrative agent must notify the trustee of any of these occurrences. The trustee will be responsible for monitoring the occurrence of the other types of termination triggers.

         For more information about termination triggers, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Termination Triggers."

Fees and Expenses

         On each distribution date, the Up-MACRO holding trust will pay a fee to the trustee for administering the Up-MACRO holding trust and the Up-MACRO tradeable trust and a fee to MACRO Securities Research, LLC for the use of its intellectual property related to the patented MACROs structure and for sublicensing to the trusts the right to use the Light Sweet Crude Oil Price and the NYMEX name. MACRO Securities Research, LLC will be responsible for paying out of the fees it receives from the Up-MACRO holding trust (i) licensing fees to NYMEX, (ii) a fee to the calculation agent, and (iii) a fee to the administrative agent.

         These fees payable by the Up-MACRO holding trust to the trustee and to MACRO Securities Research, LLC will accrue during each calculation period and will be payable in arrears on each distribution date. The trustee will pay out of its trustee fee all of the expenses incurred by it on behalf of the Up-MACRO holding trust and the Up-MACRO tradeable trust.

         The Up-MACRO holding trust will pay on each distribution date:

         o to the trustee, a fee equal to the sum of, for each day during the preceding calculation period, the Up-MACRO par amount as of that day multiplied by an annual fee rate of [ ]% and divided by 365 or 366 depending on the number of days in the current year; and

         o to MACRO Securities Research, LLC, a licensing fee equal to the sum of, for each day during that calculation period, the Up-MACRO par amount as of that day multiplied by an annual fee rate of [ ]% and divided by 365 or 366 depending on the number of days in the current year.

         The Down-MACRO holding trust will incur comparable fees and expenses on behalf of itself and the Down-MACRO tradeable trust during each calculation period. The fees payable by the Down-MACRO holding trust to the trustee and MACRO Securities Research, LLC will accrue on the Down-MACRO par amount during each calculation period.

         For more information about the fees and expenses of the paired holding trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

Form of the Shares

         Each Up-MACRO holding share will be issued in the form of a certificate representing an undivided beneficial interest in the Up-MACRO holding trust. Beneficial interests in the Up-MACRO holding shares may be purchased in minimum lots of [ ] shares and multiples of [ ] shares in excess of that amount. Authorized participants may deposit their Up-MACRO holding shares into the Up-MACRO tradeable trust and direct that trust to issue to them one Up-MACRO tradeable share for each Up-MACRO holding share so deposited. Authorized participants must deposit Up-MACRO holding shares into the Up-MACRO tradeable trust in minimum lots of [ ].

         Each Up-MACRO tradeable share will be issued in the form of a certificate representing an undivided beneficial interest in the Up-MACRO tradeable trust. Beneficial interests in the Up-MACRO tradeable shares may be purchased in minimum lots of [ ] shares and multiples of [ ] shares in excess of that amount. Authorized participants may exchange their Up-MACRO tradeable shares for the underlying Up-MACRO holding shares in minimum lots of [ ]. An authorized participant will receive one Up-MACRO holding share for each Up-MACRO tradeable share that it presents for exchange to the trustee.

         The Up-MACRO holding shares and the Up-MACRO tradeable shares will be issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or "DTC," and deposited with DTC in the United States or with Clearstream Banking, societe anonyme or Euroclear Bank S.A./NV in Europe. If you are not a participant in DTC or in Clearstream or Euroclear, you may hold an interest in the Up-MACRO holding shares or the Up-MACRO tradeable shares only by opening an account with a participant or with certain banks, brokers, dealers, trust companies and other parties that maintain a custodial relationship with a DTC participant. You will not receive a physical certificate and you will not be considered the registered holder of the global certificate representing your Up-MACRO holding shares or your Up-MACRO tradeable shares.

         For more information about the form of your shares, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Book-Entry Registration."

Listing

         The Up-MACRO tradeable shares will trade on the American Stock Exchange under the symbol "[ ]." See "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Listing."

         The Up-MACRO holding shares will not be listed on any exchange.

Federal Income Tax Considerations

         Skadden, Arps, Slate, Meagher & Flom LLP will issue its opinion that for United States federal income tax purposes (i) the Up-MACRO tradeable trust will be classified as a grantor trust and not as an association taxable as a corporation and (ii) the Up-MACRO holding trust will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation. Accordingly, holders of Up-MACRO tradeable shares will be required to include in income their distributive share of the income, gain, loss and deduction of the Up-MACRO holding trust regardless of any cash distributions on their shares; moreover, the ability of such holders to utilize those deductions and losses will be subject to limitations. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" for a more detailed discussion.

ERISA Considerations

         We anticipate that the Up-MACRO tradeable shares will meet the criteria for "publicly-offered securities" under the Plan Assets Regulation issued by the Department of Labor.

         Although no assurances can be given, we expect that:

         o there will be no restrictions imposed on the transfer of the Up-MACRO tradeable shares under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA;"

         o the Up-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

         o the Up-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

         If the Up-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Up-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO tradeable trust. In that event, transactions involving the Up-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Internal Revenue Code of 1986, as amended, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption applies.

         For a detailed discussion of the ERISA-related considerations that apply to an investment in the Up-MACRO tradeable shares, see "CERTAIN ERISA CONSIDERATIONS."

CUSIP, Common Code and ISIN

         The CUSIP number, Common Code and International Securities Identification Number, or ISIN, assigned to the Up-MACRO tradeable shares, the Up-MACRO holding shares and the Down-MACRO holding shares are as follows:

Up-MACRO tradeable shares  Up-MACRO holding shares  Down-MACRO holding shares
-------------------------  -----------------------  -------------------------
CUSIP No.:  [   ]          CUSIP No.:  [   ]        CUSIP No.:  [   ]
Common Code:  [   ]        Common Code:  [   ]      Common Code:  [   ]
ISIN:  [   ]               ISIN:  [   ]             ISIN:  [   ]

                                  RISK FACTORS

         An investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares involves significant risks. You should carefully review the information contained in this section before making an investment decision. Please note that whenever we refer to the "Up-MACRO shares" in the risk factors that follow, we are discussing a risk that applies to both the Up-MACRO holding shares and the Up-MACRO tradeable shares. Any risk affecting the Up-MACRO holding shares will also directly affect the Up-MACRO tradeable shares, because the Up-MACRO tradeable shares are entitled to receive only pass-through distributions of amounts received by the Up-MACRO tradeable trust on the Up-MACRO holding shares it holds on deposit.

         Please note that when we refer in this section to the proportionate share of the underlying value of the Up-MACRO holding trust that is represented by your Up-MACRO holding shares or your Up-MACRO tradeable shares as of any date, we mean that portion of the proceeds of the assets of the Up-MACRO holding trust that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Up-MACRO holding trust were to make a final distribution on your Up-MACRO holding shares or the Up-MACRO tradeable trust were to pass through such final distribution on your Up-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the earnings distribution agreement and the settlement contracts. As a holder of Up-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or a redemption date and you must sell your Up-MACRO holding shares in order to liquidate your investment in those shares on any other date. As a holder of Up-MACRO tradeable shares, you are entitled to receive a final distribution on your Up-MACRO tradeable shares only on the final scheduled termination date or an early termination date and you must sell your Up-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

         The Up-MACRO holding trust will make the following distributions out of the funds to which it is entitled under the earnings distribution agreement and the settlement contracts: (i) quarterly distributions of the available earnings on deposit in the Up-MACRO holding trust on each distribution date after it has made or received the required payment under the earnings distribution agreement and (ii) a final distribution of the assets on deposit in the Up-MACRO holding trust after it has made or received the required final payment under the settlement contracts on the final scheduled termination date, an early termination date or any redemption date. The Up-MACRO holding trust will make quarterly distributions and a final distribution to each holder of its Up-MACRO holding shares, including the Up-MACRO tradeable trust. The Up-MACRO tradeable trust will pass through these distributions to the holders of its Up-MACRO tradeable shares. The Up-MACRO tradeable shares cannot be redeemed, so unless they are acquired by authorized participants and exchanged for the underlying Up-MACRO holding shares, they will remain outstanding until a final distribution is made on those shares on the final scheduled termination date or an early termination date.

         The amount of the quarterly distribution that the Up-MACRO holding trust will make on each distribution date will depend upon the amount of earnings realized by the paired holding trusts on their treasuries and on the movements in the level of the Light Sweet Crude Oil Price on the last price determination day preceding that distribution date, which will determine the trust's entitlements to those earnings. On the final scheduled termination date or an early termination date, any available earnings that the Up-MACRO holding trust would have distributed if those dates were ordinary distribution dates will instead be included in the final distribution made by the Up-MACRO holding trust on the Up-MACRO holding shares and passed through on the Up-MACRO tradeable shares on that final scheduled termination date or early termination date. The amount of the quarterly distribution on any distribution date or the available earnings included in the final distribution may be less than you expected or it may be eliminated entirely as a result of the following factors:

         o if the ending level of the Light Sweet Crude Oil Price on the last price determination day preceding the relevant distribution date is below the current starting level, the Up-MACRO holding trust will be required to pay a portion or all of its available earnings to the Down-MACRO holding trust under the earnings distribution agreement, instead of being able to distribute those earnings to its shareholders;

         o only earnings that are in excess of the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust will be available for making quarterly and final distributions to shareholders. If the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust exceed the earnings on the Up-MACRO holding trust's treasuries on any distribution date, it will not have any available earnings for distribution to its shareholders. In addition, if the Up-MACRO holding trust is not able to invest an amount equal to the aggregate par amount of its shares in treasuries on any distribution date, it will use earnings realized on subsequent distribution dates to make up any deficiency in the amount invested; and

         o if the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust exceed the earnings on the Down-MACRO holding trust's treasuries on any distribution date, the Down-MACRO holding trust will not be required to make any payment to the Up-MACRO holding trust under the earnings distribution agreement on that distribution date or, if the Down-MACRO holding trust is making a final payment under any of the settlement contracts on that distribution date, that final payment will not include any earnings on the Down-MACRO holding trust's assets, and, further, the Down-MACRO holding trust will not be required to make up any of these payments or amounts on subsequent distribution dates.

         The final distribution on your Up-MACRO holding shares will depend upon the underlying value of the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption date. The final distribution passed through on your Up-MACRO tradeable shares will depend upon the underlying value of the Up-MACRO holding trust on the final scheduled termination date or an early termination date.

         If the level of the Light Sweet Crude Oil Price declines, the underlying value of the Up-MACRO holding trust will also decline proportionately, while the underlying value of the paired Down-MACRO holding trust will increase. Conversely, if the level of the Light Sweet Crude Oil Price increases, the underlying value of the Up-MACRO holding trust will also increase proportionately, while the underlying value of the paired Down-MACRO holding trust will decrease. When the settlement contracts are settled on the final scheduled termination date, an early termination date, or any redemption date, one of the paired holding trusts will make a payment to the other holding trust such that the amount of funds on deposit in each trust is equal to that trust's underlying value as of that date. The Up-MACRO holding trust will make a final distribution on the Up-MACRO holding shares after making or receiving the required final payments under the settlement contracts. The Up-MACRO tradeable trust will pass through this final distribution to the Up-MACRO tradeable shares on the final scheduled termination date or any early termination date.

         The initial underlying value of the Up-MACRO holding trust on the closing date will be equal to the aggregate par amount of the Up-MACRO holding shares issued on that date. However, if oil prices decline, as reflected by a decline in the level of the Light Sweet Crude Oil Price, then the underlying value of the Up-MACRO holding trust will also decline proportionately. If the final scheduled termination date, an early termination date, or a redemption date occurs during this period of declining oil prices, the Up-MACRO holding trust will make a final distribution that will be equal to less than the funds it held on deposit before the settlement contracts were settled on that date. In this case, the final distribution made on your Up-MACRO holding shares or passed through to you on your Up-MACRO tradeable shares may be significantly below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose substantially all of your investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares. If the Light Sweet Crude Oil Price declines to or below [ ] dollars, the underlying value of the Up-MACRO holding trust will equal zero. If the Light Sweet Crude Oil Price remains at or below this level for [ ] consecutive New York business days, an early termination date will occur on the next scheduled distribution date and the paired holding trusts will automatically redeem all of their outstanding shares. The final distribution that would be made by the Up-MACRO holding trust on this early termination date on your Up-MACRO holding shares or passed through on your Up-MACRO tradeable shares would be equal to zero.

There is currently no market for the Up-MACRO shares, and no market may develop.

         No market will exist for the Up-MACRO holding shares or the Up-MACRO tradeable shares prior to their initial issuance. The Up-MACRO tradeable shares, as well as the Down-MACRO tradeable shares, will be listed on the AMEX and we will seek to maintain such listings while any of these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Up-MACRO shares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares. The underwriters may, but will not be obligated to, make a market in any or all of the Up-MACRO holding shares, the Down-MACRO holding shares, the Up-MACRO tradeable shares and the Down-MACRO tradeable shares. The Up-MACRO holding shares and the Up-MACRO tradeable shares may experience price volatility due to the fact that there may be only a limited number of prospective buyers for the shares. Price volatility may affect the price that you are able to obtain for your shares and your ability to resell the shares. The lack of a market for the Up-MACRO or Down-MACRO holding shares may adversely affect the development of a market for your Up-MACRO tradeable shares. Due to the foregoing considerations, you must be prepared to hold your Up-MACRO shares or your Up-MACRO tradeable shares until their final scheduled termination date. The underlying value of the Up-MACRO holding trust on the final scheduled termination date may be significantly less than its original underlying value and you may, as a result, receive only a minimal or no final distribution on that date and lose substantially all of your investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares.

Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO shares.

         The market price of your Up-MACRO holding shares or your Up-MACRO tradeable shares will be determined by a number of different factors. These include, but are not limited to, their proportionate share of the current underlying value of the Up-MACRO holding trust, as well as factors associated with the price of Light Sweet Crude Oil, such as the prevailing interest rate environment, investor expectations about oil prices and the energy industry in general and the supply and demand for your shares. The market price of your shares on any date may differ from their proportionate share of the underlying value of the Up-MACRO holding trust as of that date for many reasons, including, but not limited to, the following:

         o investors may expect that the Light Sweet Crude Oil Price will increase in the future and this expectation may cause an increase in the market price of your shares above their proportionate share of the underlying value of the Up-MACRO holding trust;

         o investors may expect that the Light Sweet Crude Oil Price will decrease in the future and this expectation may cause a decrease in the market price of your shares below their proportionate share of the underlying value of the Up-MACRO holding trust;

         o the lack of availability of the Down-MACRO holding shares or the Down-MACRO tradeable shares in the secondary markets may cause an authorized participant to have to pay a premium for those shares in order to be able to effect a paired optional redemption; and, as a result, the price which an authorized participant is willing to pay for your Up-MACRO holding shares or your Up-MACRO tradeable shares may be adversely affected; and

         o a low rate of earnings on the treasuries in the paired holding trusts relative to the fees and expenses of the paired holding trusts and the related tradeable trusts may result in minimal or no quarterly distributions on the Up-MACRO holding shares and the Up-MACRO tradeable shares.


The Up-MACRO holding shares can only be redeemed by authorized participants and only as part of a MACRO unit consisting of at least [ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares. Consequently, in order to liquidate your investment in the Up-MACRO holding shares, you may have to sell those shares at their prevailing market price, which may be below the proportionate share of the underlying value of the Up-MACRO holding trust represented by your shares for the reasons discussed above.

         The Up-MACRO tradeable shares cannot be redeemed at the option of the holders of those shares. Further, unless you are an authorized participant, you will not be able to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of the Up-MACRO holding shares. Consequently, in order to liquidate your investment in the Up-MACRO tradeable shares, you may have to sell those shares at their prevailing market price, which may be below their proportionate share of the underlying value of the Up-MACRO holding trust for the reasons discussed above.

An investment in the Up-MACRO shares may not resemble a direct investment in oil.

         The yield on your Up-MACRO holding or tradeable shares will depend primarily upon the relationship between the underlying value of the Up-MACRO holding trust, movements in the Light Sweet Crude Oil Price, and upon how long the Up-MACRO holding shares and Up-MACRO tradeable shares are outstanding and receiving quarterly distributions and either (1) the underlying value of the Up-MACRO holding trust on the date you receive the final distribution on your shares or (2) the price at which you sell those shares. However, the yield on your shares may be affected by a number of factors unique to the MACROs structure, including the following:

         o one or both of the paired holding trusts may realize a low rate of earnings on their treasuries and such earnings may be insufficient to pay their respective fees and expenses and the fees and expenses of the Up-MACRO or Down-MACRO tradeable trust, as applicable. In this case, the trustee will be required, on one or more distribution dates, to cover those fees and expenses using funds on deposit in the paired holding trusts that would otherwise have been reinvested in treasuries;

         o the Down-MACRO holding shares or the Down-MACRO tradeable shares may be trading at a premium and an authorized participant wishing to effect a paired optional redemption will have to pay this premium in order to acquire those shares, which may adversely affect the price that authorized participants and other investors are willing to pay for the Up-MACRO holding and tradeable shares;

         o once the underlying value of the Up-MACRO holding trust is equal to 100% of its assets plus 100% of the assets in the Down-MACRO holding trust, a recapitalization event will occur. Unless the Down-MACRO holding trust is able to obtain additional investors to recapitalize it, value of an investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares cannot increase beyond this point, even if the Light Sweet Crude Oil Price continues to rise. If the price rises above [ ] dollars and stays at that level for [ ] consecutive New York business days, and the Down-MACRO holding trust is not recapitalized within the next [ ] New York business day, an early redemption of all paired holding shares and tradeable shares will occur. If this occurs, the Up-MACRO holding trust will make a final distribution on your Up-MACRO holding shares equal to the proportionate share of the underlying value of the Up-MACRO holding trust that is represented by these shares and the Up-MACRO tradeable trust will pass through a final distribution on your Up-MACRO tradeable shares that will be equal to the proportionate share of the underlying value of the Up-MACRO holding trust that is represented by those shares. However, following this early redemption, there is no guarantee that you will be able to invest the proceeds from your Up-MACRO holding shares or your Up-MACRO tradeable shares in an investment with a comparable yield or an investment that will continue to allow you to realize comparable gains from the rising value of oil; and

         o if the Light Sweet Crude Oil Price rises to and stays at a level at which the underlying value of the Up-MACRO holding trust is almost equal to the maximum underlying value that it can attain, but nevertheless slightly below a level that would result in the occurrence of a termination trigger, then unless you are able to sell your Up-MACRO holding shares or your Up-MACRO tradeable shares, you must hold those shares until their final scheduled termination date even though only minimal additional yield can be realized on them, other than yield in the form of quarterly distributions.

         As a result of the foregoing structural factors, the yield on your Up-MACRO holding shares or your Up-MACRO tradeable shares may not resemble the yield that you may have achieved if you invested directly in oil.

The Up-MACRO holding trust will make distributions on the Up-MACRO holding shares solely from the assets deposited in the paired holding trusts.

         The Up-MACRO holding trust will not have any assets or sources of funds other than the treasuries purchased with the net proceeds of the sale of the Up-MACRO holding shares and its rights to receive payments from the Down-MACRO holding trust under the earnings distribution agreement and the settlement contracts. The Up-MACRO holding trust will be the only entity obligated to make distributions on the Up-MACRO holding shares. The Up-MACRO holding shares will not be insured or guaranteed by us, MACRO Securities Research, LLC, the underwriters, the trustee, the calculation agent, the NYMEX or any of their respective affiliates. Holders of Up-MACRO holding shares, holders of Up-MACRO tradeable shares and the Up-MACRO tradeable trust will have no contractual recourse to any of these persons or to any other person or entity if the Up-MACRO holding trust has insufficient assets to make any quarterly distributions or a final distribution.

         Under the earnings distribution agreement and the settlement contracts, the Up-MACRO holding trust will be entitled to all of the treasuries that it holds on deposit and to all of the earnings on those treasuries at any time when the Light Sweet Crude Oil Price is above its current starting level, and to only a portion or none of those treasuries and earnings at any time when the price is below its starting level. At any time when the level of the Light Sweet Crude Oil Price is above its starting level, the Up-MACRO holding trust will also be entitled to all or a portion of the treasuries in the Down-MACRO holding trust and all or a portion of the Down-MACRO holding trust's earnings. The Down-MACRO holding trust will satisfy its obligations under the settlement contracts only out of the assets that it holds on deposit, which will consist of the treasuries that the trustee purchased on its behalf with the net proceeds of the sale of the Down-MACRO holding shares. The Down-MACRO holding trust will satisfy its obligations under the earnings distribution agreement only out of the earnings that it receives on its treasuries during the relevant calculation period, after it has used a portion of those earnings to pay its fees and expenses and the fees and expenses of the Down-MACRO tradeable trust.

         The entitlement of the Up-MACRO holding trust to its assets and a portion, if any, of the assets in the Down-MACRO holding trust will be based on, and will fluctuate with, its underlying value, which will, in turn, fluctuate based on the level of the Light Sweet Crude Oil Price, as described in this prospectus. Regardless of fluctuations in the respective underlying values of the paired holding trusts, no assets other than available earnings will be transferred between the trusts until one or more settlement contracts are settled on a redemption date or all settlement contracts are settled on an early termination date or the final scheduled termination date. The sole sources of the final distribution on the Up-MACRO holding shares on any of these dates will be:

         o the portion of the proceeds of the treasuries in the Up-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to retain under the settlement contracts, and

         o the portion or all of the proceeds of the treasuries in the Down-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to receive under the settlement contracts.

On any distribution date on which the Light Sweet Crude Oil Price is below its starting level, the Up-MACRO holding trust will be entitled to none of the assets or earnings in the Down-MACRO holding trust and only a portion of its own assets and earnings. If the Light Sweet Crude Oil Price falls below [ ] dollars, the underlying value of the Up-MACRO holding trust will equal zero and it will be entitled to none of its own assets or earnings and none of the assets or earnings in the Down-MACRO holding trust. For so long as the Light Sweet Crude Oil Price is at or below this level, you will not receive any quarterly distributions. If the final scheduled termination date, an early termination date or a redemption date occurs while the Light Sweet Crude Oil Price is at or below this level, the final distribution made in redemption of your shares will be equal to zero.

The Up-MACRO tradeable trust will make distributions on the Up-MACRO tradeable shares solely from funds that it receives from the Up-MACRO holding trust.

         The Up-MACRO tradeable trust will not have any assets or sources of funds other the Up-MACRO holding shares it holds on deposit. If the Up-MACRO holding trust does not make any distributions on the Up-MACRO holding shares, then the Up-MACRO tradeable trust will not be able to pass through any distributions to you on your Up-MACRO tradeable shares. The Up-MACRO tradeable trust will be the only entity obligated to make distributions on the Up-MACRO tradeable shares. The Up-MACRO tradeable shares will not be insured or guaranteed by us, MACRO Securities Research, LLC, the underwriters, the trustee, the calculation agent, the NYMEX or any of their respective affiliates. Holders of Up-MACRO tradeable shares will have no contractual recourse to any of these persons or to any other person or entity if the Up-MACRO tradeable trust has insufficient assets to make any quarterly distributions or a final distribution. However, holders of Up-MACRO tradeable shares will have recourse against the trustee if the Up-MACRO holding trust makes a distribution to the Up-MACRO tradeable trust, but that distribution is not passed through to the holders of the Up-MACRO tradeable shares.

Earnings on the treasuries may be insufficient to make quarterly distributions.

         The assets on deposit in the paired holding trusts will consist entirely of treasuries that mature prior to each distribution date. Distribution dates will occur quarterly and, on these dates, each of the paired holding trusts must reinvest the proceeds of the matured treasuries in new treasuries that may be trading at a discount or may earn interest at a stated rate, in each case, based on the yield rates prevailing at the time of reinvestment. If interest rates decline, the interest income realized by the paired holding trusts will decline and if interest rates increase, the discount realized by the trusts will decline, and the aggregate amount of quarterly distributions made by the paired holding trusts will decline as well. In addition, the paired holding trusts will be required to hold their treasuries to maturity, so if interest rates increase or the treasuries are being sold at higher discounts at any time during the period between distribution dates, you will not be able to benefit from these changes until the next distribution date. As a result you are exposed, as a holder of Up-MACRO holding shares or Up-MACRO tradeable shares, to interest rate risk on the treasuries.

         Each of the paired holding trusts must pay all of its fees and expenses and the fees and expenses of the related tradeable trust on each distribution date, even if the amount remaining in either trust is reduced below the aggregate par amount of its outstanding holding shares. The trustee must reinvest on behalf of each holding trust an amount equal to the aggregate par amount of that trust's shares in treasuries on each distribution date, if that amount is available to be reinvested out of the trust's proceeds on that date. If less than that amount is available, the resulting deficiency must be made up on subsequent distribution dates out of earnings available on those dates, if any, which will result in less earnings being distributed to you as quarterly distributions on those dates. If prevailing interest rates remain low for an extended period of time, less earnings will be available to pay fees and expenses and, as a result, little or no quarterly distributions may be made by the Up-MACRO holding trust on the Up-MACRO holding shares or passed through by the Up-MACRO tradeable trust on the Up-MACRO tradeable shares.

The return on your shares is uncertain.

         Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares will depend upon:

         o        the purchase price you paid for your shares;

         o the amount and timing of earnings realized by the paired holding trusts on their treasuries;

         o the amount of quarterly distributions made by the Up-MACRO holding trust on the Up-MACRO holding shares or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust;

         o the length of time that your shares are outstanding, including any extensions of the final scheduled termination date following a recapitalization of the Down-MACRO holding trust; and

         o the underlying value of the Up-MACRO holding trust on the final scheduled termination date, the early termination date or the redemption date on which you receive the final distribution on your shares or, if you sell your shares, the price that you are able to obtain for your shares.

         The underlying value of the Up-MACRO holding trust on any given date is uncertain. The underlying value of the Up-MACRO holding trust will be calculated on each price determination day by reference to the level of the Light Sweet Crude Oil Price established and reported by NYMEX on that day. The underlying value of the Up-MACRO holding trust on any day that is not a price determination day will be equal to its underlying value on the last preceding price determination day. The formula for calculating the underlying value of the Up-MACRO holding trust is described in detail in this prospectus. That underlying value on any price determination day will generally equal:

         o if the Light Sweet Crude Oil Price level is equal to its current starting level of [ ] dollars, the Up-MACRO asset amount, equal to all treasuries and earnings, net of fees, accrued on those treasuries up to and including the relevant price determination day;

         o if the Light Sweet Crude Oil Price level is above its current starting level, the Up-MACRO asset amount plus a portion of the Down-MACRO asset amount; and

         o if the Light Sweet Crude Oil Price is below its current starting level, none of the Down-MACRO asset amount and only that portion of the Up-MACRO asset amount to which the Down-MACRO holding trust is not entitled.

         On any date of determination, the underlying value of the Up-MACRO holding trust will represent the portion of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the settlement contracts were settled on that date. Your share of the underlying value of the Up-MACRO holding trust on any date of determination will represent the amount that you would be entitled to receive as the final distribution on your shares if that date of determination were the final scheduled termination date, an early termination date or a redemption date. If the Up-MACRO holding trust's underlying value has declined significantly or is equal to zero when the final distribution is made on your Up-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date or on your Up-MACRO tradeable shares on the final scheduled termination date or an early termination date, you will lose all or substantially all of your investment in those shares. Although you can never lose more than the amount you invested in the Up-MACRO holding or Up-MACRO tradeable shares, your losses may be relatively greater if you purchased your shares at a premium over their proportionate share of the underlying value of the Up-MACRO holding trust.

         Fluctuations in the relative value of your investment in the Up-MACRO shares as a result of changes in the underlying value of the Up-MACRO holding trust will not be proportionate to fluctuations in the Light Sweet Crude Oil Price. The price you paid for your Up-MACRO holding shares or your Up-MACRO tradeable shares relative to the aggregate quarterly distributions and the final distribution you receive on those shares and the timing of those distributions will determine your yield. However, unless you purchase your shares at a time when both (i) the level of the Light Sweet Crude Oil Price is equal to its current starting level and (ii) the market price or offering price of your shares is equal to their proportionate share of the underlying value of the Up-MACRO holding trust, (x) the magnitude of a change in the underlying value of the Up-MACRO holding trust relative to (y) the resulting change in the value of your investment may not be in the same proportion as (x) that same change in underlying value relative to (y) the magnitude of the movement in the Light Sweet Crude Oil Price which caused that change. Any description in this prospectus of how a given fluctuation in the level of the Light Sweet Crude Oil Price will result in a proportionate change in the underlying value of the Up-MACRO holding trust refers to changes in the underlying value of the trust relative to its original underlying value on the closing date, after giving effect to any redemptions and subsequent issuances that have occurred since that date. However, you and each other shareholder will experience, depending on the underlying value of the Up-MACRO holding trust when you or such other shareholder purchased your shares, a different proportionate change in the value of your investment and a different rate of return for any given fluctuation in the level of the Light Sweet Crude Oil Price.

         Quarterly distributions are based on the level of the Light Sweet Crude Oil Price. The paired holding trusts will realize earnings on their treasuries in the form of accrued interest and/or discount received on those treasuries. After each of the paired holding trusts has paid its fees and expenses and the fees and expenses of the related tradeable trust and reinvested an amount equal to the Up-MACRO or Down-MACRO par amount, as applicable, in new treasuries on each distribution date, one of the paired holding trusts will be required to pay all or a portion of its remaining available earnings, if any, to the other paired holding trust under the earnings distribution agreement, based on the change in the Light Sweet Crude Oil Price from its current starting level to its ending level on the last price determination day prior to the relevant distribution date. A decline in the level of the Light Sweet Crude Oil Price will result in a reduction in the amount of quarterly distributions made by the Up-MACRO holding trust to its shareholders on the next distribution date. If the Light Sweet Crude Oil Price remains below its current starting level on successive distribution dates, the Up-MACRO holding shares will continue to receive only a portion of the available earnings in the Up-MACRO holding trust, while the remaining portion will be transferred to the Down-MACRO holding trust under the earnings distribution agreement. If the Light Sweet Crude Oil Price drops below $[ ] on the last price determination day before any distribution date, the Up-MACRO holding trust will be required to transfer all of its available earnings to the Down-MACRO holding trust and the Up-MACRO holding trust will not make any quarterly distribution on its Up-MACRO holding shares and the Up-MACRO tradeable trust will not pass through any quarterly distribution on its Up-MACRO tradeable shares on that distribution date.

         The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited. The Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares. Holders of Up-MACRO tradeable shares also have no right to direct the redemption of the underlying Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Authorized participants may exchange their Up-MACRO tradeable shares for an equal number of Up-MACRO holding shares in minimum lots of [ ] shares. The holding shares may only be redeemed by the holders of those shares in paired optional redemptions in which pairs of [ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares constituting at least one MACRO unit are tendered for redemption. Only authorized participants that participate in DTC and have signed a participation agreement with us and the trustee will be entitled to present a MACRO unit to the trustee for a paired optional redemption. Unless you are an authorized participant and hold the requisite number of Up-MACRO tradeable shares, you will not be able to exchange your shares for the underlying number of Up-MACRO holding shares or effect a paired optional redemption. As a result, you must be prepared to hold your Up-MACRO holding shares or your Up-MACRO tradeable shares until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market price, which may be below their proportionate share of the underlying value of the Up-MACRO holding trust and below the price that you paid for those shares. There may be no authorized participants who are willing to purchase your Up-MACRO holding shares or your Up-MACRO tradeable shares when you desire to sell them, because, among other reasons, no authorized participant is able to satisfy the conditions for a paired optional redemption. Furthermore, if the Down-MACRO holding shares are trading at a premium over their share of the underlying value of the Down-MACRO holding trust, the market price of the Up-MACRO holding shares may be adversely affected, because authorized participants may be willing to acquire your shares only if you sell them at a discount from their proportionate share of the Up-MACRO holding trust's underlying value. If you are unable to sell your shares in the secondary market to an authorized participant or to another investor, you may be prevented from realizing gains on the shares or be forced to incur increasing losses as the level of the Light Sweet Crude Oil Price continues to decline and the underlying value of the Up-MACRO holding trust continues to decrease.

         The paired holding trusts will deliver treasuries instead of cash in a paired optional redemption. On any redemption date, the paired holding trusts will make a final distribution on the holding shares that are being redeemed in the form of all or a portion of the treasuries they hold on deposit rather than making a distribution in cash, although a minimal amount of that distribution may consist of cash. Each of the paired holding trusts is required to deliver treasuries with a value equal to the underlying value of the applicable trust on the last price determination day preceding the redemption date, or the portion of that underlying value that is allocable to the shares that are being redeemed. The market price of the treasuries delivered in a paired optional redemption may have decreased since the time that they were acquired by the paired holding trusts. As a result, the authorized participant who is directing the redemption may receive less if it liquidates those treasuries immediately after it receives them than it would have realized had it received a final distribution in cash. The market risk on the treasuries to which authorized participants may be exposed when they effect such paired optional redemptions may adversely affect the price they are willing to pay for the Up-MACRO holding shares and the Up-MACRO tradeable shares.

         The paired holding trusts and the tradeable trusts may terminate early. The Up-MACRO holding trust and the Up-MACRO tradeable trust may terminate prior to the final scheduled termination date for the Up-MACRO holding shares and the Up-MACRO tradeable shares as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of any termination trigger, the paired holding trusts will settle all of the settlement contracts and make a final distribution on the paired holding shares. The Up-MACRO and Down-MACRO tradeable trusts will pass through this final distribution to their shareholders in redemption of the Up-MACRO and Down-MACRO tradeable shares. This early redemption may occur before you have had an opportunity to realize the maximum yield on your shares or to reduce your existing losses resulting from declines in the level of the Light Sweet Crude Oil Price. Furthermore, if the price moves in a direction that would have increased the underlying value of the Up-MACRO holding trust after the Up-MACRO shares have been redeemed, you will not be able to benefit from that price movement. One of the termination triggers occurs when the level of the Light Sweet Crude Oil Price rises above $[ ] for [ ] consecutive New York business days or falls below $[ ] for [ ] consecutive New York business days and the applicable paired holding trust is not recapitalized within an additional [ ] New York business days. This termination trigger is necessary, because the gains of the holders of the Up-MACRO holding shares are limited to the amount of assets in the Down-MACRO holding trust, as discussed below in "-- The return on the Up-MACRO shares is capped; the life of the Up-MACRO shares may be extended," and their losses are limited to the amount of assets in the Up-MACRO holding trust. The volatility of the price of Light Sweet Crude Oil, as discussed below in "-- The price of oil is variable and at times volatile, and there are risks associated with investing in a product linked to this price," may result in the Light Sweet Crude Oil Price fluctuating above $[ ] or below $[ ] and remaining above or below that level long enough to trigger an early termination of the transaction. If the Light Sweet Crude Oil Price drops below $[ ], for [ ] days, then, without regard to whether or not the Up-MACRO holding trust is successfully recapitalized, your Up-MACRO holding shares or Up-MACRO tradeable shares will be subject to a mandatory redemption and will receive a final distribution equal to zero. If, on the other hand, an early termination date occurs because the Light Sweet Crude Oil Price rises above $[ ] and the Down-MACRO holding trust is not recapitalized, your shares will automatically be redeemed and you will receive a final distribution equal to your proportionate share of all of the assets in the Up-MACRO holding trust as well as the assets in the Down-MACRO holding trust; however, there is no guarantee that you will be able to invest the resulting proceeds of that redemption in an investment with a yield comparable to the yield you realized on your Up-MACRO holding shares or your Up-MACRO tradeable shares.

         The return on the Up-MACRO shares is capped; the life of the Up-MACRO shares may be extended. The return on the Up-MACRO holding or Up-MACRO tradeable shares is limited by the amount of assets in the Down-MACRO holding trust. Regardless of how high the Light Sweet Crude Oil Price rises, the Up-MACRO holding trust will not be entitled to receive an amount greater than 100% of the assets in the Down-MACRO holding trust. If the price remains above $[ ] dollars for [ ] consecutive New York business days, a recapitalization event will occur with respect to the Down-MACRO holding trust. If the Down-MACRO holding trust is not recapitalized within [ ] New York business days following the recapitalization event, an early termination will occur and the paired holding shares and all of the tradeable shares will automatically be redeemed. Even if the price has risen above $[ ] dollars at the time you receive your final distribution on the early termination date that follows the occurrence of the recapitalization event, the final distribution made by the Up-MACRO holding trust will be equal to its underlying value when the price was $[ ] dollars, which reflects the maximum underlying value that it can attain in the absence of a recapitalization of the Down-MACRO holding trust after the Down-MACRO holding trust's underlying value has fallen to zero. After receiving this final distribution, you may not be able to reinvest it in an instrument that allows you to achieve the same return as the return you realized on your Up-MACRO holding or Up-MACRO tradeable shares or to benefit from any additional increases in crude oil prices. Conversely, if the Down-MACRO holding trust is recapitalized with new funds following a recapitalization event, the final scheduled termination date will be extended by [ ] years, a new starting level will be set for the Light Sweet Crude Oil Price and, as a result, the life of your Up-MACRO holding or Up-MACRO tradeable shares may be significantly extended. Following the recapitalization of the Down-MACRO holding trust, you will not be able to realize the gains that have occurred in your proportionate share of the underlying value of the Up-MACRO holding trust, unless or until the earliest to occur of the new final scheduled termination date, an early termination date following the reduction of the underlying value of one of the paired holding trusts to zero, the redemption by you of your Up-MACRO holding shares or the sale by you of your Up-MACRO holding or tradeable shares. During the additional time that your shares are outstanding, the Light Sweet Crude Oil Price may fall below the new starting level and it may continue to fall until it reaches a level that is below the original starting level. As a result, you may receive less on your shares upon a sale, a redemption or the maturity of those shares that occurs after the recapitalization of the Down-MACRO holding trust then you would have received had the Down-MACRO holding trust not been recapitalized and had your shares been redeemed on the early termination date that followed the recapitalization event.

The price of oil is variable and at times volatile, and there are risks associated with investing in a product linked to this price.

         The price of oil, includes the price of light sweet crude oil, can be affected, at times dramatically, by factors that impact the supply and demand for oil. The demand for crude oil is determined primarily by industrial demand for power, consumer demand for heating, and both industrial and consumer transportation needs. The supply of oil is affected primarily by the amount of oil that countries with significant oil reserves choose or are able to produce.

         Worldwide demand for oil rises when countries or particular geographic regions industrialize or when the world's major economies enter periods of growth and expansion. Demand for oil also depends on weather conditions. In particular, demand increases appreciably during cold weather seasons and during any period of extreme or unseasonable weather conditions. This rise in demand may cause a spike in the price of oil, contributing to volatility. Demand for oil, in particular the light sweet grades of crude oil from which gasoline is derived, is also affected by industrial and consumer transportation preferences and the volume of people and goods which are being transported from one destination to another during any specific period of time. The factors which may affect the demand for oil include consumer demand for automobiles with greater fuel efficiency, the rising or waning popularity of sport utility vehicles and light trucks, the availability and dependability of public transportation systems, the volume of air travel and consumer preferences relating to leisure travel. The elasticity of consumer demand for oil in response to price increases and decreases may also have a significant impact on the overall volume of that demand. In addition, technological advances and innovation may decrease the demand for oil by enabling the development of alternative fuel sources and by providing methods to use oil more efficiently. Demand for oil may also be impacted by public policy decisions made by the governments of the world's wealthier and more populous countries, which consume the greatest amount of oil. For example, demand will generally fall in any country which enacts environmental laws that require decreased or more efficient uses of energy or which imposes taxes on oil or oil products.

         Changes in the volume of oil produced in one or more oil-producing regions may significantly affect the global supply of oil. The volume of production may vary due to a governmental decision to increase or reduce production in order to manipulate oil prices. It may also be affected by production interruptions caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure, or human error. Production interruptions are a significant source of volatility in the price of oil. Finally, exhaustion of the oil reserves in existing oil fields will decrease the global oil supply, while the discovery of, or decision to exploit, new oil reserves will increase this supply, which increase will be aided further by technological advances which make exploration and drilling in new areas economically feasible.

         The Light Sweet Crude Oil Price is equal to the daily settlement or "spot" price of the NYMEX Division light sweet crude oil futures contract, as calculated by the NYMEX in accordance with its established rules. Futures markets are subject to temporary distortions due to various factors, including a lack of liquidity in the markets, the participation of speculators and government regulation and intervention, which affect the market price of futures contracts, including the price of the NYMEX Division light sweet crude oil futures contract. Due to the fact that oil, as well as the NYMEX Division light sweet crude settlement contracts are priced in U.S. dollars, these prices may be affected by changes in the value of the U.S. dollar relative to other currencies. Interest rate changes, which affect exchange rates, may also have an impact on the price of oil and, specifically, on the price at the NYMEX light sweet crude settlement contracts are trading.

         All of these factors may adversely affect the level of the Light Sweet Crude Oil Price and may result in a significant degree of volatility in that price, which may have an adverse effect on the distributions on, and the market price of, your Up-MACRO tradeable shares.

The Up-MACRO holding trust is not regulated as a commodity pool.

         The Up-MACRO holding trust does not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1974, as amended (the "CEA"), as administered by the Commodity Futures Trading Commission. The earnings distribution agreement and the settlement contracts held by the Up-MACRO holding trust constitute contracts which are generally excluded from regulation under the CEA, except that certain anti-fraud and anti-manipulation provisions of the CEA continue to apply to these transactions. Furthermore, the Up-MACRO holding trust is not a commodity pool for purposes of the CEA, and we are not subject to regulation as a commodity pool operator or a commodity trading advisor by the Commodity Futures Trading Commission. Consequently, holders of Up-MACRO holding shares and holders of Up-MACRO tradeable shares do not have the regulatory protections provided to investors in instruments or commodity pools that are regulated by the Commodity Futures Trading Commission and will not receive the disclosure document and certified annual report required to be delivered by commodity pool operators.

Redemption orders are subject to postponement, suspension or rejection by the trustee in certain circumstances.

         The trustee may, in its discretion, and will when directed by us, suspend the right to effect a paired optional redemption, an Up-MACRO redemption or a Down-MACRO redemption, or postpone any redemption date, (i) for any period during which the American Stock Exchange is closed (other than customary weekend or holiday closings) or trading on the American Stock Exchange is suspended or restricted, (ii) for any period during which an emergency exists in the State of New York or any other jurisdiction as a result of which the delivery of treasuries is not reasonably practicable, or (iii) for such other period as the trustee determines to be necessary for the protection of the shareholders. In addition, the trustee will reject any redemption order that is not in the proper form required by the participation agreement or if the fulfillment of the order, in the opinion of counsel to the trustee, may be unlawful. Any such postponement, suspension or rejection may adversely affect the ability of authorized participants to effect paired optional redemptions and the demand for and market price of the Up-MACRO holding shares and the Up-MACRO tradeable shares. Neither we nor the trustee will have any liability for any loss or damage that may result from any suspension or postponement.

If the Up-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

         There is no authority directly on point dealing with securities such as the Up-MACRO holding shares or transactions of the type described. Nevertheless, our tax counsel is of the opinion that the Up-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

         If the Up-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Up-MACRO holding trust's taxable income would be subject to income tax at regular corporate rates before being distributed as quarterly and final distributions to holders of the Up-MACRO holding shares. Furthermore, the income of the Up-MACRO holding trust would not flow through to the Up-MACRO tradeable trust and then to holders of the Up-MACRO tradeable shares for reporting on their own returns. The imposition of tax at the Up-MACRO holding trust level would reduce amounts available for distribution to you as a holder of Up-MACRO holding shares or as a holder of Up-MACRO tradeable shares.

You should be aware of the tax consequence of your investment in the Up-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

         It is possible that as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the earnings distribution agreement, trustee fees, licensing fees and other expenses associated with the Up-MACRO holding trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate holder, you will be subject to the "miscellaneous itemized" deduction rules of
Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate holders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

The historical performance of the Light Sweet Crude Oil Price is not an indication of its future performance.

         It is impossible to predict whether the market price of Light Sweet Crude Oil will rise or fall from its current starting level following the closing date. The Light Sweet Crude Oil Price is affected by a large number of complex and interrelated factors. Past levels of the Light Sweet Crude Oil Price are not indicative of the levels to which the price may rise or fall in the future.

The Up-MACRO holding shares and the Up-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

         The holders of the Up-MACRO holding shares and the holders of the UP-MACRO tradeable shares are not entitled to many of the rights typically exercised by shareholders in a corporation. By acquiring Up-MACRO holding shares or Up-MACRO tradeable shares, you are not acquiring the right to elect directors, to vote on certain matters relating to the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, or to take other actions generally associated with the ownership of shares in a corporation. You will only have the limited rights described under "DESCRIPTION OF THE TRUST AGREEMENTS -- Trustee Termination Events" and "-- Modification and Waiver."

We may have conflicts of interests.

         We will act as depositor for the Down-MACRO holding and tradeable trust and may from time to time act as depositor for other issuers of MACRO securities offered in public and private offerings. In addition, we are an affiliate of MACRO Securities Research, LLC. The paired holding trusts will pay MACRO Securities Research, LLC a licensing fee for the right to use the patented MACROs structure in structuring, issuing and offering MACRO securities. Our interests and the interests of our affiliate may in some cases be different from the interests of the holders of Up-MACRO holding shares and Up-MACRO tradeable shares.

                                USE OF PROCEEDS

         On [ ], 2006, or the "closing date," the trustee, acting in accordance with the directions of the administrative agent, will apply the net proceeds of the sale of the Up-MACRO holding shares to purchase and deposit into the Up-MACRO holding trust United States Treasury obligations, or "treasuries," with maturity dates prior to the first quarterly distribution date.

         The underwriters who purchased the Up-MACRO holding shares have agreed to deposit [ ]% of the Up-MACRO holding shares into the Up-MACRO tradeable trust on or following the closing date and direct the Up-MACRO tradeable trust to issue Up-MACRO tradeable shares to the underwriters in exchange for the deposited Up-MACRO holding shares.

         The trustee will also use the funds received from the sale of the Down-MACRO holding shares to acquire treasuries and deposit them into the Down-MACRO holding trust.

                                 THE DEPOSITOR

         We were established as a limited liability company in the State of Delaware on April 28, 2004, and are a wholly-owned, limited-purpose subsidiary of MACRO Securities Research, LLC. Our registered office is located, care of The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (800) 767-4796.

         Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets and serving as depositor of one or more trusts that may issue and sell securities.

                         MACRO SECURITIES RESEARCH, LLC

         MACRO Securities Research, LLC, or "MSR," is a financial services company that has developed its patented MACRO(R) Securities, or "MACROs," as a means of transforming various economic goods and aggregate economic measures into interests that can be acquired by individual investors in the form of publicly tradeable securities. MACROs are securities the value of which is linked to the performance of a reference index, price or other economic variable.

         The following are brief profiles of the principal managers and officers of MSR:

         Allan Weiss is a founding member of MSR, and has been its Chief Executive Officer and a manager since MSR's formation in 1999. From October 1991 through May 2004, Mr. Weiss was the Chief Executive Officer and President of Case Shiller Weiss, Inc. ("CSW," now called Fiserv CSW, Inc.), an economics research company, which he founded with Professor Robert J. Shiller. Mr. Weiss served as a consultant to Fiserv CSW, Inc. from May 2004 through December 2004. Mr. Weiss led CSW to become the world's first provider of single-family home price indices that were expressly designed for settlement of risk-management contracts. Under Mr. Weiss's leadership, CSW was the pioneer of automated valuation models for single-family homes that are based on the updating of past sales prices using repeat-sales price indices as well as the analysis of home characteristics, implemented by the CASA(R) (Characteristics and Sales Analysis) valuation service. CSW has listed among its customers some of the world's largest investment banks, mortgage originators, home equity lenders, mortgage securitizers and securities rating agencies. Mr. Weiss conceived of the essential idea for MACRO securities, which he originally called "proxy assets," and was co-developer of the patentable invention that underlies MACROs. Mr. Weiss has co-authored a number of articles in academic journals concerning the establishment of liquid markets and hedging instruments for single-family home prices. Mr. Weiss holds a Bachelor of Arts in Computer Science and Physics from Brandeis University and a Masters of Business Administration in Public and Private Management from Yale University.

         Robert J. Shiller is a founding member of MSR and also one of its managers. Professor Shiller was a founder and director of Case Shiller Weiss, Inc. prior to joining MSR, and worked with Allan Weiss in developing CSW's products and services. He also worked with Mr. Weiss to develop the MACROs (Proxy Assets) design and patent. He is the author of two books which developed some of the concepts of index-based risk management that helped lead to the development of MACROs: Macro Markets: Creating Institutions for Managing Society's Largest Economic Risks, Oxford University Press, 1993, and The New Financial Order: Risk in the 21st Century, Princeton University Press, 2003. He is also the author of Market Volatility, MIT Press, 1989, and of Irrational Exuberance, Princeton University Press 2000, which was a New York Times Best Seller. Professor Shiller is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance at Yale University. He was elected fellow of the Econometric Society in 1980. Since 1982, he has been Research Associate of the National Bureau of Economic Research, and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and several honorary professorships. He is a member of the American Philosophical Society and a fellow of the American Academy of Arts and Sciences.

         Samuel R. Masucci, III is a founding member of MSR and since 1999 has been MSR's Chief Operating Officer. Mr. Masucci has more than 15 years of experience in structuring derivative products on both mortgage and asset-backed securities, as well as extensive experience structuring hedge funds and investment companies. Mr. Masucci has held senior management positions at Bear Stearns, UBS and Merrill Lynch where he has applied innovative products and concepts to the financial markets. Mr. Masucci also pioneered the creation of Shared Appreciation Mortgages (SAMs) in the United States and the United Kingdom, which allow lenders to participate in the appreciation of home prices in exchange for offering lower interest rates to borrowers. Mr. Masucci holds a Bachelors Degree from Pennsylvania State University.

         Rebecca Raibley is a founding member of MSR and since 1999 has served on MSR's board of managers. Ms. Raibley is the founder of Simply Extraordinary, Inc., a company that specializes in the marketing and sale of handmade crafts, and since December 2003, she has served as Simply Extraordinary's President. From June 1994 through January 2004, Ms. Raibley served as President of Articles, Inc., a company that marketed and sold artwork from around the world. Ms. Raibley has a post masters concentration in business from Harvard University and holds a Masters in Educational Administration from the University of Vermont and a Bachelors of Arts in Sociology and Psychology from Marian College.

         MSR has licensed the use of its patent on the MACROs structure to each of the paired holding trusts. For a description of the licensing fee payable by the paired holding trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts." For more information about the MACRO licensing agreement, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement." MACRO(R) is a federally registered service mark of MSR. MSR considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.

                   FORMATION OF THE PAIRED HOLDING TRUSTS AND
                          THE UP-MACRO TRADEABLE TRUST

         We have created the Light Sweet Crude Oil Up-MACRO Holding Trust, which we refer to as the "Up-MACRO holding trust," pursuant to a trust agreement, dated as of [ ], 2006, entered into by us, as depositor, [ ], as trustee for the Up-MACRO holding trust and [ ], as administrative agent. The Up-MACRO holding trust will issue Light Sweet Crude Oil Up-MACRO Holding Shares, which we refer to as the "Up-MACRO holding shares." The Up-MACRO holding shares are being offered by this prospectus.

         We have also created the Light Sweet Crude Oil Up-MACRO Tradeable Trust, which we refer to as the "Up-MACRO tradeable trust," pursuant to a trust agreement, dated as of [ ], 2006, entered into by us, as depositor, [ ], as trustee for the Up-MACRO tradeable trust and [ ], as administrative agent. The Up-MACRO tradeable trust will issue Light Sweet Crude Oil Up-MACRO Tradeable Shares, which we refer to as the "Up-MACRO tradeable shares." The Up-MACRO tradeable shares are being offered by this prospectus.

         We have also concurrently created:

         o the Light Sweet Crude Oil Down-MACRO Holding Trust, which we refer to as the "Down-MACRO holding trust," pursuant to a trust agreement, dated as of [ ], 2006, entered into by us, as depositor, [ ], as trustee for the Down-MACRO holding trust and [ ], as administrative agent. The Down-MACRO holding trust will issue Light Sweet Crude Oil Down-MACRO Holding Shares, which we refer to as the "Down-MACRO holding shares;" and

         o the Light Sweet Crude Oil Down-MACRO Tradeable Trust, which we refer to as the "Down-MACRO tradeable trust," pursuant to a trust agreement, dated as of [ ], 2006, between us, as depositor, [ ], as trustee for the Down-MACRO tradeable trust and [ ], as administrative agent. The Down-MACRO tradeable trust will issue Light Sweet Crude Oil Down-MACRO Tradeable Shares, which we refer to as the "Down-MACRO tradeable shares."

         The Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust are all [ ] trusts created under the laws of the State of [ ]. [We have prepared a certificate of trust for each of these trusts in accordance with [ ] and filed these certificates with the [ ] Secretary of State on [ ], 2006.]

         We refer to the Up-MACRO holding trust and the Down-MACRO holding trust as the "paired holding trusts." We refer to the Up-MACRO holding shares and the Down-MACRO holding shares as the "paired holding shares."

         The paired holding trusts will enter into an earnings distribution agreement and multiple settlement contracts with each other, which are described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement" and "-- The Settlement Contracts." Payments under the earnings distribution agreement and the settlement contracts will be calculated on the basis of fluctuations in the Light Sweet Crude Oil Price, which is described under "DESCRIPTION OF THE LIGHT SWEET CRUDE OIL PRICE." The payments that are made or received by the Up-MACRO holding trust under the earnings distribution agreement will determine Quarterly Distributions on the Up-MACRO holding shares, which are described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions." The final payments made or received by the Up-MACRO holding trust under the settlement contracts will determine the Final Distribution on the Up-MACRO holding shares, which is described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution." The Up-MACRO tradeable trust will pass through to the holders of its Up-MACRO tradeable shares all Quarterly Distributions and the Final Distribution that it receives on the Up-MACRO holding shares it holds on deposit.

         The assets of the Up-MACRO tradeable trust will consist of:

         o        Up-MACRO holding shares issued by the Up-MACRO holding trust.
                  The number of Up-MACRO holding shares held by the Up-MACRO tradeable trust will decrease with each exchange by an Authorized Participant of its Up-MACRO tradeable shares for the underlying Up-MACRO holding shares and may increase if all or some portion of a subsequent issuance of Up-MACRO holding shares is deposited by the Authorized Participant who directed that issuance into the Up-MACRO tradeable trust;

         o a securities account created under the Up-MACRO tradeable trust agreement into which all of the Up-MACRO holding shares acquired by the Up-MACRO tradeable trust on the closing date and on any subsequent issuance date will be deposited; and

         o a distribution account created under the Up-MACRO tradeable trust agreement into which all distributions received on the Up-MACRO holding shares will be deposited prior to being distributed on each distribution date to the holders of the Up-MACRO tradeable shares.

         For more information about the assets of the Up-MACRO tradeable trust, see "DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS."

         The assets of the Up-MACRO holding trust will consist of:

         o treasuries of the type described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- United States Treasury Obligations" and what we refer to as "earnings" on those treasuries, consisting of stated interest that accrues on treasury notes and bonds and discount realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up-MACRO holding trust acquired that treasury;

         o the trust's rights under the earnings distribution agreement, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement;"

         o the trust's rights under the settlement contracts, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts;"

         o the trust's rights under the licensing agreement with MACRO Securities Research, LLC (1) to use the patented MACROs structure, (2) to sublicense the use of the Light Sweet Crude Oil Price and the NYMEX name and (3) to reference and rely on the calculation agent services provided by the

                  AMEX, all in connection with the issuance, offering and sale of Up-MACRO tradeable shares, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement;"

         o a securities account created under the Up-MACRO holding trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up-MACRO holding shares; and

         o a distribution account created under the Up-MACRO holding trust agreement into which all earnings on the treasuries and all amounts received under the earnings distribution agreement and the settlement contracts will be deposited prior to (1) being used to pay the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust and
                  (2) being distributed to the holders of the Up-MACRO holding shares.

         The assets of the Down-MACRO holding trust will be identical to those described above for the Up-MACRO holding trust.

         For more information about the assets of the paired holding trusts, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS."

         The Down-MACRO tradeable trust will acquire Down-MACRO holding shares issued by the Down-MACRO holding trust on the closing date. A portion of the Down-MACRO holding shares issued on the closing date will also be held by other investors who are not affiliated with the Down-MACRO tradeable trust. There is no contractual relationship between the Down-MACRO tradeable trust and either the Up-MACRO tradeable trust or the Up-MACRO holding trust. In addition, although the relationship between the Down-MACRO holding trust and the Down-MACRO tradeable trust is similar to the relationship between the Up-MACRO holding trust and the Up-MACRO tradeable trust, distributions, redemptions or any subsequent issuances made by the Down-MACRO tradeable trust will have no effect on the Up-MACRO tradeable trust. Accordingly, this prospectus contains disclosure relating to the Down-MACRO tradeable trust only to the extent it is directly relevant to the Up-MACRO tradeable trust.

            DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES

General

         You should note that when we refer to the "par amount" of an Up-MACRO holding share, we mean a stated amount equal to $[ ] per share. The "Up-MACRO Par Amount" is determined on any date by multiplying the aggregate number of Up-MACRO holding shares issued by the Up-MACRO holding trust, whether on the closing date or in subsequent issuances less any shares that were redeemed prior to that date, by the stated par amount of $[ ] per share.

         The initial Underlying Value of the Up-MACRO holding trust on the closing date will be equal to the Up-MACRO Par Amount. It will also be equal to the initial Up-MACRO Asset Amount, which will consist of the aggregate purchase price of the treasuries that the trustee deposits into the Up-MACRO holding trust on the closing date. After the closing date, the Underlying Value of the Up-MACRO holding trust will generally fluctuate with the level of the Light Sweet Crude Oil Price. However, periodic increases and reductions in the Underlying Value of the Up-MACRO holding trust will have no effect on the Up-MACRO Asset Amount or on the Up-MACRO Par Amount. The Up-MACRO Par Amount will be increased only by subsequent issuances of additional Up-MACRO holding shares and reduced only by redemptions of Up-MACRO holding shares. Similarly, the Up-MACRO Asset Amount will increase only when additional assets are deposited into the Up-MACRO holding trust in connection with a subsequent issuance and will be reduced only when one or more settlement contracts are settled in connection with a redemption of Up-MACRO holding shares. The Up-MACRO Asset Amount will be lower than the Up-MACRO Par Amount only if the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust have exceeded the Up-MACRO holding trust's earnings on any distribution date and, as a result, a portion of the proceeds of the treasuries which would otherwise be reinvested were instead used to cover such fees and expenses, as described under "-- Quarterly Distributions."

         Each Up-MACRO tradeable share will also have a stated par amount of $[ ] per share. The entitlement of the Up-MACRO tradeable trust to the Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust will be based on the number of Up-MACRO holding shares held on deposit by the Up-MACRO tradeable trust and the proportion that this number bears to the aggregate number of Up-MACRO holding shares issued by the Up-MACRO holding trust and outstanding on the relevant distribution date. Your entitlement to any Quarterly Distributions and the Final Distribution passed through by the Up-MACRO tradeable trust will be based on the number of Up-MACRO tradeable shares you hold and the proportion that this number bears to the aggregate number of Up-MACRO tradeable shares issued by the Up-MACRO tradeable trust and outstanding on the relevant distribution date.

         The Up-MACRO holding shares are being issued by the Up-MACRO holding trust pursuant to the terms of the Up-MACRO holding trust agreement. Each Up-MACRO holding share represents an undivided beneficial interest in the Up-MACRO holding trust. The Up-MACRO holding shares do not represent interests in or obligations of us, the trustee, MSR, the underwriters or any of our or their affiliates.

         The Up-MACRO tradeable shares are being issued by the Up-MACRO tradeable trust pursuant to the terms of the Up-MACRO tradeable trust agreement. Each Up-MACRO tradeable share represents an undivided beneficial interest in the pool of Up-MACRO holding shares deposited in the Up-MACRO tradeable trust. The Up-MACRO tradeable shares do not represent interests in or obligations of us, the trustee, MSR, the underwriters or any of our or their affiliates.

         The Up-MACRO holding shares and the Up-MACRO tradeable shares are denominated in, and all distributions with respect to the shares will be payable in, United States dollars. The Up-MACRO holding shares are being issued in minimum lots of [ ] shares and multiples of [ ] shares in excess of that amount. The Up-MACRO tradeable shares are being issued in minimum lots of [ ] shares and multiples of [ ] shares in excess of that amount.

         The underwriters expect to deliver the Up-MACRO holding shares and the Up-MACRO tradeable shares in book-entry form only through The Depository Trust Company, or "DTC," on or about [ ], 2005, or the "closing date."

Calculation of Underlying Value

         The Final Distribution made on the Up-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date, will be based upon the Underlying Value of the Up-MACRO holding trust on the last price determination day that precedes those dates. The Underlying Value of the Up-MACRO holding trust on any price determination day will equal all, a portion or none of the value of the assets in the Up-MACRO holding trust and all, a portion or none of the value of the assets in the Down-MACRO holding trust. Stated plainly, the Underlying Value of the Up-MACRO holding trust on any price determination day represents both (1) the aggregate amount of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the settlement contracts were settled on that day and (2) the aggregate Final Distribution to which holders of the Up-MACRO holding shares would be entitled if those shares were redeemed on that day.

         The Underlying Value of the Up-MACRO holding trust will be calculated on each price determination day and will be based on the level of the Light Sweet Crude Oil Price on that day relative to the current starting level of the Light Sweet Crude Oil Price on the closing date. When we refer to a "price determination day," we are referring to each day on which trading of the NYMEX light sweet crude oil futures contract occurs by open outcry on the trading floor of the NYMEX, meaning trading by individuals on the physical facilities of the NYMEX through the use of hand signals, rather than through electronic or other means. A price determination day is generally the same as a "New York business day" - that is, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close. On each price determination day, the calculation agent will use the Light Sweet Crude Oil Price established and reported by the NYMEX on that day to determine the Underlying Value of the Up-MACRO holding trust. On any date that is not a price determination day, the calculation agent will use the Light Sweet Crude Oil Price established on the last price determination day that preceded that date. If the level of the Light Sweet Crude Oil Price on any price determination day has increased relative to its current starting level, the Underlying Value of the Up-MACRO holding trust will also increase by a proportionate amount. If the level of the Light Sweet Crude Oil Price on any price determination day has decreased relative to its current starting level, the Underlying Value of the Up-MACRO holding trust will also decrease by a proportionate amount. If the level of the Light Sweet Crude Oil Price on any price determination day is the same as its starting level, the Underlying Value of the Up-MACRO holding trust will equal [the Up-MACRO Asset Amount deposited in the Up-MACRO holding trust].

         The "Underlying Value" of the Up-MACRO holding trust will equal, on any price determination day:

         o if the ending level of the Light Sweet Crude Oil Price on a price determination day is above the current starting level:

                  - the paired asset amount on that price determination day multiplied by the Up-MACRO ratio plus

                  - the product described in the preceding clause of this bullet point multiplied by the Price Level Percentage Change on that price determination day,

                  OR

         o if the ending level of the Light Sweet Crude Oil Price on a price determination day is below the current starting level,

                  - the paired asset amount on that price determination day multiplied by the Up-MACRO ratio minus

                  - the product described in the preceding clause of this bullet point multiplied by the Price Level Percentage Change on that price determination day,

                  OR

         o if the ending level of the Light Sweet Crude Oil Price on a price determination day is equal to the current starting level, the Underlying Value of the Up-MACRO holding trust on that price determination day will be equal to the paired asset amount multiplied by the Up-MACRO ratio.

         The Underlying Value of the Up-MACRO holding trust on any day that is not a price determination day will be equal to its Underlying Value on the last preceding price determination day.

         On any price determination day, the "Price Level Percentage Change" will be calculated by dividing (i) the difference between (x) the "ending level" of the Light Sweet Crude Oil Price established and reported by the NYMEX on the relevant price determination day and (y) the current starting level by
(ii) the specified range of the Light Sweet Crude Oil Price. Expressed as a formula, the "Price Level Percentage Change" will equal:

               ending level - current starting level of $[     ]
               -------------------------------------------------
                          specified range of $[     ]

         The "paired asset amount" is equal to the sum of the Up-MACRO Asset Amount and the Down-MACRO Asset Amount. The "Up-MACRO ratio" is equal to [ ].

         The "specified range" is equal to the difference between (i) a price level of $[ ], which is the level at which the Underlying Value of the Down-MACRO holding trust would be equal to zero and the Up-MACRO holding trust would be entitled to receive all of the assets of the Down-MACRO holding trust upon the settlement of the settlement contracts and (ii) the current starting level.

         Each period between distribution dates, beginning on the preceding distribution date and ending on the day prior to the current distribution date, is called a "calculation period."

         The "ending level" is the level of the Light Sweet Crude Oil Price that is established and reported by the NYMEX on to the relevant price determination day.

         The "current starting level" is equal to [ ] dollars, which was the level of the Light Sweet Crude Oil Price on [ ], 2006, the last price determination day preceding the closing date.

         Following the occurrence of a recapitalization event with respect to the Down-MACRO holding trust and a related Down-MACRO subsequent issuance, a new starting level and a new specified range will be determined, as described in this prospectus under "- Subsequent Issuances."

         The "Up-MACRO Asset Amount" refers to the amount of assets on deposit in the Up-MACRO holding trust on each day of any calculation period, consisting of:

         o cash and treasuries, counted for purposes of this definition at their aggregate purchase price, taking into account any redemptions or subsequent issuances that have occurred during the current calculation period prior to the date on which the asset amount is being calculated but disregarding any redemption or subsequent issuance scheduled to occur on the date of calculation plus

         o the sum of, for each day of the current calculation period that has elapsed since the preceding distribution date, up to and including the date of calculation, the sum of the following products for each treasury on deposit in the applicable trust: the purchase price of that treasury multiplied by the Daily Yield Rate applicable to that treasury minus

         o the sum of, for each day of the current calculation period that has elapsed since the preceding distribution date, up to but not including the date of calculation, the Up-MACRO Par Amount on the relevant elapsed day multiplied by the Daily Fee Accrual Rate.

         The "Down-MACRO Asset Amount" refers to the amount of assets on deposit in the Down-MACRO holding trust on each day of any calculation period, consisting of:

         o cash and treasuries, counted for purposes of this definition at their aggregate purchase price, taking into account any redemptions or subsequent issuances that have occurred during the current calculation period prior to the date on which the asset amount is being calculated but disregarding any redemption or subsequent issuance scheduled to occur on the date of calculation plus

         o the sum of, for each day of the current calculation period that has elapsed since the preceding distribution date, up to and including the date of calculation, the sum of the following products for each treasury on deposit in the applicable trust: the purchase price of that treasury multiplied by the Daily Yield Rate applicable to that treasury minus

         o the sum of, for each day of the current calculation period that has elapsed since the preceding distribution date, up to but not including the date of calculation, the Down-MACRO Par Amount on the relevant elapsed day multiplied by the Daily Fee Accrual Rate.

         We refer as of any New York business day to the product of (i) the aggregate number of shares issued by the Up-MACRO holding trust (whether on the closing date or in subsequent issuances), less any shares that were redeemed prior to that New York business day, and (ii) a stated par amount of $[ ] per share as the "Up-MACRO Par Amount." We refer as of any New York business day to the product of (i) the aggregate number of shares issued by the Down-MACRO holding trust (whether on the closing date or in subsequent issuances), less any shares that were redeemed prior to that New York business day, and (ii) a stated par amount of $[ ] per share as the "Down-MACRO Par Amount." Following the occurrence of a recapitalization event with respect to the Down-MACRO holding trust and a related one-sided subsequent issuance, the stated par amount will be recalculated to equal the new starting level and the number of outstanding shares will be adjusted so that the product of the new stated par amount per share and the number of outstanding shares will continue to equal the Up-MACRO par amount immediately prior to the Down-MACRO subsequent issuance.

         On each distribution date and during the ensuing calculation period, the Up-MACRO Asset Amount and the Down-MACRO Asset Amount will represent the aggregate purchase price of the treasuries that the trustee actually acquired on that distribution date on behalf of the Up-MACRO holding trust or the Down-MACRO holding trust, as applicable, plus the aggregate purchase price of the treasuries delivered to the applicable paired holding trust in connection with any subsequent issuance that occurs during that calculation period minus the aggregate purchase price of the treasuries delivered by the applicable paired holding trust to Authorized Participants that effect redemptions during that calculation period. Unless the fees and expenses of a holding trust and the related tradeable trust exceed that holding trust's earnings during one or more preceding calculation periods, the Up-MACRO Asset Amount will equal the Up-MACRO Par Amount and the Down-MACRO Asset Amount will equal the Down-MACRO Par Amount on each distribution date and during the ensuing calculation period. The fees and expenses of each holding trust are described under "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

         For purposes of calculating the Up-MACRO Asset Amount and the Down-MACRO Asset Amount, the "Daily Yield Rate" for each type of treasury on deposit in the applicable holding trust will be the yield rate applicable to that type of treasury divided by either 365 or 366, depending upon the actual number of days in the current year. The "yield rate" for each type of treasury will be equal to its stated interest rate, if any, plus any applicable discount rate, based on the date of purchase and the purchase price at which the applicable holding trust acquired that treasury. A "type" of treasury refers to all treasuries in the trust with the same maturity, the same purchase price, the same stated interest rate, if any, the same applicable discount, if any, and the same purchase date. The "Daily Fee Accrual Rate" will equal [ ]% divided by 365 or 366, as applicable, depending on the actual number of days in the current year. This rate represents the annual aggregate rate at which fees to MSR and the trustee accrue for each of the paired holding trusts.

         The Up-MACRO Asset Amount and the Down-MACRO Asset Amount on each distribution date will equal the proceeds of the treasuries that are realized by the applicable trust on that distribution date, including all interest, discount, principal and any other amounts received by the applicable trust upon the maturity of those treasuries.

         The calculation agent will calculate the Underlying Value of the Up-MACRO holding trust and post that value and the share of that Underlying Value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share on its website by [4] p.m., New York City time, on each price determination day. The Underlying Value of the Up-MACRO holding trust and other information relating to the Up-MACRO holding shares and the Up-MACRO tradeable shares is located on a page of the website maintained by the calculation agent at the following address: http://[ ].

Quarterly Distributions

         The Up-MACRO holding trust will periodically make distributions on the Up-MACRO holding shares using all earnings that it holds on deposit after it has paid its fees and expenses and the fees and expenses of the Up-MACRO tradeable trust. The Up-MACRO holding trust will make these distributions, which we refer to as "Quarterly Distributions," only to the extent that the Up-MACRO holding trust has either made or received a payment under the earnings distribution agreement on that distribution date. Quarterly Distributions are scheduled to occur on the [ ]th day of [ ], [ ], [ ] and [ ] of each year, commencing on [ ], 2006, or, if any of those days is not a New York business day, on the following New York business day. We refer to each of these days as a "distribution date."

         The Up-MACRO tradeable trust will pass through to you, as a holder of the Up-MACRO tradeable shares, your proportionate share of the Quarterly Distributions that the Up-MACRO tradeable trust receives from the Up-MACRO holding trust.

         On each distribution date, the Up-MACRO holding trust's entitlement under the earnings distribution agreement to its Available Earnings and the Available Earnings in the Down-MACRO holding trust will be based on the Light Sweet Crude Oil Price on the last price determination day preceding that distribution date.

         o If the ending level of the Light Sweet Crude Oil Price on the last price determination day preceding a distribution date exceeds the current starting level, the Up-MACRO holding trust will be entitled to retain all of its Available Earnings and to receive all or a portion of the Down-MACRO holding trust's Available Earnings. It will distribute all of these Available Earnings as its Quarterly Distribution on that distribution date.

         o If the ending level of the Light Sweet Crude Oil Price on the last price determination day preceding a distribution date is below the current starting level, the Up-MACRO holding trust will be required to pay all or a portion of its Available Earnings to the Down-MACRO holding trust, and it will distribute only its remaining Available Earnings as its Quarterly Distribution.

         o If the ending level of the Light Sweet Crude Oil Price on the last price determination day preceding a distribution date is the same as the current starting level, the Up-MACRO holding trust will not be required to pay or entitled to receive any payment under the earnings distribution agreement, and it will distribute all of its own Available Earnings as its Quarterly Distribution.

         The Underlying Value of the Up-MACRO holding trust on each distribution date will be calculated before Available Earnings, if any, are deducted from that Underlying Value and distributed as a Quarterly Distribution on that date. As a result, the Underlying Value of the Up-MACRO holding trust on the first day of each calculation period will reflect a relative decrease from the Underlying Value on the preceding distribution date, which will be unrelated to any movement in the level of the Light Sweet Crude Oil Price during these two days.

         On each distribution date, other than the final scheduled termination date, an early termination date , any redemption date that occurs on a distribution date or any redemption date on which an Up-MACRO redemption occurs,, the Up-MACRO holding trust will make a "Quarterly Distribution" equal to:

         o        the sum of:

                  - an amount equal to the portion of the Available Earnings accrued on the treasuries in the Up-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to retain under the earnings distribution agreement plus

                  - an amount equal to the portion, if any, of the Available Earnings accrued on the treasuries in the Down-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to receive under the earnings distribution agreement multiplied by

         o a fraction the numerator of which is one Up-MACRO holding share and the denominator of which equals the aggregate number of outstanding Up-MACRO holding shares on that distribution date.

         On each distribution date, after the Up-MACRO holding trust has made a Quarterly Distribution on the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will pass through on each outstanding Up-MACRO tradeable share an amount equal to:

         o the Quarterly Distribution received by the Up-MACRO tradeable trust from the Up-MACRO holding trust on that distribution date divided by

         o the aggregate number of outstanding Up-MACRO tradeable shares on that distribution date.

         For a more detailed description of how payments under the earnings distribution agreement are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement."

         Distributions of Available Earnings on the final scheduled termination date, an early termination date or any redemption date will be made as part of the Final Distribution made on those dates, as described below under "-- Final Distribution."

         On each distribution date, the "Available Earnings" of the Up-MACRO holding trust will be equal to the greater of (a) zero and (b) an amount equal to:

         o the proceeds of the treasuries that were on deposit in the Up-MACRO holding trust during the preceding calculation period (which proceeds include all interest, discount, principal and any other amounts received by the trust upon the maturity of those treasuries)

                  minus

         o the fees and expenses incurred by the Up-MACRO holding trust and the Up-MACRO tradeable trust during the preceding calculation period, which will equal the aggregate sum of, for each day of the calculation period, the Up-MACRO Par Amount on that day multiplied by the Daily Fee Accrual Rate minus

         o funds in an amount equal to the Up-MACRO Par Amount as of that distribution date.

         If available, an amount equal to the Up-MACRO Par Amount will always be reinvested by the trustee in new treasuries on each distribution date unless that distribution date is the final scheduled termination date, an early termination date. On any redemption date that occurs on a distribution date, all or a portion of the funds on deposit in the paired holding trusts will be used to make the required payments under the settlement contracts being settled on that distribution date. However, the amount actually invested may be less on one or more distribution dates than the Up-MACRO Par Amount, if the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust have exceeded on a net basis the Up-MACRO holding trust's earnings on the treasuries on any of those distribution dates.

         The Up-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates, if treasury yield rates drop to and remain below the aggregate Daily Fee Accrual Rate of [ ]% per annum. Assuming there are no deficiencies in the paired holding trusts from previous calculation periods, any yield on the treasuries that is in excess of the aggregate Daily Fee Accrual Rate will be available for distribution as a Quarterly Distribution to the holders of the paired holding shares. The allocation of this yield as between the Up-MACRO and the Down-MACRO holding shares will be determined under the earnings distribution agreement based on the respective Underlying Values of each of the paired holding trusts on the applicable distribution date. See "RISK FACTORS -- Earnings on the treasuries may be insufficient to make quarterly distributions."

         Similarly, the "Available Earnings" of the Down-MACRO holding trust will be equal to the greater of (a) zero and (b) an amount equal to:

         o the proceeds of the treasuries that were on deposit in the Down-MACRO holding trust during the preceding calculation period (which proceeds include all interest, discount, principal and any other amounts received by the trust upon the maturity of those treasuries), minus

         o the fees and expenses incurred by the Down-MACRO holding trust and the Down-MACRO tradeable trust during the preceding calculation period, which will equal the aggregate sum of, for each day of the calculation period, the Down-MACRO Par Amount on that day multiplied by the Daily Fee Accrual Rate minus

         o funds in an amount equal to the Down-MACRO Par Amount as of that distribution date.

         If available, an amount equal to the Down-MACRO Par Amount will always be reinvested by the trustee in new treasuries on each distribution date or, if that distribution date is the final scheduled termination date, an early termination date or any redemption date, used to make the required payments under the settlement contracts being settled on that distribution date. However, the amount actually invested may be less on one or more distribution dates than the Down-MACRO Par Amount, if the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust have exceeded on a net basis the Down-MACRO holding trust's earnings on the treasuries on any of these distribution dates.

         If the aggregate purchase price of the treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is less than the Up-MACRO Par Amount or the Down-MACRO Par Amount, as applicable, because fees and expenses exceeded the earnings on its treasuries on one or more previous distribution dates, earnings on the current distribution date will first be used to make up this shortfall before any payments under the earnings distribution agreement or any Quarterly Distributions are made. The Up-MACRO holding trust may make minimal or no Quarterly Distributions to its shareholders on one or more distribution dates if treasury yield rates drop to and remain below the aggregate Daily Fee Accrual Rate. See "RISK FACTORS -- Earnings on the treasuries may be insufficient to make quarterly distributions."

         On each distribution date, the trustee will use commercially reasonable efforts to purchase, on behalf of each of the paired holding trusts, treasuries with the same maturities, stated interest rates, if any, and applicable discount. Similarly, the trustee will seek to select and deliver identical treasuries from each of the paired holding trusts in connection with a redemption of a portion of the paired holding shares. Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired holding trusts. Although the trustee will use commercially reasonable efforts to keep all funds on deposit in each paired holding trust invested in treasuries, a portion of the assets of a paired holding trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates.

         If on any distribution date the proceeds of the treasuries in the Up-MACRO holding trust minus its fees and expenses and the fees and expenses of the Up-MACRO tradeable trust are equal to or less than the Up-MACRO Par Amount, then the Up-MACRO holding trust will not make any payment under the earnings distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust. Similarly, if on any distribution date the net proceeds of the treasuries in the Down-MACRO holding trust minus its fees and expenses and the fees and expenses of the Down-MACRO tradeable trust are equal to or less than the Down-MACRO Par Amount, then the Down-MACRO holding trust will not have any Available Earnings and it will not make any payment under the earnings distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust on that distribution date. If either of the paired holding trusts fails to make a payment under the earnings distribution agreement on any distribution date, because it does not have any Available Earnings, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

         Furthermore, if on any distribution date the Up-MACRO holding trust does not have any Available Earnings and does not receive any Available Earnings from the Down-MACRO holding trust, it will not make any Quarterly Distribution to its shareholders on that distribution date. The Up-MACRO holding trust is not required to make Quarterly Distributions in any stated amount and if no funds are available to make a Quarterly Distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

         General

         The Up-MACRO holding trust will make a Final Distribution on all or a portion of the Up-MACRO holding shares on the earliest to occur of:

         o        [   ] , 200[   ], which we refer to as the "final scheduled
                  termination date;"

         o an "early termination date," which is the next distribution date following the occurrence of a Termination Trigger; and

         o a "redemption date," which is any New York business day on which a paired optional redemption of all or a portion of the paired holding shares occurs or on which an Up-MACRO or Down-MACRO redemption occurs. On each redemption date, other than any redemption date that occurs on a distribution date, the paired holding trusts will make a Final Distribution on the paired holding shares that are being redeemed by delivering treasuries instead of cash to the Authorized Participants directing the redemption.

         The Final Distribution made by the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down-MACRO holding trust under the settlement contracts being settled on that date. The final payments under the settlement contracts will be based on the Underlying Value of the Up-MACRO holding trust on the last price determination day preceding the final scheduled termination date, early termination date or relevant redemption date, which will, in turn, be calculated by reference to the ending level of the Light Sweet Crude Oil Price on that price determination day. If the level of the Light Sweet Crude Oil Price on the relevant price determination day is above its starting level, the Up-MACRO holding trust will be entitled to receive a final payment from the Down-MACRO holding trust in an amount proportional to the increase in the level of the Light Sweet Crude Oil Price. If the level of the Light Sweet Crude Oil Price on the relevant price determination day is below its starting level, the Up-MACRO holding trust will be required to make a final payment to the Down-MACRO holding trust in an amount proportional to the decrease in the level of the Light Sweet Crude Oil Price.

         The purpose of the final payments under the settlement contracts is to transfer assets between the paired holding trusts such that each trust has cash and treasuries in an amount equal to its Underlying Value at the time of settlement. For a more detailed description of how the Underlying Value of the Up-MACRO holding trust and payments under the settlement contracts are calculated, see "-- Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

         On the final scheduled termination date or an early termination date, all of the Up-MACRO and Down-MACRO holding shares will be redeemed. The Up-MACRO holding trust will make a Final Distribution in redemption of its Up-MACRO holding shares in an amount equal to the Underlying Value of the Up-MACRO holding trust on the final scheduled termination date or early termination date. The Up-MACRO tradeable trust will pass through the Final Distribution that it receives on the Up-MACRO holding shares that it holds on deposit to the holders of its Up-MACRO tradeable shares in redemption of those shares.

         On any redemption date, all or only a portion of the paired holding shares may be redeemed in a paired optional redemption at the direction of one or more Authorized Participants who hold those shares. In addition, if a recapitalization event occurs with respect to the Up-MACRO holding trust and the trust is then recapitalized by means of an Up-MACRO subsequent issuance, all of the Up-MACRO holding shares which were outstanding prior to such subsequent issuance will be automatically redeemed at the Underlying Value of the Up-MACRO holding trust at the time of the recapitalization event, which will be equal to zero.

         Although the Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, Authorized Participants may acquire Up-MACRO tradeable shares and exchange them for the underlying Up-MACRO holding shares. As discussed in greater detail later in this section, unless you are an Authorized Participant, you will not have a right to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Consequently, you will be able to liquidate your investment in the Up-MACRO tradeable shares prior to the final scheduled termination date or an early termination date only by selling them to an investor who is willing to purchase them from you, including any Authorized Participant who may wish to acquire those shares in order to exchange them for Up-MACRO holding shares and then direct a paired optional redemption. The market price that you are able to obtain for your Up-MACRO tradeable shares may be less than the price you paid for those shares and less than the proportionate share of the Underlying Value of the Up-MACRO holding trust that is represented by those shares for the reasons discussed in "RISK FACTORS -- Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO tradeable shares."

         If the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust exceeded the earnings of the Up-MACRO holding trust on the current distribution date or on one or more preceding distribution dates during the time that the holding and tradeable shares were outstanding and the resulting deficiency in the Up-MACRO Asset Amount was not made up with earnings on subsequent distribution dates, the Final Distribution made by the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption date will reflect that resulting deficiency.

         Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

         On the final scheduled termination date or an early termination date, the trustee will cause the paired holding trusts to settle all of the settlement contracts using the proceeds of their treasuries, which will include all interest, discount, principal and any other amounts received by each trust upon the maturity of those treasuries. After the settlement contracts have been settled, the Up-MACRO holding trust will make a final distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the final scheduled termination date or an early termination date, the Up-MACRO holding trust will distribute on each outstanding Up-MACRO holding share, in cash, a "Final Distribution" equal to:

         o the Underlying Value of the Up-MACRO holding trust on the last price determination day preceding that final scheduled termination date or early termination date divided by

         o the aggregate number of Up-MACRO holding shares that have been issued but not yet redeemed as of that date.

         For purposes of settling the settlement contracts and making a Final Distribution on the final scheduled termination date or an early termination date, Underlying Value will be calculated using the Up-MACRO Asset Amount as of that final scheduled termination date or early termination date rather than the Up-MACRO Asset Amount on the last preceding price determination day. The Final Distribution will include any Available Earnings that would have been distributed as a Quarterly Distribution if the final scheduled termination date or early termination date had been an ordinary distribution date.

         The Up-MACRO tradeable trust will receive a Final Distribution on the Up-MACRO holding shares that it holds on deposit on the final scheduled termination date or an early termination date and it will pass through that Final Distribution to the holders of its Up-MACRO tradeable shares. On the final scheduled termination date or an early termination date, the trustee will distribute on each outstanding Up-MACRO tradeable share an amount equal to:

         o the Final Distribution received from the Up-MACRO holding trust on that final scheduled termination date or early termination date divided by

         o the aggregate number of outstanding Up-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

         Upon receipt of a Final Distribution on the final scheduled termination date or an early termination date, the Up-MACRO holding shares and the Up-MACRO tradeable shares will be considered to be redeemed and the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable will have no further obligations with respect to those shares even if the amount of the Final Distribution is less than the purchase price you paid for those Up-MACRO holding shares or those Up-MACRO tradeable shares. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

         Final Distributions in Paired Optional Redemptions

         At any time prior to the occurrence of the final scheduled termination date or an early termination date, the paired holding shares may be redeemed on any New York business day in what we refer to as a "paired optional redemption." The discussion which follows describing paired optional redemptions and the Final Distribution that is made on a redemption date applies only to the Up-MACRO holding shares because the Up-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Up-MACRO tradeable shares because it explains the rules that Authorized Participants must follow in order to effect paired optional redemptions and the ability to effect these redemptions may affect the demand for the Up-MACRO tradeable shares. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

         On any New York business day on which any paired holding shares are outstanding, any Authorized Participant may effect a paired optional redemption in which the Up-MACRO holding shares and Down-MACRO holding shares are redeemed concurrently and proportionately in MACRO Units.

         In order to effect a paired optional redemption, an Authorized Participant must present to the trustee paired holding shares in the minimum aggregate number that constitutes a MACRO Unit. A "MACRO Unit" will consist of
[ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares. Authorized Participants may acquire one or more MACRO Units by purchasing a sufficient number of holding shares or sufficient number of tradeable shares, which they exchange for the underlying Up-MACRO or Down-MACRO holding shares. The Up-MACRO tradeable shares are exchangeable for the underlying Up-MACRO holding shares in minimum lots of [ ]. A tender of paired holding shares for redemption will be irrevocable.

         In order to be an "Authorized Participant," an entity must (1) be a registered broker-dealer or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer in order to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, and (3) have entered into a participation agreement with us and the trustee. Each "participation agreement" specifies procedures for the creation and redemption of paired holding shares. Only Authorized Participants may direct the redemption of paired holding shares.

         On any redemption date on which an Authorized Participant has presented one or more MACRO Units to the trustee for redemption, the trustee will effect a paired optional redemption by delivering treasuries (on any redemption date that is not a distribution date) or cash (on any redemption date that is a distribution date) to the redeeming Authorized Participant in an amount that reflects:

         o the Underlying Value of the Up-MACRO holding trust on the last price determination day preceding that redemption date multiplied by the applicable redemption percentage for the Up-MACRO holding shares plus

         o the Underlying Value of the Down-MACRO holding trust on the last price determination day preceding that redemption date multiplied by the applicable redemption percentage for the Down-MACRO holding shares minus

         o a redemption fee, which is expected to equal approximately [ ] plus [ ]% of the aggregate par amount of the shares being redeemed, and will be payable to the trustee to compensate it for costs that it incurred in connection with effecting the redemption. This redemption fee will be paid by the Authorized Participant who directed the redemption and it will not be taken into account in calculating the respective Underlying Values of the paired holding trusts on any date and may be allocated to the holding shares as determined by the Authorized Participant.

         If the redemption date is not a price determination day, the Underlying Value of the Up-MACRO holding trust on that redemption date will be equal to its Underlying Value on the last preceding price determination day.

         For purposes of settling settlement contracts and making a Final Distribution on any redemption date, Underlying Value will be calculated using the Up-MACRO and Down-MACRO Asset Amounts on that redemption date rather than the applicable asset amount on the preceding price determination day, to take into account the additional interest or discount, if any, that accrued on the treasuries since that last price determination day.

         The "redemption percentage" for the Up-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Up-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that are outstanding prior to the redemption. The "redemption percentage" for the Down-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Down-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that are outstanding prior to the redemption.

         In order to redeem paired holding shares, the trustee must receive, by [ ] p.m. on the relevant redemption date, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), DTC (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth:

         o the name of the registered holders of the shares to be redeemed;

         o        the number of MACRO Units being redeemed;

         o the CUSIP number of the Up-MACRO holding shares and of the Down-MACRO holding shares being redeemed; and

         o a written statement that the option to elect redemption is being exercised.

         Upon receipt of the Final Distribution in a paired optional redemption, the Up-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Up-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the Final Distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the Authorized Participant. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

         The number of settlement contracts that will be settled in connection with a paired optional redemption will be equal to the number of MACRO Units that are being redeemed. The paired holding trusts will settle the settlement contracts by:

         o first, identifying each type of treasury on deposit in each of the paired holding trusts on the applicable redemption date;

         o second, for each type of treasury, segregating treasuries of that type with a combined purchase price equal to the redemption percentage of the aggregate purchase price of all treasuries of that type on deposit in the applicable trust; and

         o third, delivering to, or receiving from, the other paired holding trust a portion of the treasuries segregated by that trust in the amount necessary for each holding trust to hold treasuries with an aggregate purchase price equal to its Underlying Value.

         The paired holding trust which is required to make a payment under the settlement contracts will select the treasuries that it will deliver by:

         o first, dividing the aggregate amount of the settlement payments to be made by the aggregate purchase price of the trust's segregated treasuries;

         o second, multiplying the quotient described in the first bullet point by the aggregate purchase price of each type of the trust's segregated treasuries; and

         o third, from among each type of treasury, selecting and delivering treasuries with an aggregate purchase price equal to the product described in the second bullet point.

         After the settlement contracts have been settled, the paired holding trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming Authorized Participant and the paired holding trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming Authorized Participant. After receiving its Final Distribution, the Authorized Participant will be required to pay the applicable redemption fee directly to the trustee.

         The procedures for settling the settlement contracts and making a Final Distribution are designed so that the proportionate amount of the treasuries of each type that are on deposit in each of the paired holding trusts before and after effecting a paired optional redemption will remain identical. However, because treasuries must generally be held in minimum denominations of not less than $1,000 with a minimum investment of at least $10,000, the trustee may be required to liquidate a small portion of the treasuries in connection with a paired optional redemption in order to be able to deliver the required amount of assets to the Authorized Participant who directed the redemption.

         For more information about how payments under the settlement contracts are calculated, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

         The holders of Up-MACRO holding shares or Down-MACRO holding shares who are not participating in the paired optional redemption will not receive any distribution on the redemption date, unless that relevant redemption date is also a distribution date, in which case they will receive only the Quarterly Distribution if any that is payable to them on that date.

         Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding.

         The trustee may, in its discretion, and will when directed by us, suspend the right to effect a paired optional redemption or postpone any redemption date, (i) for any period during which the American Stock Exchange is closed (other than customary weekend or holiday closings) or trading on the American Stock Exchange is suspended or restricted, (ii) for any period during which an emergency exists in the state of New York or any other jurisdiction as a result of which the delivery of treasuries is not reasonably practicable, or
(iii) for such other period as the trustee determines to be necessary for the protection of the shareholders. In addition, the trustee will reject any redemption order that is not in the proper form required by the participation agreement or if the fulfillment of the order, in the opinion of counsel to the trustee, may be unlawful.

         Final Distributions in Mandatory Redemptions

         In the event that the Underlying Value of the Up-MACRO holding trust is reduced to zero for [ ] or more price determination days because the Light Sweet Crude Oil Price has fallen to or below $[ ] on each of these price determination days, a recapitalization event will occur with respect to the Up-MACRO holding trust. Following a recapitalization event, the Up-MACRO holding trust may be recapitalized, in which case all of the outstanding Up-MACRO holding shares and the outstanding Up-MACRO tradeable shares will automatically be redeemed in an "Up-MACRO mandatory redemption" on the same New York business day on which the Up-MACRO holding trust is scheduled to be recapitalized. If the Up-MACRO holding trust is not recapitalized, an early termination date will occur and all of the Up-MACRO holding shares and all of the Up-MACRO tradeable shares, along with the Down-MACRO holding and tradeable shares, will automatically be redeemed. In either case, the Up-MACRO holding shares and Up-MACRO tradeable shares will be redeemed at their proportionate share of the Underlying Value of the Up-MACRO holding trust at the time when the recapitalization event occurred, which will be equal to zero.

         In the event that a recapitalization event occurs with respect to the Down-MACRO holding trust, the Down-MACRO holding trust may also be subsequently recapitalized in a Down-MACRO subsequent issuance which is described below under "-- Subsequent Issuances." However, if the aggregate par amount of the Down-MACRO holding shares that are issued in the ensuing Down-MACRO subsequent issuance is less than the aggregate par amount of the Down-MACRO holding shares that were redeemed in the related Down-MACRO mandatory redemption, then the Up-MACRO holding trust will be required to make a proportionate redemption of the Up-MACRO holding shares. The applicable redemption percentage for such an "Up-MACRO mandatory proportional redemption" will be equal to the aggregate par amount of Down-MACRO holding shares issued in the Down-MACRO subsequent issuance divided by the aggregate par amount of the Down-MACRO holding shares redeemed in the Down-MACRO mandatory redemption. The paired holding trusts will first terminate settlement contracts with an aggregate notional amount equal to twice the product of (i) the redemption percentage and (ii) the aggregate par amount of the outstanding Up-MACRO holding shares. The Up-MACRO holding trust will then segregate the applicable redemption percentage of the treasuries or cash that it holds on deposit after a portion of the settlement contracts have been terminated and deliver such treasuries or cash to each holder of Up-MACRO holding shares in redemption of the applicable redemption percentage of each such holder's shares.

Subsequent Issuances

         Paired Subsequent Issuances

         At any time prior to the final scheduled termination date or an early termination date, on any day that is a New York business day, an Authorized Participant may effect a "paired subsequent issuance" by directing the paired holding trusts to issue additional shares in a minimum number of Up-MACRO and Down-MACRO holding shares constituting at least one MACRO unit. If so directed, the Up-MACRO holding trust and the Down-MACRO holding trust will issue additional paired holding shares to the Authorized Participant who may then sell those holding shares directly to investors or deposit all or a portion of them into the Up-MACRO and Down-MACRO tradeable trusts and direct the tradeable trusts to issue additional Up-MACRO and Down-MACRO tradeable shares to it in exchange for the holding shares.

         For each additional Up-MACRO holding share that is deposited into the Up-MACRO tradeable trust, the Up-MACRO tradeable trust will issue [ ] additional Up-MACRO tradeable shares. Although the number of Up-MACRO tradeable shares will increase with each subsequent issuance and decrease with each exchange by an Authorized Participant of Up-MACRO tradeable shares for Up-MACRO holding shares, the Up-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Up-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up-MACRO tradeable shares that are outstanding on any specified date.

         To create a new MACRO Unit, an Authorized Participant must place a purchase order prior to the close of business (generally, 5 p.m. New York City time) with the trustee at least two (2) New York business days prior to the requested subsequent issuance date. In order to be an "Authorized Participant" an entity must (1) be a registered broker-dealer or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer in order to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, and (3) have entered into a participation agreement with us and the trustee. Each "participation agreement" specifies procedures for the creation and redemption of paired holding shares.

         On the date on which the subsequent issuance is made, the Authorized Participant must deposit:

         o immediate available funds in an amount equal to the aggregate par amount of the Up-MACRO holding shares being created plus the applicable Earnings Make-Whole Amount; and

         o immediate available funds in an amount equal to the aggregate par amount of the Down-MACRO holding shares being created plus the applicable Earnings Make-Whole Amount.

         The aggregate par amount of Up-MACRO holding shares and Down-MACRO holding shares that are being created on any paired subsequent issuance date will be equal to the number of those shares multiplied by the stated par amount of $[ ] per share. If the treasuries being delivered by the Authorized Participant cannot equal the aggregate par amount of the Up-MACRO holding shares being created because such amount is not divisible by the minimum denominations on the treasuries, then the Authorized Participant will deliver cash in an amount equal to the difference of such amounts. The par amount of Down-MACRO holding shares that are being created will be calculated in the same way. One MACRO Unit will have an aggregate par amount of $[ ].

         On each subsequent issuance date, the "Earnings Make-Whole Amount" will be equal to the excess of (i)(A) the sum of the aggregate daily earnings that have already been realized by the applicable paired holding trust during the current calculation period and the aggregate additional daily earnings that would have been realized during such calculation period on the Up-MACRO asset amount if the subsequent issuance had not occurred multiplied by (B) a fraction the numerator of which is the aggregate par amount of the Up-MACRO holding shares that are being created and the denominator of which is the aggregate par amount of the Up-MACRO holding shares that were outstanding prior to the subsequent issuance over (ii) the aggregate par amount of the Up-MACRO holding shares that are being created. The Authorized Participants creating additional MACRO Units will be required to deposit into each of the paired holding trusts an amount equal to the applicable Earnings Make-Whole Amount for that trust in order to ensure that existing holders of the paired holding shares do not get a proportionately smaller Quarterly Distribution as a result of a subsequent issuance that is made between distribution dates.

         Purchase orders for new MACRO Units will be processed either through a manual clearing process operated by DTC or through an enhanced clearing process that is available only to those DTC participants that also are participants in the Continuous Net Settlement System of the National Securities Clearing Corporation, or the "NSCC." Authorized Participants that do not use the NSCC's enhanced clearing process will be charged a higher transaction fee. Upon the deposit of the amounts described above, the trustee will give notice to the NSCC to credit the account of the applicable Authorized Participant.

         The trustee will deposit the treasuries and Earnings Make-Whole Amounts received from the Authorized Participants into the paired holding trusts in exchange for the additional Up-MACRO holding shares and Down-MACRO holding shares. The paired holding trusts may only issue additional pairs of Up-MACRO and Down-MACRO holding shares in the minimum number of shares constituting one or more MACRO Units. No fractional MACRO Units may be issued. If an Authorized Participant wishes to create and sell additional Up-MACRO tradeable shares, it must first direct the paired holding trusts to issue additional MACRO Units and then direct the Up-MACRO and Down-MACRO tradeable trusts to issue additional tradeable shares. The Authorized Participant may then exchange its holding shares for the newly-issued tradeable shares.

         The trustee will cause the paired holding trusts to enter into one new settlement contract for each new MACRO Unit that is created.

         In connection with any subsequent issuance, any Authorized Participant that creates a MACRO Unit will be deemed to be an underwriter of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act of 1933, as amended, which we refer to as the "Securities Act." See "PLAN OF DISTRIBUTION."

         Down-MACRO Subsequent Issuances

         If the Light Sweet Crude Oil Price rises to or above an ending level at which the Underlying Value of the Down-MACRO holding trust is equal to zero and remains at or above that level for [ ] price determination days, a recapitalization event will occur with respect to the Down-MACRO holding trust. Following the occurrence of a recapitalization event, the Down-MACRO holding trust will seek to obtain new investors. If it is unable to do so within [ ] New York business days, an early termination date will occur and all of the paired holding shares will be redeemed as described above under "- Final Distribution - Final Distributions on the Final Scheduled Termination Date or an Early Termination Date." If the Down-MACRO holding trust is successfully recapitalized, then:

         o the Down-MACRO holding trust will redeem all of the Down-MACRO holding shares that are currently outstanding at the Underlying Value of zero in a "Down-MACRO mandatory redemption;"

         o the Down-MACRO holding trust will issue new Down-MACRO holding shares in a one-sided "Down-MACRO subsequent issuance" with an aggregate par amount equal to the amount of additional funds invested in the Down-MACRO holding trust, which may not exceed the aggregate par amount of Up-MACRO holding shares that are then outstanding;

         o if the aggregate par amount of the newly-issued Down-MACRO holding shares is less than the aggregate par amount of the Up-MACRO holding shares, the Up-MACRO holding trust will be required to effect an "Up-MACRO mandatory proportional redemption" of its Up-MACRO holding shares such that the aggregate par amount of the Up-MACRO holding shares will again be equal to the aggregate par amount of the Down-MACRO holding shares; and

         o a new starting level is set at the level of the Light Sweet Crude Oil Price on the last price determination day preceding the date on which the Down-MACRO subsequent issuance is made, a new specified range is determined, and the existing settlement contracts are amended to reflect such new starting level and specified range.

         None of the settlement contracts will be redeemed in connection with a Down-MACRO subsequent issuance and no assets will be transferred between the paired holding trusts except in the case where an Up-MACRO mandatory proportional redemption must be effected.

         The new specified range must be such that a change in the level of the Light Sweet Crude Oil Price will result in the same proportionate change in the respective Underlying Value of each paired holding trust as that which resulted prior to the Up-MACRO or Down-MACRO subsequent issuance.

         One-sided subsequent issuances will be effected in accordance with the same procedures as those described with respect to paired subsequent issuances. One or more Authorized Participants must deliver to the trustee immediately available funds in an amount equal to the aggregate par amount of the Down-MACRO holding shares being created plus the applicable earnings make-whole amount.

         Following the occurrence of a recapitalization event with respect to the Up-MACRO holding trust, the Up-MACRO holding trust may be recapitalized in an "Up-MACRO subsequent issuance" in the same manner as that described for the Down-MACRO holding trust. However, prior to any such Up-MACRO subsequent issuance, all outstanding Up-MACRO holding and tradeable shares will first be redeemed in an Up-MACRO mandatory redemption, as described above under "--Final Distribution--Final Distributions in Mandatory Redemptions."

Book-Entry Registration

         The Up-MACRO holding shares and the Up-MACRO tradeable shares will be evidenced by one or more global certificates. We will deposit each global certificate representing the Up-MACRO holding shares and the Up-MACRO tradeable shares with The Depository Trust Company in the United States or with Clearstream Banking, societe anonyme or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as "DTC," Clearstream Banking, societe anonyme as "Clearstream" and the Euroclear system operated by Euroclear Bank S.A./NV as "Euroclear." Each global certificate will be registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

         Shareholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants." So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

         o not receive physical delivery of certificates in definitive registered form; and

         o        not be considered holders of the global certificate.

         The trustee will make distributions on the shares to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each distribution or redemption date, as the case may be. We and the trustee will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to the book-entry certificates. We and the trustee will not be responsible or liable for errors in payments made on account of the book-entry certificates, unless such error in payment was caused by an instruction error originating from us or the trustee.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

         Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. DTC has advised us that it will take any action permitted to be taken by a holder of shares, including the presentation of shares for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of those shares represented by the global certificates as to which the participant or participants has or have given such direction.

         DTC has advised us that it is:

         o a limited purpose trust company organized under the laws of the State of New York and a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

         o        a "clearing agency" registered pursuant to the provisions of
                  Section 17A of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act."

         DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking, societe anonyme, Luxembourg, has advised us that it is:

         o incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

         o subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

         Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream, will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear Bank S.A./NV has advised us that it is:

         o licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

         o        regulated and examined by the Belgian Banking and Finance
                  Commission.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

         We will issue the shares in definitive certificated form, which we refer to as "Definitive Certificates," if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that shares shall no longer be represented by global certificates, in which case we will issue shares in definitive form in exchange for the global certificates.

Hypothetical Scenarios

         As discussed in the preceding sections of this prospectus, Quarterly Distributions and the Final Distribution on your Up-MACRO holding shares or your Up-MACRO tradeable shares will depend upon the Underlying Value of the Up-MACRO holding trust. The Underlying Value of the Up-MACRO holding trust at any time will depend on the level of the Light Sweet Crude Oil Price. It is not possible to show all possible payment scenarios on Up-MACRO holding and tradeable shares, because we cannot predict future fluctuations in the level of the Light Sweet Crude Oil Price or the prevailing interest and discount rates associated with the treasuries deposited in the paired holding trusts at any particular point in time. However, to illustrate the unique structural and performance characteristics of the Up-MACRO holding and tradeable shares, we have created fifteen different hypothetical scenarios to show the hypothetical performance of one Up-MACRO holding or tradeable share.

         The tables that follow illustrate the performance of one Up-MACRO holding or tradeable share under various scenarios based on different assumptions about the level of the Light Sweet Crude Oil Price and the yield on the treasuries in the paired holding trusts. For presentation purposes only, we have assigned hypothetical values to the Light Sweet Crude Oil Price and hypothetical yields on the treasuries in the paired holding trusts to illustrate different possible performance scenarios. We have set the beginning value of the Light Sweet Crude Oil Price at $50.0, which is the level of the Light Sweet Crude Oil Price on the closing date, to facilitate comparisons between the level of the Light Sweet Crude Oil Price on the closing date and the level of the Light Sweet Crude Oil Price on subsequent dates. The levels of the Light Sweet Crude Oil Price contained in the tables do not represent the actual levels of the Light Sweet Crude Oil Price at any particular point in time and are not predictions about the future levels of the Light Sweet Crude Oil Price.

         The tables that follow present fifteen different hypothetical scenarios. The following matrix represents the various scenarios covered by the fifteen hypothetical tables:


  ---------------------------------------------------------------------------------------------------
               Price Levels                                  Interest Rate Scenarios
                                                                  Interest Rates      Interest Rates
                                           Interest Rates Rise         Fall          Remain Constant
                                           -------------------    --------------     ---------------
  Price Increases                                Table 1             Table 2             Table 3
  Price Decreases                                Table 4             Table 5             Table 6
  Price is Volatile with No Net Change           Table 7             Table 8             Table 9
  Price is Volatile with a Net Decrease         Table 10             Table 11            Table 12
  Price is Volatile with a Net Increase         Table 13             Table 14            Table 15
  ---------------------------------------------------------------------------------------------------


         Each of the following hypothetical tables is based on the following assumptions:

         o the current starting level of the Light Sweet Crude Oil Price on the closing date is $[50.0];

         o        the final scheduled termination date is [          ], [2010];

         o on each distribution date, the aggregate purchase price of the treasuries in the Up-MACRO holding trust is at least equal to the Up-MACRO Par Amount, and the aggregate purchase price of the treasuries in the Down-MACRO holding trust is at least equal to the Down-MACRO Par Amount;

         o on each distribution date, the amounts passed through by the Up-MACRO tradeable trust to holders of the Up-MACRO tradeable shares are equal to the amounts distributed by the Up-MACRO holding trust to the Up-MACRO tradeable trust on the Up-MACRO holding shares held by the Up-MACRO tradeable trust;

         o        the Up-MACRO Par Amount is equal to the Down-MACRO Par
                  Amount;

         o a $1 change in the Light Sweet Crude Oil Price results in a $1 change in the Underlying Value of the Up-MACRO holding trust;

         o the Underlying Value of each paired holding trust is calculated as of the period indicated in the related hypothetical table and does not reflect earnings or fees and expenses of the applicable trust;

         o no paired optional redemptions will occur prior to the final scheduled termination date;

         o no subsequent issuances will occur during the period from the closing date to the final scheduled termination date;

         o no Termination Triggers will occur during the period from the closing date to the final scheduled termination date;

         o all of the Up-MACRO holding shares have been deposited into the Up-MACRO tradeable trust and all of the Down-MACRO holding shares have been deposited into the Down-MACRO tradeable trust;

         o on the closing date, the portion of the Underlying Value of the Up-MACRO holding trust allocable to one Up-MACRO holding share is $50 and the portion of the Underlying Value of the Down-MACRO holding trust allocable to one Down-MACRO holding share is $50;

         o the number of Up-MACRO holding shares equals the number of Up-MACRO tradeable shares and the number of Down-MACRO holding shares equals the number of Down-MACRO tradeable shares;

         o the aggregate annual fees for the Up-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Up-MACRO tradeable trust, will be equal to 1.00% per annum; and

         o the aggregate annual fees for the Down-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Down-MACRO tradeable trust, will be equal to 1.00% per annum.

         You should note that the concept of Underlying Value as well as the realization of Available Earnings and the accrual of fees are associated with the paired holding trusts, rather than the Up-MACRO tradeable trust or the Down-MACRO tradeable trust. However, for purposes of the hypothetical tables presented below, we have related these concepts to both the paired holding shares and the Up-MACRO and Down-MACRO tradeable trust. No additional assumptions need to be made in order to relate these concepts to the Up-MACRO tradeable shares, because the Up-MACRO tradeable shares and the Down-MACRO tradeable shares receive only pass-through distributions of amounts distributed by the Up-MACRO holding trust and the Down-MACRO holding trust, respectively.

         As an example of the way the MACRO trusts function in a scenario in which the available earnings are insufficient to pay the quarterly fees of the trusts, we refer you to the hypothetical table on page [91]. In that hypothetical table, during the months September 2003 to August 2004, the available earnings did not suffice to pay the quarterly fees which caused the reduction of the par amount and, accordingly, the underlying value. As soon as the treasuries earnings increased above the level of the quarterly fees and available earnings were created, as was the case in September 2004, the available earnings were used to increase the par amount until it reached its original value, in December 2004, which enabled the trusts to continue their quarterly distributions.



         Hypothetical Table 1: Price Increases and Interest Rates Rise

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price and the interest rate on the treasuries held in the paired holding trusts have each increased steadily from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00        0.00      0.00%     0.00%       50.00       50.00
  October 2005   51.25    3.10%       0.13        0.12      2.50%     2.50%       51.25       48.75
  January 2006   52.50    3.20%       0.13        0.12      5.00%     2.44%       52.50       47.50
   April 2006    53.75    3.30%       0.13        0.12      7.50%     2.38%       53.75       46.25
   July 2006     55.00    3.40%       0.14        0.11     10.00%     2.33%       55.00       45.00
  October 2006   56.25    3.50%       0.14        0.11     12.50%     2.27%       56.25       43.75
  January 2007   57.50    3.60%       0.14        0.11     15.00%     2.22%       57.50       42.50
   April 2007    58.75    3.70%       0.15        0.10     17.50%     2.17%       58.75       41.25
   July 2007     60.00    3.80%       0.15        0.10     20.00%     2.13%       60.00       40.00
  October 2007   61.25    3.90%       0.15        0.10     22.50%     2.08%       61.25       38.75
  January 2008   62.50    4.00%       0.16        0.09     25.00%     2.04%       62.50       37.50
   April 2008    63.75    4.10%       0.16        0.09     27.50%     2.00%       63.75       36.25
   July 2008     65.00    4.20%       0.16        0.09     30.00%     1.96%       65.00       35.00
  October 2008   66.25    4.30%       0.17        0.08     32.50%     1.92%       66.25       33.75
  January 2009   67.50    4.40%       0.17        0.08     35.00%     1.89%       67.50       32.50
   April 2009    68.75    4.50%       0.17        0.08     37.50%     1.85%       68.75       31.25
   July 2009     70.00    4.60%       0.18        0.08     40.00%     1.82%       70.00       30.00
  October 2009   71.25    4.70%       0.18        0.07     42.50%     1.79%       71.25       28.75
  January 2010   72.50    4.80%       0.18        0.07     45.00%     1.75%       72.50       27.50
   April 2010    73.75    4.90%       0.18        0.07     47.50%     1.72%       73.75       26.25
------------------------------------------------------------------------------------------------------


TABLE 1 CONTINUED--


---------------------------------------------------------------------------
                            Cumulative Quarterly
  Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
  -----------------------   --------------------   ----------------------
      Up-        Down-        Up-         Down-        Up-        Down-
     MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Share       Share       Share        Share       Share       Share
---------------------------------------------------------------------------
     0.00        0.00         n/a          n/a        50.00       50.00
     0.26        0.24         0.26        0.24        51.51       48.99
     0.28        0.25         0.53        0.49        53.03       47.99
     0.30        0.25         0.83        0.75        54.58       47.00
     0.32        0.26         1.14        1.01        56.14       46.01
     0.34        0.26         1.48        1.27        57.73       45.02
     0.36        0.27         1.84        1.53        59.34       44.03
     0.38        0.27         2.22        1.80        60.97       43.05
     0.41        0.27         2.63        2.07        62.63       42.07
     0.43        0.27         3.06        2.34        64.31       41.09
     0.45        0.27         3.51        2.62        66.01       40.12
     0.48        0.27         3.99        2.89        67.74       39.14
     0.50        0.27         4.49        3.16        69.49       38.16
     0.53        0.27         5.02        3.43        71.27       37.18
     0.56        0.27         5.58        3.70        73.08       36.20
     0.58        0.27         6.16        3.96        74.91       35.21
     0.61        0.26         6.78        4.23        76.78       34.23
     0.64        0.26         7.42        4.48        78.67       33.23
     0.67        0.25         8.09        4.74        80.59       32.24
     0.70        0.25         8.79        4.99        82.54       31.24
---------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

         Hypothetical Table 2: Price Increases and Interest Rates Fall

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has increased steadily and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005      50.00    3.00%        0.00        0.00      0.00%     0.00%     50.00        50.00
  October 2005    51.25    2.90%        0.13        0.12      2.50%     2.50%     51.25        48.75
  January 2006    52.50    2.80%        0.13        0.12      5.00%     2.44%     52.50        47.50
   April 2006     53.75    2.70%        0.13        0.12      7.50%     2.38%     53.75        46.25
   July 2006      55.00    2.60%        0.14        0.11      10.00%    2.33%     55.00        45.00
  October 2006    56.25    2.50%        0.14        0.11      12.50%    2.27%     56.25        43.75
  January 2007    57.50    2.40%        0.14        0.11      15.00%    2.22%     57.50        42.50
   April 2007     58.75    2.30%        0.15        0.10      17.50%    2.17%     58.75        41.25
   July 2007      60.00    2.20%        0.15        0.10      20.00%    2.13%     60.00        40.00
  October 2007    61.25    2.10%        0.15        0.10      22.50%    2.08%     61.25        38.75
  January 2008    62.50    2.00%        0.16        0.09      25.00%    2.04%     62.50        37.50
   April 2008     63.75    1.90%        0.16        0.09      27.50%    2.00%     63.75        36.25
   July 2008      65.00    1.80%        0.16        0.09      30.00%    1.96%     65.00        35.00
  October 2008    66.25    1.70%        0.17        0.08      32.50%    1.92%     66.25        33.75
  January 2009    67.50    1.60%        0.17        0.08      35.00%    1.89%     67.50        32.50
   April 2009     68.75    1.50%        0.17        0.08      37.50%    1.85%     68.75        31.25
   July 2009      70.00    1.40%        0.18        0.08      40.00%    1.82%     70.00        30.00
  October 2009    71.25    1.30%        0.18        0.07      42.50%    1.79%     71.25        28.75
  January 2010    72.50    1.20%        0.18        0.07      45.00%    1.75%     72.50        27.50
   April 2010     73.75    1.10%        0.18        0.07      47.50%    1.72%     73.75        26.25
------------------------------------------------------------------------------------------------------


TABLE 2 - CONTINUED
------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
------------------------------------------------------------------------
     0.00        0.00         n/a         n/a         50.00       50.00
     0.26        0.24        0.26         0.24        51.51       48.99
     0.25        0.23        0.51         0.47        53.01       47.97
     0.24        0.21        0.75         0.68        54.50       46.93
     0.23        0.19        0.98         0.87        55.98       45.87
     0.23        0.18        1.21         1.04        57.46       44.79
     0.22        0.16        1.42         1.20        58.92       43.70
     0.21        0.14        1.63         1.35        60.38       42.60
     0.20        0.13        1.82         1.48        61.82       41.48
     0.18        0.12        2.01         1.59        63.26       40.34
     0.17        0.10        2.18         1.70        64.68       39.20
     0.16        0.09        2.34         1.79        66.09       38.04
     0.15        0.08        2.48         1.87        67.48       36.87
     0.13        0.07        2.62         1.93        68.87       35.68
     0.12        0.06        2.73         1.99        70.23       34.49
     0.10        0.05        2.84         2.04        71.59       33.29
     0.09        0.04        2.93         2.08        72.93       32.08
     0.07        0.03        3.00         2.10        74.25       30.85
     0.05        0.02        3.05         2.12        75.55       29.62
     0.04        0.01        3.09         2.14        76.84       28.39
---------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

    Hypothetical Table 3: Price Increases and Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has increased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   51.25    3.00%       0.13         0.12      2.50%     2.50%       51.25       48.75
  January 2006   52.50    3.00%       0.13         0.12      5.00%     2.44%       52.50       47.50
   April 2006    53.75    3.00%       0.13         0.12      7.50%     2.38%       53.75       46.25
   July 2006     55.00    3.00%       0.14         0.11      10.00%    2.33%       55.00       45.00
  October 2006   56.25    3.00%       0.14         0.11      12.50%    2.27%       56.25       43.75
  January 2007   57.50    3.00%       0.14         0.11      15.00%    2.22%       57.50       42.50
   April 2007    58.75    3.00%       0.15         0.10      17.50%    2.17%       58.75       41.25
   July 2007     60.00    3.00%       0.15         0.10      20.00%    2.13%       60.00       40.00
  October 2007   61.25    3.00%       0.15         0.10      22.50%    2.08%       61.25       38.75
  January 2008   62.50    3.00%       0.16         0.09      25.00%    2.04%       62.50       37.50
   April 2008    63.75    3.00%       0.16         0.09      27.50%    2.00%       63.75       36.25
   July 2008     65.00    3.00%       0.16         0.09      30.00%    1.96%       65.00       35.00
  October 2008   66.25    3.00%       0.17         0.08      32.50%    1.92%       66.25       33.75
  January 2009   67.50    3.00%       0.17         0.08      35.00%    1.89%       67.50       32.50
   April 2009    68.75    3.00%       0.17         0.08      37.50%    1.85%       68.75       31.25
   July 2009     70.00    3.00%       0.18         0.08      40.00%    1.82%       70.00       30.00
  October 2009   71.25    3.00%       0.18         0.07      42.50%    1.79%       71.25       28.75
  January 2010   72.50    3.00%       0.18         0.07      45.00%    1.75%       72.50       27.50
   April 2010    73.75    3.00%       0.18         0.07      47.50%    1.72%       73.75       26.25
------------------------------------------------------------------------------------------------------


TABLE 3 - CONTINUED
-------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
--------------------------------------------------------------------------
      0.00        0.00         n/a         n/a        50.00        50.00
      0.26        0.24        0.26        0.24        51.51        48.99
      0.26        0.24        0.52        0.48        53.02        47.98
      0.27        0.23        0.79        0.71        54.54        46.96
      0.28        0.23        1.06        0.94        56.06        45.94
      0.28        0.22        1.34        1.16        57.59        44.91
      0.29        0.21        1.63        1.37        59.13        43.87
      0.29        0.21        1.93        1.58        60.68        42.83
      0.30        0.20        2.23        1.78        62.23        41.78
      0.31        0.19        2.53        1.97        63.78        40.72
      0.31        0.19        2.84        2.16        65.34        39.66
      0.32        0.18        3.16        2.34        66.91        38.59
      0.33        0.18        3.49        2.51        68.49        37.51
      0.33        0.17        3.82        2.68        70.07        36.43
      0.34        0.16        4.16        2.84        71.66        35.34
      0.34        0.16        4.50        3.00        73.25        34.25
      0.35        0.15        4.85        3.15        74.85        33.15
      0.36        0.14        5.21        3.29        76.46        32.04
      0.36        0.14        5.57        3.43        78.07        30.93
      0.37        0.13        5.94        3.56        79.69        29.81
---------------------------------------------------------------------------



(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

         Hypothetical Table 4: Price Decreases and Interest Rates Rise

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   48.75    3.10%       0.12         0.13      -2.50%    -2.50%      48.75       51.25
  January 2006   47.50    3.20%       0.12         0.13      -5.00%    -2.56%      47.50       52.50
   April 2006    46.25    3.30%       0.12         0.13      -7.50%    -2.63%      46.25       53.75
   July 2006     45.00    3.40%       0.11         0.14     -10.00%    -2.70%      45.00       55.00
  October 2006   43.75    3.50%       0.11         0.14     -12.50%    -2.78%      43.75       56.25
  January 2007   42.50    3.60%       0.11         0.14     -15.00%    -2.86%      42.50       57.50
   April 2007    41.25    3.70%       0.10         0.15     -17.50%    -2.94%      41.25       58.75
   July 2007     40.00    3.80%       0.10         0.15     -20.00%    -3.03%      40.00       60.00
  October 2007   38.75    3.90%       0.10         0.15     -22.50%    -3.13%      38.75       61.25
  January 2008   37.50    4.00%       0.09         0.16     -25.00%    -3.23%      37.50       62.50
   April 2008    36.25    4.10%       0.09         0.16     -27.50%    -3.33%      36.25       63.75
   July 2008     35.00    4.20%       0.09         0.16     -30.00%    -3.45%      35.00       65.00
  October 2008   33.75    4.30%       0.08         0.17     -32.50%    -3.57%      33.75       66.25
  January 2009   32.50    4.40%       0.08         0.17     -35.00%    -3.70%      32.50       67.50
   April 2009    31.25    4.50%       0.08         0.17     -37.50%    -3.85%      31.25       68.75
   July 2009     30.00    4.60%       0.08         0.18     -40.00%    -4.00%      30.00       70.00
  October 2009   28.75    4.70%       0.07         0.18     -42.50%    -4.17%      28.75       71.25
  January 2010   27.50    4.80%       0.07         0.18     -45.00%    -4.35%      27.50       72.50
   April 2010    26.25    4.90%       0.07         0.18     -47.50%    -4.55%      26.25       73.75
------------------------------------------------------------------------------------------------------

TABLE 4 - CONTINUED

--------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
--------------------------------------------------------------------------
      0.00        0.00         n/a         n/a        50.00        50.00
      0.24        0.26        0.24        0.26        48.99        51.51
      0.25        0.28        0.49        0.53        47.99        53.03
      0.25        0.30        0.75        0.83        47.00        54.58
      0.26        0.32        1.01        1.14        46.01        56.14
      0.26        0.34        1.27        1.48        45.02        57.73
      0.27        0.36        1.53        1.84        44.03        59.34
      0.27        0.38        1.80        2.22        43.05        60.97
      0.27        0.41        2.07        2.63        42.07        62.63
      0.27        0.43        2.34        3.06        41.09        64.31
      0.27        0.45        2.62        3.51        40.12        66.01
      0.27        0.48        2.89        3.99        39.14        67.74
      0.27        0.50        3.16        4.49        38.16        69.49
      0.27        0.53        3.43        5.02        37.18        71.27
      0.27        0.56        3.70        5.58        36.20        73.08
      0.27        0.58        3.96        6.16        35.21        74.91
      0.26        0.61        4.23        6.78        34.23        76.78
      0.26        0.64        4.48        7.42        33.23        78.67
      0.25        0.67        4.74        8.09        32.24        80.59
      0.25        0.70        4.99        8.79        31.24        82.54
--------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

         Hypothetical Table 5: Price Decreases and Interest Rates Fall

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price and the interest rate on the treasuries held in the paired holding trusts have each decreased steadily from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00       0.00%     0.00%       50.00       50.00
  October 2005   48.75    2.90%       0.12         0.13      -2.50%    -2.50%      48.75       51.25
  January 2006   47.50    2.80%       0.12         0.13      -5.00%    -2.56%      47.50       52.50
   April 2006    46.25    2.70%       0.12         0.13      -7.50%    -2.63%      46.25       53.75
   July 2006     45.00    2.60%       0.11         0.14     -10.00%    -2.70%      45.00       55.00
  October 2006   43.75    2.50%       0.11         0.14     -12.50%    -2.78%      43.75       56.25
  January 2007   42.50    2.40%       0.11         0.14     -15.00%    -2.86%      42.50       57.50
   April 2007    41.25    2.30%       0.10         0.15     -17.50%    -2.94%      41.25       58.75
   July 2007     40.00    2.20%       0.10         0.15     -20.00%    -3.03%      40.00       60.00
  October 2007   38.75    2.10%       0.10         0.15     -22.50%    -3.13%      38.75       61.25
  January 2008   37.50    2.00%       0.09         0.16     -25.00%    -3.23%      37.50       62.50
   April 2008    36.25    1.90%       0.09         0.16     -27.50%    -3.33%      36.25       63.75
   July 2008     35.00    1.80%       0.09         0.16     -30.00%    -3.45%      35.00       65.00
  October 2008   33.75    1.70%       0.08         0.17     -32.50%    -3.57%      33.75       66.25
  January 2009   32.50    1.60%       0.08         0.17     -35.00%    -3.70%      32.50       67.50
   April 2009    31.25    1.50%       0.08         0.17     -37.50%    -3.85%      31.25       68.75
   July 2009     30.00    1.40%       0.08         0.18     -40.00%    -4.00%      30.00       70.00
  October 2009   28.75    1.30%       0.07         0.18     -42.50%    -4.17%      28.75       71.25
  January 2010   27.50    1.20%       0.07         0.18     -45.00%    -4.35%      27.50       72.50
   April 2010    26.25    1.10%       0.07         0.18     -47.50%    -4.55%      26.25       73.75
------------------------------------------------------------------------------------------------------


TABLE 5 - CONTINUED

--------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
--------------------------------------------------------------------------
       0.00        0.00         n/a         n/a        50.00        50.00
      0.24        0.26        0.24        0.26        48.99        51.51
      0.23        0.25        0.47        0.51        47.97        53.01
      0.21        0.24        0.68        0.75        46.93        54.50
      0.19        0.23        0.87        0.98        45.87        55.98
      0.18        0.23        1.04        1.21        44.79        57.46
      0.16        0.22        1.20        1.42        43.70        58.92
      0.14        0.21        1.35        1.63        42.60        60.38
      0.13        0.20        1.48        1.82        41.48        61.82
      0.12        0.18        1.59        2.01        40.34        63.26
      0.10        0.17        1.70        2.18        39.20        64.68
      0.09        0.16        1.79        2.34        38.04        66.09
      0.08        0.15        1.87        2.48        36.87        67.48
      0.07        0.13        1.93        2.62        35.68        68.87
      0.06        0.12        1.99        2.73        34.49        70.23
      0.05        0.10        2.04        2.84        33.29        71.59
      0.04        0.09        2.08        2.93        32.08        72.93
      0.03        0.07        2.10        3.00        30.85        74.25
      0.02        0.05        2.12        3.05        29.62        75.55
      0.01        0.04        2.14        3.09        28.39        76.84
----------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

    Hypothetical Table 6: Price Decreases and Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   48.75    3.00%       0.12         0.13      -2.50%    -2.50%      48.75       51.25
  January 2006   47.50    3.00%       0.12         0.13      -5.00%    -2.56%      47.50       52.50
   April 2006    46.25    3.00%       0.12         0.13      -7.50%    -2.63%      46.25       53.75
   July 2006     45.00    3.00%       0.11         0.14     -10.00%    -2.70%      45.00       55.00
  October 2006   43.75    3.00%       0.11         0.14     -12.50%    -2.78%      43.75       56.25
  January 2007   42.50    3.00%       0.11         0.14     -15.00%    -2.86%      42.50       57.50
   April 2007    41.25    3.00%       0.10         0.15     -17.50%    -2.94%      41.25       58.75
   July 2007     40.00    3.00%       0.10         0.15     -20.00%    -3.03%      40.00       60.00
  October 2007   38.75    3.00%       0.10         0.15     -22.50%    -3.13%      38.75       61.25
  January 2008   37.50    3.00%       0.09         0.16     -25.00%    -3.23%      37.50       62.50
   April 2008    36.25    3.00%       0.09         0.16     -27.50%    -3.33%      36.25       63.75
   July 2008     35.00    3.00%       0.09         0.16     -30.00%    -3.45%      35.00       65.00
  October 2008   33.75    3.00%       0.08         0.17     -32.50%    -3.57%      33.75       66.25
  January 2009   32.50    3.00%       0.08         0.17     -35.00%    -3.70%      32.50       67.50
   April 2009    31.25    3.00%       0.08         0.17     -37.50%    -3.85%      31.25       68.75
   July 2009     30.00    3.00%       0.08         0.18     -40.00%    -4.00%      30.00       70.00
  October 2009   28.75    3.00%       0.07         0.18     -42.50%    -4.17%      28.75       71.25
  January 2010   27.50    3.00%       0.07         0.18     -45.00%    -4.35%      27.50       72.50
   April 2010    26.25    3.00%       0.07         0.18     -47.50%    -4.55%      26.25       73.75
------------------------------------------------------------------------------------------------------

TABLE 6 - CONTINUED

--------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
--------------------------------------------------------------------------
      0.00        0.00         n/a         n/a        50.00        50.00
      0.24        0.26        0.24        0.26        48.99        51.51
      0.24        0.26        0.48        0.52        47.98        53.02
      0.23        0.27        0.71        0.79        46.96        54.54
      0.23        0.28        0.94        1.06        45.94        56.06
      0.22        0.28        1.16        1.34        44.91        57.59
      0.21        0.29        1.37        1.63        43.87        59.13
      0.21        0.29        1.58        1.93        42.83        60.68
      0.20        0.30        1.78        2.23        41.78        62.23
      0.19        0.31        1.97        2.53        40.72        63.78
      0.19        0.31        2.16        2.84        39.66        65.34
      0.18        0.32        2.34        3.16        38.59        66.91
      0.18        0.33        2.51        3.49        37.51        68.49
      0.17        0.33        2.68        3.82        36.43        70.07
      0.16        0.34        2.84        4.16        35.34        71.66
      0.16        0.34        3.00        4.50        34.25        73.25
      0.15        0.35        3.15        4.85        33.15        74.85
      0.14        0.36        3.29        5.21        32.04        76.46
      0.14        0.36        3.43        5.57        30.93        78.07
      0.13        0.37        3.56        5.94        29.81        79.69
----------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

 Hypothetical Table 7: Price is Volatile with No Net Approximate Change and
                              Interest Rates Rise

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00        0.00%   0.00%       50.00       50.00
  October 2005   52.40    3.10%       0.13         0.12        4.80%   4.80%       52.40       47.60
  January 2006   56.71    3.20%       0.14         0.11       13.42%   8.23%       56.71       43.29
   April 2006    48.78    3.30%       0.12         0.13       -2.45%  -13.99%      48.78       51.22
   July 2006     49.59    3.40%       0.12         0.13       -0.82%   1.67%       49.59       50.41
  October 2006   55.10    3.50%       0.14         0.11       10.20%   11.11%      55.10       44.90
  January 2007   55.38    3.60%       0.14         0.11       10.77%   0.51%       55.38       44.62
   April 2007    49.74    3.70%       0.12         0.13       -0.51%  -10.18%      49.74       50.26
   July 2007     52.14    3.80%       0.13         0.12        4.29%   4.82%       52.14       47.86
  October 2007   48.09    3.90%       0.12         0.13       -3.83%   -7.78%      48.09       51.91
  January 2008   47.93    4.00%       0.12         0.13       -4.13%   -0.32%      47.93       52.07
   April 2008    36.15    4.10%       0.09         0.16      -27.70%  -24.59%      36.15       63.85
   July 2008     37.73    4.20%       0.09         0.16      -24.54%   4.38%       37.73       62.27
  October 2008   49.41    4.30%       0.12         0.13       -1.17%   30.97%      49.41       50.59
  January 2009   46.91    4.40%       0.12         0.13       -6.17%   -5.06%      46.91       53.09
   April 2009    45.31    4.50%       0.11         0.14       -9.39%   -3.43%      45.31       54.69
   July 2009     48.90    4.60%       0.12         0.13       -2.19%   7.94%       48.90       51.10
  October 2009   44.39    4.70%       0.11         0.14      -11.22%   -9.23%      44.39       55.61
  January 2010   44.74    4.80%       0.11         0.14      -10.51%   0.81%       44.74       55.26
   April 2010    49.87    4.90%       0.12         0.13       -0.26%   11.46%      49.87       50.13
------------------------------------------------------------------------------------------------------


TABLE 7 - CONTINUED

--------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
--------------------------------------------------------------------------
      0.00        0.00         n/a         n/a        50.00        50.00
      0.26        0.24        0.26        0.24        52.66        47.84
      0.30        0.23        0.56        0.47        57.27        43.76
      0.27        0.28        0.83        0.75        49.60        51.97
      0.29        0.29        1.11        1.04        50.70        51.45
      0.33        0.27        1.44        1.31        56.55        46.20
      0.35        0.28        1.79        1.59        57.17        46.20
      0.32        0.33        2.11        1.91        51.86        52.17
      0.35        0.32        2.47        2.23        54.61        50.09
      0.34        0.36        2.80        2.60        50.89        54.51
      0.35        0.38        3.15        2.98        51.08        55.04
      0.27        0.48        3.42        3.45        39.57        67.31
      0.29        0.48        3.71        3.94        41.44        66.21
      0.40        0.40        4.11        4.34        53.52        54.93
      0.39        0.44        4.50        4.78        51.41        57.87
      0.39        0.46        4.88        5.24        50.19        59.94
      0.43        0.45        5.31        5.69        54.21        56.79
      0.40        0.50        5.71        6.19        50.10        61.80
      0.41        0.51        6.12        6.70        50.87        61.96
      0.47        0.48        6.60        7.18        56.47        57.31
----------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

        Hypothetical Table 8: Price is Volatile with No Net Approximate
                        Change and Interest Rates Fall

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   52.40    2.90%       0.13         0.12      4.80%     4.80%       52.40       47.60
  January 2006   56.71    2.80%       0.14         0.11      13.42%    8.23%       56.71       43.29
   April 2006    48.78    2.70%       0.12         0.13      -2.45%   -13.99%      48.78       51.22
   July 2006     49.59    2.60%       0.12         0.13      -0.82%    1.67%       49.59       50.41
  October 2006   55.10    2.50%       0.14         0.11      10.20%    11.11%      55.10       44.90
  January 2007   55.38    2.40%       0.14         0.11      10.77%    0.51%       55.38       44.62
   April 2007    49.74    2.30%       0.12         0.13      -0.51%   -10.18%      49.74       50.26
   July 2007     52.14    2.20%       0.13         0.12      4.29%     4.82%       52.14       47.86
  October 2007   48.09    2.10%       0.12         0.13      -3.83%    -7.78%      48.09       51.91
  January 2008   47.93    2.00%       0.12         0.13      -4.13%    -0.32%      47.93       52.07
   April 2008    36.15    1.90%       0.09         0.16     -27.70%   -24.59%      36.15       63.85
   July 2008     37.73    1.80%       0.09         0.16     -24.54%    4.38%       37.73       62.27
  October 2008   49.41    1.70%       0.12         0.13      -1.17%    30.97%      49.41       50.59
  January 2009   46.91    1.60%       0.12         0.13      -6.17%    -5.06%      46.91       53.09
   April 2009    45.31    1.50%       0.11         0.14      -9.39%    -3.43%      45.31       54.69
   July 2009     48.90    1.40%       0.12         0.13      -2.19%    7.94%       48.90       51.10
  October 2009   44.39    1.30%       0.11         0.14     -11.22%    -9.23%      44.39       55.61
  January 2010   44.74    1.20%       0.11         0.14     -10.51%    0.81%       44.74       55.26
   April 2010    49.87    1.10%       0.12         0.13      -0.26%    11.46%      49.87       50.13
------------------------------------------------------------------------------------------------------


TABLE 9 - CONTINUED

--------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
--------------------------------------------------------------------------
      0.00        0.00         n/a         n/a        50.00        50.00
      0.26        0.24        0.26        0.24        52.66        47.84
      0.27        0.21        0.53        0.44        57.24        43.73
      0.22        0.23        0.75        0.67        49.53        51.90
      0.21        0.21        0.96        0.89        50.55        51.30
      0.22        0.18        1.18        1.07        56.28        45.97
      0.21        0.17        1.39        1.24        56.77        45.85
      0.17        0.18        1.56        1.41        51.31        51.67
      0.17        0.16        1.73        1.57        53.88        49.42
      0.14        0.16        1.88        1.72        49.96        53.64
      0.13        0.14        2.01        1.87        49.94        53.93
      0.09        0.16        2.10        2.03        38.25        65.88
      0.08        0.14        2.18        2.17        39.91        64.44
      0.10        0.10        2.28        2.27        51.70        52.85
      0.08        0.09        2.37        2.36        49.28        55.45
      0.07        0.08        2.43        2.44        47.74        57.14
      0.06        0.06        2.49        2.51        51.40        53.60
      0.04        0.06        2.54        2.56        46.93        58.17
      0.03        0.04        2.57        2.60        47.32        57.86
      0.02        0.03        2.60        2.63        52.47        52.76
--------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

     Hypothetical Table 9: Price is Volatile with No Net Approximate Change and Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   52.40    3.00%       0.13         0.12      4.80%     4.80%       52.40       47.60
  January 2006   56.71    3.00%       0.14         0.11      13.42%    8.23%       56.71       43.29
   April 2006    48.78    3.00%       0.12         0.13      -2.45%   -13.99%      48.78       51.22
   July 2006     49.59    3.00%       0.12         0.13      -0.82%    1.67%       49.59       50.41
  October 2006   55.10    3.00%       0.14         0.11      10.20%    11.11%      55.10       44.90
  January 2007   55.38    3.00%       0.14         0.11      10.77%    0.51%       55.38       44.62
   April 2007    49.74    3.00%       0.12         0.13      -0.51%   -10.18%      49.74       50.26
   July 2007     52.14    3.00%       0.13         0.12      4.29%     4.82%       52.14       47.86
  October 2007   48.09    3.00%       0.12         0.13      -3.83%    -7.78%      48.09       51.91
  January 2008   47.93    3.00%       0.12         0.13      -4.13%    -0.32%      47.93       52.07
   April 2008    36.15    3.00%       0.09         0.16     -27.70%   -24.59%      36.15       63.85
   July 2008     37.73    3.00%       0.09         0.16     -24.54%    4.38%       37.73       62.27
  October 2008   49.41    3.00%       0.12         0.13      -1.17%    30.97%      49.41       50.59
  January 2009   46.91    3.00%       0.12         0.13      -6.17%    -5.06%      46.91       53.09
   April 2009    45.31    3.00%       0.11         0.14      -9.39%    -3.43%      45.31       54.69
   July 2009     48.90    3.00%       0.12         0.13      -2.19%    7.94%       48.90       51.10
  October 2009   44.39    3.00%       0.11         0.14     -11.22%    -9.23%      44.39       55.61
  January 2010   44.74    3.00%       0.11         0.14     -10.51%    0.81%       44.74       55.26
   April 2010    49.87    3.00%       0.12         0.13      -0.26%    11.46%      49.87       50.13
------------------------------------------------------------------------------------------------------


TABLE 9 - CONTINUED

--------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
--------------------------------------------------------------------------
      0.00        0.00         n/a         n/a        50.00        50.00
      0.26        0.24        0.26        0.24        52.66        47.84
      0.28        0.22        0.55        0.45        57.25        43.75
      0.24        0.26        0.79        0.71        49.56        51.94
      0.25        0.25        1.04        0.96        50.63        51.37
      0.28        0.22        1.31        1.19        56.41        46.09
      0.28        0.22        1.59        1.41        56.97        46.03
      0.25        0.25        1.84        1.66        51.58        51.92
      0.26        0.24        2.10        1.90        54.24        49.76
      0.24        0.26        2.34        2.16        50.43        54.07
      0.24        0.26        2.58        2.42        50.51        54.49
      0.18        0.32        2.76        2.74        38.91        66.59
      0.19        0.31        2.95        3.05        40.68        65.32
      0.25        0.25        3.20        3.30        52.61        53.89
      0.23        0.27        3.43        3.57        50.34        56.66
      0.23        0.27        3.66        3.84        48.96        58.54
      0.24        0.26        3.90        4.10        52.80        55.20
      0.22        0.28        4.12        4.38        48.51        59.99
      0.22        0.28        4.35        4.65        49.09        59.91
      0.25        0.25        4.60        4.90        54.47        55.03
----------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 10: Price is Volatile with a Net Decrease and Interest Rates Increase

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   35.98    3.10%       0.09         0.16     -28.03%   -28.03%      35.98       64.02
  January 2006   24.75    3.20%       0.06         0.19     -50.51%   -31.23%      24.75       75.25
   April 2006    25.93    3.30%       0.06         0.19     -48.13%    4.80%       25.93       74.07
   July 2006     28.07    3.40%       0.07         0.18     -43.86%    8.23%       28.07       71.93
  October 2006   24.14    3.50%       0.06         0.19     -51.72%   -13.99%      24.14       75.86
  January 2007   24.55    3.60%       0.06         0.19     -50.91%    1.67%       24.55       75.45
   April 2007    27.27    3.70%       0.07         0.18     -45.45%    11.11%      27.27       72.73
   July 2007     27.41    3.80%       0.07         0.18     -45.18%    0.51%       27.41       72.59
  October 2007   24.62    3.90%       0.06         0.19     -50.76%   -10.18%      24.62       75.38
  January 2008   25.81    4.00%       0.06         0.19     -48.38%    4.82%       25.81       74.19
   April 2008    23.80    4.10%       0.06         0.19     -52.40%    -7.78%      23.80       76.20
   July 2008     23.72    4.20%       0.06         0.19     -52.55%    -0.32%      23.72       76.28
  October 2008   17.89    4.30%       0.04         0.21     -64.22%   -24.59%      17.89       82.11
  January 2009   18.67    4.40%       0.05         0.20     -62.65%    4.38%       18.67       81.33
   April 2009    24.46    4.50%       0.06         0.19     -51.09%    30.97%      24.46       75.54
   July 2009     23.22    4.60%       0.06         0.19     -53.56%    -5.06%      23.22       76.78
  October 2009   22.42    4.70%       0.06         0.19     -55.15%    -3.43%      22.42       77.58
  January 2010   24.20    4.80%       0.06         0.19     -51.59%    7.94%       24.20       75.80
   April 2010    21.97    4.90%       0.05         0.20     -56.06%    -9.23%      21.97       78.03
------------------------------------------------------------------------------------------------------


TABLE 10 - CONTINUED

--------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
--------------------------------------------------------------------------
      0.00        0.00         n/a         n/a        50.00        50.00
      0.18        0.32        0.18        0.32        36.16        64.34
      0.13        0.40        0.31        0.72        25.06        75.97
      0.14        0.41        0.45        1.12        26.39        75.19
      0.16        0.41        0.61        1.54        28.68        73.47
      0.14        0.46        0.76        1.99        24.90        77.85
      0.15        0.47        0.91        2.46        25.46        77.92
      0.18        0.47        1.09        2.94        28.36        75.66
      0.19        0.49        1.27        3.43        28.69        76.01
      0.17        0.53        1.45        3.95        26.07        79.33
      0.19        0.54        1.63        4.49        27.44        78.68
      0.18        0.57        1.81        5.06        25.61        81.26
      0.18        0.59        2.00        5.65        25.72        81.93
      0.14        0.66        2.14        6.31        20.03        88.42
      0.15        0.67        2.29        6.98        20.97        88.31
      0.21        0.64        2.50        7.62        26.96        83.17
      0.20        0.67        2.70        8.30        25.92        85.08
      0.20        0.70        2.91        8.99        25.33        86.57
      0.22        0.70        3.13        9.69        27.33        85.49
      0.21        0.74        3.34        10.44       25.31        88.47
---------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 11: Price is Volatile with a Net Decrease and Interest Rates Decrease

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   35.98    2.90%       0.09         0.16     -28.03%   -28.03%      35.98       64.02
  January 2006   24.75    2.80%       0.06         0.19     -50.51%   -31.23%      24.75       75.25
   April 2006    25.93    2.70%       0.06         0.19     -48.13%    4.80%       25.93       74.07
   July 2006     28.07    2.60%       0.07         0.18     -43.86%    8.23%       28.07       71.93
  October 2006   24.14    2.50%       0.06         0.19     -51.72%   -13.99%      24.14       75.86
  January 2007   24.55    2.40%       0.06         0.19     -50.91%    1.67%       24.55       75.45
   April 2007    27.27    2.30%       0.07         0.18     -45.45%    11.11%      27.27       72.73
   July 2007     27.41    2.20%       0.07         0.18     -45.18%    0.51%       27.41       72.59
  October 2007   24.62    2.10%       0.06         0.19     -50.76%   -10.18%      24.62       75.38
  January 2008   25.81    2.00%       0.06         0.19     -48.38%    4.82%       25.81       74.19
   April 2008    23.80    1.90%       0.06         0.19     -52.40%    -7.78%      23.80       76.20
   July 2008     23.72    1.80%       0.06         0.19     -52.55%    -0.32%      23.72       76.28
  October 2008   17.89    1.70%       0.04         0.21     -64.22%   -24.59%      17.89       82.11
  January 2009   18.67    1.60%       0.05         0.20     -62.65%    4.38%       18.67       81.33
   April 2009    24.46    1.50%       0.06         0.19     -51.09%    30.97%      24.46       75.54
   July 2009     23.22    1.40%       0.06         0.19     -53.56%    -5.06%      23.22       76.78
  October 2009   22.42    1.30%       0.06         0.19     -55.15%    -3.43%      22.42       77.58
  January 2010   24.20    1.20%       0.06         0.19     -51.59%    7.94%       24.20       75.80
   April 2010    21.97    1.10%       0.05         0.20     -56.06%    -9.23%      21.97       78.03
------------------------------------------------------------------------------------------------------

TABLE 11 - CONTINUED

--------------------------------------------------------------------------
                           Cumulative Quarterly
 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
 -----------------------   --------------------   ----------------------
     Up-        Down-        Up-         Down-        Up-        Down-
    MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
    Share       Share       Share        Share       Share       Share
--------------------------------------------------------------------------
      0.00        0.00         n/a         n/a        50.00        50.00
      0.18        0.32        0.18        0.32        36.16        64.34
      0.12        0.36        0.30        0.68        25.04        75.93
      0.12        0.33        0.41        1.01        26.35        75.08
      0.12        0.31        0.53        1.32        28.60        73.25
      0.10        0.30        0.63        1.62        24.77        77.48
      0.09        0.28        0.72        1.90        25.27        77.36
      0.10        0.25        0.82        2.16        28.09        74.88
      0.09        0.24        0.91        2.39        28.32        74.98
      0.07        0.23        0.98        2.62        25.60        78.00
      0.07        0.20        1.05        2.82        26.86        77.02
      0.06        0.19        1.11        3.01        24.91        79.21
      0.05        0.17        1.16        3.19        24.89        79.46
      0.04        0.16        1.20        3.35        19.09        85.46
      0.03        0.14        1.23        3.49        19.91        84.82
      0.04        0.11        1.27        3.61        25.73        79.15
      0.03        0.10        1.30        3.70        24.52        80.48
      0.02        0.08        1.32        3.78        23.75        81.35
      0.02        0.06        1.34        3.84        25.54        79.63
      0.01        0.04        1.35        3.87        23.32        81.91
--------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 12: Price is Volatile with a Net Decrease and Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   35.98    3.00%       0.09         0.16     -28.03%   -28.03%      35.98       64.02
  January 2006   24.75    3.00%       0.06         0.19     -50.51%   -31.23%      24.75       75.25
   April 2006    25.93    3.00%       0.06         0.19     -48.13%    4.80%       25.93       74.07
   July 2006     28.07    3.00%       0.07         0.18     -43.86%    8.23%       28.07       71.93
  October 2006   24.14    3.00%       0.06         0.19     -51.72%   -13.99%      24.14       75.86
  January 2007   24.55    3.00%       0.06         0.19     -50.91%    1.67%       24.55       75.45
   April 2007    27.27    3.00%       0.07         0.18     -45.45%    11.11%      27.27       72.73
   July 2007     27.41    3.00%       0.07         0.18     -45.18%    0.51%       27.41       72.59
  October 2007   24.62    3.00%       0.06         0.19     -50.76%   -10.18%      24.62       75.38
  January 2008   25.81    3.00%       0.06         0.19     -48.38%    4.82%       25.81       74.19
   April 2008    23.80    3.00%       0.06         0.19     -52.40%    -7.78%      23.80       76.20
   July 2008     23.72    3.00%       0.06         0.19     -52.55%    -0.32%      23.72       76.28
  October 2008   17.89    3.00%       0.04         0.21     -64.22%   -24.59%      17.89       82.11
  January 2009   18.67    3.00%       0.05         0.20     -62.65%    4.38%       18.67       81.33
   April 2009    24.46    3.00%       0.06         0.19     -51.09%    30.97%      24.46       75.54
   July 2009     23.22    3.00%       0.06         0.19     -53.56%    -5.06%      23.22       76.78
  October 2009   22.42    3.00%       0.06         0.19     -55.15%    -3.43%      22.42       77.58
  January 2010   24.20    3.00%       0.06         0.19     -51.59%    7.94%       24.20       75.80
   April 2010    21.97    3.00%       0.05         0.20     -56.06%    -9.23%      21.97       78.03
------------------------------------------------------------------------------------------------------




TABLE 12 - CONTINUED



-------------------------------------------------------------------------------------------
                                            Cumulative Quarterly
                  Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
                  -----------------------   --------------------   ----------------------
                      Up-        Down-        Up-         Down-        Up-        Down-
    Quarter          MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended           Share       Share       Share        Share       Share       Share
-------------------------------------------------------------------------------------------
   July 2005           0.00        0.00         n/a         n/a        50.00        50.00
  October 2005         0.18        0.32        0.18        0.32        36.16        64.34
  January 2006         0.12        0.38        0.30        0.70        25.05        75.95
   April 2006          0.13        0.37        0.43        1.07        26.37        75.13
   July 2006           0.14        0.36        0.57        1.43        28.64        73.36
  October 2006         0.12        0.38        0.69        1.81        24.84        77.66
  January 2007         0.12        0.38        0.82        2.18        25.36        77.64
   April 2007          0.14        0.36        0.95        2.55        28.23        75.27
   July 2007           0.14        0.36        1.09        2.91        28.50        75.50
  October 2007         0.12        0.38        1.21        3.29        25.83        78.67
  January 2008         0.13        0.37        1.34        3.66        27.15        77.85
   April 2008          0.12        0.38        1.46        4.04        25.26        80.24
   July 2008           0.12        0.38        1.58        4.42        25.31        80.69
  October 2008         0.09        0.41        1.67        4.83        19.56        86.94
  January 2009         0.09        0.41        1.76        5.24        20.44        86.56
   April 2009          0.12        0.38        1.89        5.61        26.34        81.16
   July 2009           0.12        0.38        2.00        6.00        25.22        82.78
  October 2009         0.11        0.39        2.11        6.39        24.54        83.96
  January 2010         0.12        0.38        2.23        6.77        26.44        82.56
   April 2010          0.11        0.39        2.34        7.16        24.31        85.19
 ------------------------------------------------------------------------------------------



(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 13: Price is Volatile with a Net Increase and Interest Rates Increase

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   60.41    3.10%       0.15         0.10      20.82%    20.82%      60.41       39.59
  January 2006   57.32    3.20%       0.14         0.11      14.65%    -5.11%      57.32       42.68
   April 2006    49.81    3.30%       0.12         0.13      -0.37%   -13.10%      49.81       50.19
   July 2006     48.88    3.40%       0.12         0.13      -2.23%    -1.87%      48.88       51.12
  October 2006   48.81    3.50%       0.12         0.13      -2.38%    -0.15%      48.81       51.19
  January 2007   43.55    3.60%       0.11         0.14     -12.90%   -10.78%      43.55       56.45
   April 2007    36.88    3.70%       0.09         0.16     -26.25%   -15.32%      36.88       63.12
   July 2007     48.90    3.80%       0.12         0.13      -2.19%    32.61%      48.90       51.10
  October 2007   49.93    3.90%       0.12         0.13      -0.15%    2.09%       49.93       50.07
  January 2008   56.60    4.00%       0.14         0.11      13.20%    13.37%      56.60       43.40
   April 2008    57.99    4.10%       0.14         0.11      15.99%    2.46%       57.99       42.01
   July 2008     57.70    4.20%       0.14         0.11      15.39%    -0.51%      57.70       42.30
  October 2008   56.12    4.30%       0.14         0.11      12.23%    -2.74%      56.12       43.88
  January 2009   54.28    4.40%       0.14         0.11      8.55%     -3.28%      54.28       45.72
   April 2009    60.45    4.50%       0.15         0.10      20.89%    11.37%      60.45       39.55
   July 2009     66.47    4.60%       0.17         0.08      32.94%    9.96%       66.47       33.53
  October 2009   68.87    4.70%       0.17         0.08      37.73%    3.61%       68.87       31.13
  January 2010   92.27    4.80%       0.23         0.02      84.54%    33.98%      92.27        7.73
   April 2010    80.76    4.90%       0.20         0.05      61.52%   -12.47%      80.76       19.24
------------------------------------------------------------------------------------------------------



TABLE 13 - CONTINUED



-------------------------------------------------------------------------------------------
                                            Cumulative Quarterly
                  Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
                  -----------------------   --------------------   ----------------------
                      Up-        Down-        Up-         Down-        Up-        Down-
    Quarter          MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended           Share       Share       Share        Share       Share       Share
-------------------------------------------------------------------------------------------
   July 2005           0.00        0.00         n/a         n/a        50.00        50.00
  October 2005         0.30        0.20        0.30        0.20        60.71        39.79
  January 2006         0.30        0.22        0.60        0.42        57.93        43.10
   April 2006          0.27        0.28        0.88        0.70        50.69        50.88
   July 2006           0.28        0.29        1.16        0.99        50.04        52.11
  October 2006         0.29        0.31        1.45        1.30        50.26        52.49
  January 2007         0.27        0.35        1.72        1.65        45.27        58.10
   April 2007          0.24        0.41        1.96        2.06        38.84        65.18
   July 2007           0.33        0.34        2.29        2.41        51.20        53.50
  October 2007         0.35        0.35        2.64        2.76        52.57        52.83
  January 2008         0.41        0.31        3.05        3.07        59.65        46.47
   April 2008          0.43        0.32        3.49        3.39        61.48        45.39
   July 2008           0.45        0.33        3.93        3.72        61.63        46.02
  October 2008         0.45        0.35        4.38        4.07        60.50        47.95
  January 2009         0.45        0.38        4.83        4.44        59.11        50.17
   April 2009          0.51        0.34        5.35        4.78        65.79        44.33
   July 2009           0.58        0.29        5.93        5.07        72.40        38.60
  October 2009         0.62        0.28        6.55        5.35        75.41        36.49
  January 2010         0.85        0.07        7.40        5.42        99.67        13.16
   April 2010          0.77        0.18        8.17        5.61        88.93        24.85
 --------------------------------------------------------------------------------------------




(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 14: Price is Volatile with a Net Increase and Interest Rates Decrease

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.

------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00       0.00%     0.00%      50.00       50.00
  October 2005   60.41    2.90%       0.15         0.10      20.82%    20.82%      60.41       39.59
  January 2006   57.32    2.80%       0.14         0.11      14.65%    -5.11%      57.32       42.68
   April 2006    49.81    2.70%       0.12         0.13      -0.37%   -13.10%      49.81       50.19
   July 2006     48.88    2.60%       0.12         0.13      -2.23%   -1.866%      48.88       51.12
  October 2006   48.81    2.50%       0.12         0.13      -2.38%    -0.15%      48.81       51.19
  January 2007   43.55    2.40%       0.11         0.14     -12.90%   -10.78%      43.55       56.45
   April 2007    36.88    2.30%       0.09         0.16     -26.25%   -15.32%      36.88       63.12
   July 2007     48.90    2.20%       0.12         0.13      -2.19%    32.61%      48.90       51.10
  October 2007   49.93    2.10%       0.12         0.13      -0.15%    2.09%       49.93       50.07
  January 2008   56.60    2.00%       0.14         0.11      13.20%    13.37%      56.60       43.40
   April 2008    57.99    1.90%       0.14         0.11      15.99%    2.46%       57.99       42.01
   July 2008     57.70    1.80%       0.14         0.11      15.39%    -0.51%      57.70       42.30
  October 2008   56.12    1.70%       0.14         0.11      12.23%    -2.74%      56.12       43.88
  January 2009   54.28    1.60%       0.14         0.11      8.55%     -3.28%      54.28       45.72
   April 2009    60.45    1.50%       0.15         0.10      20.89%    11.37%      60.45       39.55
   July 2009     66.47    1.40%       0.17         0.08      32.94%    9.96%       66.47       33.53
  October 2009   68.87    1.30%       0.17         0.08      37.73%    3.61%       68.87       31.13
  January 2010   92.27    1.20%       0.23         0.02      84.54%    33.98%      92.27        7.73
   April 2010    80.76    1.10%       0.20         0.05      61.52%   -12.47%      80.76       19.24
------------------------------------------------------------------------------------------------------

TABLE 14 - CONTINUED


-------------------------------------------------------------------------------------------
                                            Cumulative Quarterly
                  Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
                  -----------------------   --------------------   ----------------------
                      Up-        Down-        Up-         Down-        Up-        Down-
    Quarter          MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended           Share       Share       Share        Share       Share       Share
-------------------------------------------------------------------------------------------
   July 2005           0.00        0.00        n/a         n/a         50.00        50.00
  October 2005         0.30        0.20        0.30        0.20        60.71        39.79
  January 2006         0.27        0.20        0.57        0.40        57.90        43.08
   April 2006          0.22        0.23        0.80        0.63        50.61        50.81
   July 2006           0.21        0.22        1.01        0.84        49.89        51.96
  October 2006         0.20        0.20        1.20        1.05        50.01        52.24
  January 2007         0.16        0.21        1.36        1.26        44.91        57.71
   April 2007          0.13        0.22        1.49        1.48        38.37        64.60
   July 2007           0.16        0.17        1.65        1.65        50.56        52.74
  October 2007         0.15        0.15        1.80        1.80        51.73        51.87
  January 2008         0.16        0.12        1.96        1.92        58.56        45.32
   April 2008          0.14        0.11        2.10        2.02        60.10        44.03
   July 2008           0.13        0.10        2.23        2.12        59.93        44.42
  October 2008         0.11        0.09        2.35        2.20        58.46        46.09
  January 2009         0.09        0.08        2.44        2.28        56.72        48.01
   April 2009          0.09        0.06        2.53        2.34        62.98        41.90
   July 2009           0.08        0.04        2.61        2.39        69.08        35.92
  October 2009         0.07        0.03        2.68        2.42        71.55        33.55
  January 2010         0.07        0.01        2.75        2.42        95.02        10.16
   April 2010          0.04        0.01        2.79        2.43        83.55        21.67
-------------------------------------------------------------------------------------------



(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 15: Price is Volatile with a Net Increase and Interest Rates Remain Constant

         The following table illustrates the hypothetical scenario in which the Light Sweet Crude Oil Price has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------
                                                                     Change
                                       Total Fees (3)                in Price    Underlying Value (4)
                          Three-      ----------------      Total   Since the    --------------------
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
------------------------------------------------------------------------------------------------------
   July 2005     50.00    3.00%       0.00         0.00      0.00%     0.00%       50.00       50.00
  October 2005   60.41    3.00%       0.15         0.10      20.82%    20.82%      60.41       39.59
  January 2006   57.32    3.00%       0.14         0.11      14.65%    -5.11%      57.32       42.68
   April 2006    49.81    3.00%       0.12         0.13      -0.37%   -13.10%      49.81       50.19
   July 2006     48.88    3.00%       0.12         0.13      -2.23%    -1.87%      48.88       51.12
  October 2006   48.81    3.00%       0.12         0.13      -2.38%    -0.15%      48.81       51.19
  January 2007   43.55    3.00%       0.11         0.14     -12.90%   -10.78%      43.55       56.45
   April 2007    36.88    3.00%       0.09         0.16     -26.25%   -15.32%      36.88       63.12
   July 2007     48.90    3.00%       0.12         0.13      -2.19%    32.61%      48.90       51.10
  October 2007   49.93    3.00%       0.12         0.13      -0.15%    2.09%       49.93       50.07
  January 2008   56.60    3.00%       0.14         0.11      13.20%    13.37%      56.60       43.40
   April 2008    57.99    3.00%       0.14         0.11      15.99%    2.46%       57.99       42.01
   July 2008     57.70    3.00%       0.14         0.11      15.39%    -0.51%      57.70       42.30
  October 2008   56.12    3.00%       0.14         0.11      12.23%    -2.74%      56.12       43.88
  January 2009   54.28    3.00%       0.14         0.11      8.55%     -3.28%      54.28       45.72
   April 2009    60.45    3.00%       0.15         0.10      20.89%    11.37%      60.45       39.55
   July 2009     66.47    3.00%       0.17         0.08      32.94%    9.96%       66.47       33.53
  October 2009   68.87    3.00%       0.17         0.08      37.73%    3.61%       68.87       31.13
  January 2010   92.27    3.00%       0.23         0.02      84.54%    33.98%      92.27        7.73
   April 2010    80.76    3.00%       0.20         0.05      61.52%   -12.47%      80.76       19.24
------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions     Distributions (5)    Cumulative Returns (6)
                 -----------------------   --------------------   ----------------------
                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
------------------------------------------------------------------------------------------
    July 2005         0.00        0.00         n/a         n/a        50.00        50.00
   October 2005       0.30        0.20        0.30        0.20        60.71        39.79
   January 2006       0.29        0.21        0.59        0.41        57.91        43.09
    April 2006        0.25        0.25        0.84        0.66        50.65        50.85
    July 2006         0.24        0.26        1.08        0.92        49.97        52.03
   October 2006       0.24        0.26        1.33        1.17        50.14        52.36
   January 2007       0.22        0.28        1.54        1.46        45.09        57.91
    April 2007        0.18        0.32        1.73        1.77        38.61        64.89
    July 2007         0.24        0.26        1.97        2.03        50.88        53.12
   October 2007       0.25        0.25        2.22        2.28        52.15        52.35
   January 2008       0.28        0.22        2.51        2.49        59.10        45.90
    April 2008        0.29        0.21        2.80        2.70        60.79        44.71
    July 2008         0.29        0.21        3.08        2.92        60.78        45.22
   October 2008       0.28        0.22        3.36        3.14        59.48        47.02
   January 2009       0.27        0.23        3.64        3.36        57.91        49.09
    April 2009        0.30        0.20        3.94        3.56        64.38        43.12
    July 2009         0.33        0.17        4.27        3.73        70.74        37.26
   October 2009       0.34        0.16        4.61        3.89        73.48        35.02
   January 2010       0.46        0.04        5.08        3.92        97.34        11.66
    April 2010        0.40        0.10        5.48        4.02        86.24        23.26
--------------------------------------------------------------------------------------------



(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

Recapitalization Events

         A "recapitalization event" will occur with respect to the Up-MACRO holding trust if the Light Sweet Crude Oil Price falls to or below [ ] dollars and remains at or below that level for [ ] consecutive price determination days. A "recapitalization event" will occur with respect to the Down-MACRO holding trust if the Light Sweet Crude Oil Price rises to or above [ ] dollars and remains at or above that level for [ ] consecutive price determination days. Following the occurrence of a recapitalization event, the affected paired holding trust must seek to find additional investors to recapitalize the trust. If it is unable to do so within [ ] New York business days, an early termination date will occur for all of the paired holding shares. However, holders of the Up-MACRO holding shares and holders of the Up-MACRO tradeable shares must note that, without regard to whether the Up-MACRO holding trust is recapitalized, their shares will be redeemed in an Up-MACRO mandatory redemption either immediately preceding the Up-MACRO subsequent issuance or immediately following the early termination date that will follow the occurrence of a recapitalization event with respect to the Up-MACRO holding trust.

         The administrative agent will be responsible for monitoring the occurrence of recapitalization events and notifying the trustee of these events. The trustee, upon being so notified, will prepare and deliver to shareholders the necessary notices relating to mandatory redemptions and one-sided subsequent issuances.

Termination Triggers

         Following the occurrence of specified events, which we refer to as "Termination Triggers," the earnings distribution agreement and the settlement contracts will automatically terminate and the trustee will redeem all of the paired holding shares and the Up-MACRO tradeable shares. The Final Distribution made by the Up-MACRO holding trust to holders of Up-MACRO holding shares upon this redemption will be passed through by the Up-MACRO tradeable trust to holders of Up-MACRO tradeable shares in redemption of their shares as described above under "-- Final Distribution." This redemption will occur on the next distribution date following the occurrence of the Termination Trigger, which we refer to as an "early termination date." Upon obtaining knowledge or receiving notice of the occurrence of any of the following Termination Triggers, the trustee will file a Form 8-K describing the termination trigger pursuant to Regulation FD and will promptly notify each holder of paired holding shares of the Termination Trigger caused by the occurrence of one of the following events:

         o the Light Sweet Crude Oil Price is not established by the NYMEX or the NYMEX refuses to make that price available to the calculation agent for the purpose of calculating underlying value for [ ] consecutive New York business days;

         o a recapitalization event occurs with respect to the Up-MACRO holding trust and no Up-MACRO subsequent issuance is made within [ ] days of that event or a recapitalization event occurs with respect to the Down-MACRO holding trust and no Down-MACRO subsequent issuance is made within [ ] days of that event;

         o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes an "investment company" required to register under the Investment Company Act of 1940, as amended; or

         o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within [90] days.

         Following the occurrence of a Termination Trigger, the paired holding trusts will settle all settlement contracts and then make a Final Distribution in redemption of all their outstanding shares on the early termination date. This Final Distribution will be determined as described above under "-- Final Distribution." Upon receipt of this Final Distribution, all of the Up-MACRO and Down-MACRO holding shares will be considered to be redeemed. After all funds on deposit in the paired holding trusts have been distributed to the holders of the paired holding shares, the trustee will liquidate the paired holding trusts. The Up-MACRO tradeable trust will also be liquidated after making a final pass-through distribution to the holders of its Up-MACRO tradeable shares of the Final Distribution that it receives from the Up-MACRO holding trust. Following this Final Distribution, the Up-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

         Any payment under the earnings distribution agreement and the settlement contracts and any Quarterly or Final Distribution to be made by either of the paired holding trusts, or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant Termination Trigger was the voluntary or involuntary bankruptcy of either of the paired holding trusts or of the Up-MACRO tradeable trust. Any delay of this type will affect when holders of Up-MACRO holders shares and holders of Up-MACRO tradeable shares receive the Final Distribution on their shares.

         The administrative agent will be responsible for monitoring the occurrence of a termination trigger that is related to or follows a recapitalization event and the termination trigger related to a failure by the NYMEX to establish the Light Sweet Crude Oil Price or its refusal to make it available to the calculation agent. The administrative agent must notify the trustee of any of these occurrences. The trustee will be responsible for monitoring the occurrence of the other types of termination triggers.

Listing

         The Up-MACRO tradeable shares will trade on the American Stock Exchange under the symbol "[ ]," but there is no assurance that the shares will continue to be eligible for trading on the American Stock Exchange during the entire time they remain outstanding.

         The Up-MACRO holding shares will not be listed on any exchange.

                      DESCRIPTION OF THE WORLD OIL MARKET

         The information in this section, as well as general information relating to the oil industry that is contained in the "RISK FACTORS" section of this prospectus, is primarily derived from information made available by the Energy Information Administration, or the "EIA," which operates under the auspices of the United States Department of Energy.

Oil Exploration, Extraction and Refining

         Crude oil is composed of compressed hydrocarbons and is found deep in the earth's crust in sedimentary rock reservoirs. The natural occurrence of crude oil is the result of a geological process that occurs over millions of years. Oil is found as concentrated pools or is diffused throughout the reservoir rocks. The same geological process also produces natural gas, which is a gas form of hydrocarbon, and coal, which is a solid form of hydrocarbon.

         In the form in which it is ultimately consumed, oil is the product of exploration, drilling, extraction, production and refining. Geologists determine that a site is ripe with oil either by using a seismic test where an artificial shockwave is sent through a cross-section of rock and subsequently measured and calibrated, or by extracting a rock or sediment sample and running tests on that sample. Often times, a site will contain both liquid and gas forms of hydrocarbons, because the gas will be integrated with the oil. In such cases, the natural gas must first be extracted from the oil. Once an oil site is identified, additional testing occurs to determine the boundaries of the reservoir and whether conditions are favorable for production. Upon that determination, production wells, tanks, pipelines and processing plants are installed at the site so that the oil can be extracted.

         Crude oil must go through a refining process before it can be consumed. The refining process involves "simple distillation," a heating process which effectively separates the crude oil into its various hydrocarbon components. Light products, such as naphtha, a product known as "straight-run gasoline" and liquid petroleum gases, separate from the oil at the lowest temperatures. Jet fuel, kerosene and distillates such as home heating oil and fuel follow. The heavier products, called "residuum" or "residual fuel oil," are removed at temperatures over 1000 degrees Fahrenheit. According to the EIA, refineries in the United States continue to process the heavier products into lighter products, because demand for oil products in the United States is primarily for lighter, premium forms of oil products such as gasoline.

         The quality of the crude oil determines the extent of processing necessary to achieve the desired product, which also affects the pricing of the crude. The lighter the crude oil, the more expensive it is because it is easier to refine. For example, West Texas Intermediate crude oil and other light sweet crude oils are more expensive than other grades of oil because they are easier to refine than heavier grades of oil.

Supply and Demand for Oil

         The supply of crude oil in the world market is driven by worldwide oil inventories, or "oil stock levels," which are a function of successful exploration, feasibility of drilling, production levels, transportation costs and the ability of producers to refine the crude oil into consumable products. Technological advances have a significant impact on the crude oil supply by making exploration and drilling more economically feasible. Supply for crude oil is also impacted by production interruptions, which may be caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure or human error. Supply is also impacted when an oil-producing country or region makes a decision to increase or reduce its volume of production, usually as a means of manipulating prices. For example, the Organization of the Petroleum Exporting Countries, also known as "OPEC," has through out its history directed its member states to restrict or expand production in an effort to control oil prices. Furthermore, government programs and policies affect both the supply and the demand for crude oil. When governments act to restrict or to permit oil drilling in given areas, supply is affected.

         The demand for crude oil is driven by the consumption of energy for transportation, industrial consumption of power and the demand for sources of energy to be used for heating and cooling. Prosperous economies influence demand for oil as consumers seek more goods and services. Demand can be impacted by public policy. For example, the imposition of taxes on oil or oil products, or environmental laws that require decreased or more efficient use of energy, may affect demand. Demand will also be impacted by international trade agreements, which establish oil price levels among trading partners or trading blocs. Because oil is priced in U.S. dollars, the price of crude oil is affected by changes in exchange rates associated with the U.S. dollar. Interest rate changes, which affect exchange rates, also have an impact on prices. Technology also affects demand for oil by enabling the exploitation of alternative fuel sources and by providing methods to use oil more efficiently.

         Sources of Supply. Most of the world's oil production occurs in the Persian Gulf, Russia, West Africa and South America. According to the EIA, OPEC countries produced approximately 40 percent of the world's oil in 2004. The OPEC countries consist of Algeria, Indonesia, Iran, Iraq, Kuwait, Libya, Nigeria, Qatar, United Arab Emirates, Venezuela and Saudi Arabia. In 2004, 14 countries produced more than 2 million barrels of crude per day. Seven of the 14 countries were OPEC countries, and the other seven consist of the United States, Russia, Mexico, China, Canada, Norway and the United Kingdom.

         The EIA notes that the world supply of oil was affected by various events in 2004 and early 2005, including:

         o        lower worldwide oil inventories;

         o uncertainty about the volume of Iraqi oil exports as the country faced political and economic turmoil;

         o damage inflicted on the U.S. Gulf Coast and offshore oil installations following the 2004 hurricanes Charley, Frances and Ivan; and

         o constraints on the oil industry's ability to explore, drill, refine and transport oil.

         Furthermore, political instability in Venezuela, labor strikes in Nigeria and internal conflict between the Russian government and the Yukos Oil Company contributed to the increase in oil prices in 2004.

         According to the EIA, non-OPEC countries produced approximately 60 percent of the world's oil in 2004, with the United States as the world's third largest producer after Saudi Arabia and Russia. The EIA notes that most major non-OPEC countries (except Mexico) have private oil sectors and that their governments have little control over the production of oil. Companies react to international price expectations, exploring and drilling more and in higher cost areas when prices are high, and focusing on lower-cost production when prices are low.

         The EIA found that as of January 2005, approximately 89 percent, or
73.4 million barrels per day of the world's 82.4 million barrels per day, of crude oil refinery capacity was located in non-OPEC countries. Countries with high petroleum demand tend to have large refinery capacity, or the ability and resources to refine large quantities of crude oil. The United States, for example, has far more refinery capacity than any other country, with 149 of the world's 691 refineries, and a crude oil refinery capacity of about 16.9 million barrels per day. Russia's refinery capacity stands at an estimated 5.4 million barrels per day. The EIA notes Japan's and China's refinery capacity is 4.7 million and 4.6 million barrels per day, respectively. All other countries have a refinery capacity that is below three million barrels per day.

         The table that follows shows the countries that were the leading producers of crude oil in 2004:

                             Top World Oil Producers, 2004(1)
                                (OPEC members in italics)

                                          Total Oil Production(2)
                Country                 (million barrels per day)
          ---------------------     -----------------------------
             Saudi Arabia                         10.37
                Russia                             9.27
             United States                         8.69
                 Iran                              4.09
                Mexico                             3.83
                 China                             3.62
                Norway                             3.18
                Canada                             3.14
               Venezuela                           2.86
         United Arab Emirates                      2.76
                Kuwait                             2.51
                Nigeria                            2.51
            United Kingdom                         2.08
                 Iraq                              2.03

         Source: Energy Information Administration
         (1) Table includes all countries with total oil production exceeding two million barrels per day in 2004.
         (2) Total oil production includes crude oil, natural gas liquids, condensate, refinery gain, and other liquids.

         Sources of Demand. According to the EIA, most of the world's oil is consumed by the United States and the People's Republic of China. In industrialized economies, demand for oil is largely a function of demand for products such as gasoline, jet fuel and diesel fuel. The EIA finds that oil consumption is higher in highly industrialized countries which have greater demands for energy for transportation; two-thirds of oil consumption in these countries is related to transportation. However, in developing or non-industrialized countries, demand for oil increases with the demand for heat and power, which is the case in China.

         China is the world's most populous country and, according to the EIA, as of July 2004, it is second only to the United States in its demand for oil. China's economy is evolving, as more state-owned firms privatize and the government encourages foreign investment activity. Between 2000 and 2002, China's three largest oil and gas firms--China Petroleum and Chemical Corp. (Sinopec), China National Petroleum Corporation (CNPC) and CNOOC Limited--carried out initial public offerings which resulted in an influx of billions of U.S. dollars in foreign capital. According to the EIA, China was the source of 40 percent of the demand for crude oil over the past four years. The EIA believes that China's continued demand is a significant factor in the world oil markets.

         The table that follows shows the countries with the greatest demand for crude oil in 2004:

                   Top World Oil Consumers, 2004(1)

                                      Total Oil Consumption
           Country                  (million barrels per day)
     ------------------           -----------------------------
        United States                         20.5
            China                              6.5
            Japan                              5.4
           Germany                             2.6
            Russia                             2.6
            India                              2.3
            Canada                             2.3
            Brazil                             2.2
         South Korea                           2.1
            France                             2.0
            Mexico                             2.0

         Source: Energy Information Administration
         (1) Table includes all countries that consumed more than two million barrels per day in 2004.

Overview of Historical Trends in Oil Price Fluctuations

         The price of crude oil has experienced significant fluctuations in the past due to a number of complex economic and political factors. In this section, we present an overview of historical trends in oil price fluctuations and related influences on those fluctuations consisting of notable international events and domestic energy policy during the past 35 years. We note, however, that historical movements in the price of oil may not provide any indication of future movements in the price of oil and the forces which determined supply and demand in the past may not have a similar effect in the future if they are negated by countervailing forces. Our source for data for the information and analysis contained in this section is the EIA report of May 2002, "Petroleum Chronology of Events 1970 - 2000."

         The following chart prepared by the EIA illustrates the movement in the price of a barrel of crude oil and notable domestic or world events between 1970 and 2000.

                               [OBJECT OMITTED]



         From the 1970s through the year 2000, a combination of U.S.
domestic policy and political events in the Middle East have been the dominant factors impacting the price of oil. Domestically, the Clean Air Act Amendments of 1970 and 1990 and other legislation resulted in the steady upward trend of prices. The Arab oil embargo in 1973, the revolution in Iran in 1978-1979, and the Persian Gulf conflict in 1990 contributed to price volatility. Most recently, the war in Iraq and the devastation to the U.S. Gulf Coast by hurricanes in 2004 and 2005, have stimulated a dramatic upward trend in the price of crude oil.

         The Clean Air Act Amendments of 1970--The beginning of regulation

         Since the 1920s, lead was a significant component in gasoline. However, the Clean Air Act Amendments of 1970 were the beginning of the move toward unleaded gasoline and emission standards for sulfur dioxide, nitrous oxides, carbon monoxide, oxidants (ozone), non-methane hydrocarbons, and total suspended particulates. By July 1, 1974, the amendments required that most gasoline stations offer unleaded gasoline, with a minimum 87 octane, and by 1996, all grades of gasoline were required to be completely unleaded. The requirement to produce low-lead or unleaded gasoline required more advanced refining techniques, such as the use and construction of downstream conversion units, or catalytic converters, to produce high-octane blending components to replace lost lead. These changes resulted in increased production costs that influenced increases in the price of oil.

         The Arab Oil Embargo of 1973

         In 1973, the oil embargo by certain Arab nations against the United States, which was accompanied by a decrease in production by OPEC, resulted in a sudden shortage of oil and dramatic increases in world prices of oil. Once the embargo was lifted six months later, crude oil prices had tripled from the 1973 average to $12 per barrel. In the United States, refiners began changing the refining technology and processing methods to reduce fuel consumption and to increase operating efficiency. However, 1973-1974 marked the beginning of the U.S. import of foreign oil at historic high levels.

         U.S. Domestic Policy in the 1970s

         Domestically, the 1970s were a time of significant government intervention. Legislation was enacted to help manage what was deemed an energy crisis. The Emergency Petroleum Allocation Act of 1973 (EPAA) was enacted to facilitate the equitable distribution of a short supply of oil. The EPAA established a two-tier system for pricing domestic crude oil. Crude oil was separated into two variations, "old oil" and "new oil," which included "stripper oil" and "released oil." Old oil was crude oil that produced at or below the 1972 production levels and was subject to below-market prices. New oil was sold at market prices. Subsidies and entitlements that arose from the EPAA and other legislation in the 1970s, such as the Department of Energy Organization Act of 1977, the Airline Deregulation Act of 1978 and the Power Plant and Industrial Fuel Use Act of 1978, influenced the development of a fragmented domestic oil industry that operated inefficiently. Throughout the 1970s, crude oil imports more than doubled, reaching 6.6 million barrels per day by 1977.

         Iranian Revolution of 1978-1979

         The revolution in Iran caused production in that country to be dramatically reduced. Furthermore, after the Iran-Iraq War began in 1980, OPEC production, led by Saudi Arabia, dropped from nearly 30 million barrels per day to 22.8 million barrels per day. This disruption in production caused oil prices to rise dramatically from about $14 per barrel to a peak price of $35 per barrel. The drop in OPEC production caused non-OPEC countries to boost their production of oil. OPEC, however, responded with further cuts in production, which deceased to 16.6 million barrels per day. During this time, as the U.S. began importing more non-OPEC oil, oil consumption began to drop as energy conservation and efficiency were promoted. In 1981, due to what the U.S. government perceived to be an oil crisis, the U.S. government removed export restrictions as well as the price controls put into effect in the 1970s and allowed the market's supply and demand dynamics to dictate prices. The result was that small domestic refineries, which were the source for unrefined/unfinished oil products, were unable to compete and closed. U.S. refiners, therefore, began importing unrefined oils to compensate for the loss. Furthermore, domestic oil prices rose and became aligned with foreign prices.

         The Crude Oil Collapse of 1986

         After peaking in 1981, oil prices responded to supply and demand forces and exhibited a steady decline through the early 1980s. In 1985, Saudi Arabia dramatically reversed its position and increased its output of crude oil. Saudi Arabia also implemented a pricing model which tied crude oil prices to the value of refined products. Other OPEC countries followed Saudi Arabia's lead and increased production. This resulted in supply levels that exceeded demand. Prices dropped dramatically and suddenly in early 1986, which then caused the U.S. to resume its import of foreign crude oil. U.S. crude imports rose from 3.2 million barrels per day in 1986 to 9.1 million per day in 2000.

         Persian Gulf Crisis of 1990-1991

         In August 1990, following Iraq's invasion of Kuwait and the U.N. approved embargo on crude oil and refined products from Iraq and Kuwait, crude oil prices suddenly and dramatically rose from slightly over $16 per barrel to a new high since 1981 of about $40 per barrel. These price increases were triggered by market's supply concerns. However, the modern petroleum markets had controls in place intended to keep the logistics of world supply and demand balanced. Non-OPEC countries increased production to offset the seven percent shortfall in world supplies, which in its turn, caused the global prices to drop back to a low of $20 per barrel.

         U.S. Domestic Policy in 1990-2000

         During the early 1990s, movements in the price of crude oil were not as dramatic as previously seen. Fluctuations occurred within a range of the high teens to low $20s per barrel. U.S. domestic policy focused on the impact that the production and use of petroleum products had on the environment. The U.S. government and individual states imposed various legislation that introduced energy efficiency programs, the use of alternative fuels and renewable energy, requirements for gasoline formulas, and various tax credits and exemptions. The mid-1990s to 2000 was also a time of restructuring within the energy industry, with mergers and acquisitions consolidating market share among a handful of companies.

         The end of the 1999s marked the beginning of another period of volatility when the price of crude oil began rising from the low $20s per barrel to over $30 per barrel in early 2000. As illustrated in the following graph, the price of oil in the last five years has steadily increased, with smaller fluctuations in both directions during this period.




                       [GRAPHIC OMITTED][GRAPHIC OMITTED]



         Source: EIA Petroleum Navigator, Cushing, OK WTI Spot Price FOB (Dollars per Barrel)

         West Texas Intermediate crude oil prices spike in February 2003

         In December 2002, a strike at the national oil company of Venezuela, Petroleos de Venezuela, S.A., resulted in the immediate loss for nearly 3 months of 3 million barrels per day of heavy, sour quality crude oil. The loss to the world market was substantial, and the impact to refining in the U.S. was great, because the U.S. imported more than half of Venezuela's crude oil and product exports. Thus, the U.S. and other countries that depended on the heavy, sour Venezuelan crude oil had to seek an alternative source for crude oil. World prices for crude oil rose with this disruption of heavy crude production, including the price of the light sweet West Texas Intermediate crude oil which rose to $37 per barrel at the end of February 2003 from about $27 per barrel at the end of November 2002.

         The impact on the price of light sweet crude oil was a function of (i) the shift in demand to alternative sources for oil due to the sudden and dramatic imbalance in supply, (ii) low inventories in the U.S. at the time of the strike, and (iii) the close relationship between the price of light and heavy crude oils. After the strike, heavy crude oil refiners increased the import of light and intermediate crude oil, even as the production of such oils was declining, in order to meet the existing demand for products. In the U.S., below average crude oil and refined product inventories exacerbated those dynamics. The West Texas Intermediate price spike in February 2003, for example, reflected pressure from the market to continue supplying crude oil and refined products in the midst of low reserves and a supply imbalance. Furthermore, the light crude price increase reflected the relationship between general crude oil price increases and the differential between light and heavy crude oils. In a tight market, the price of light sweet products increases even more than that of the heavy crude, which means that light product margins are higher. Thus, the light crude oil becomes more valuable as against the heavy crude. With the strike in Venezuela, significant volumes of heavy crude oil were lost, making the light sweet variety more valuable, and therefore affecting the light-heavy price differential.

         WTI prices reach unprecedented high of $60s per barrel

         The year 2000 through January 2006 has been a period of extreme movement, with dramatic increases, in the price of crude oil. Toward the end of 2004, the price of crude oil reached the $50s per barrel and increased to the high $60s by the end of the year 2005. The continued trend toward higher oil prices reflects:

         (i) Increased world demand, especially from the U.S. and China;

         (ii) uncertainty regarding the production of crude oil as well as the status of reserves due to continued tension in the Middle East and the war in Iraq, which has the third largest oil reserves behind Saudi Arabia and Canada, have significantly disrupted the production of oil; furthermore, OPEC's continued tightening of production has exacerbated price volatility as well as added to the uncertainty regarding supply and the status of reserves in the Middle East; and

         (iii) infrastructural damage caused by hurricanes Ivan in 2004 and Rita and Katrina in 2005 which devastated the U.S. Gulf Coast, resulting in the disruption of production and the shortage of supply.

                 DESCRIPTION OF THE LIGHT SWEET CRUDE OIL PRICE

         The Up-MACRO holding trust will make payments under the earnings distribution agreement and the settlement contracts and quarterly and final distributions on its shares based on the Light Sweet Crude Oil Price. When we refer to the "Light Sweet Crude Oil Price," we are referring to the settlement price of the NYMEX Division light sweet crude oil futures contract, on a per barrel basis [for the current front month] that is established and reported by the New York Mercantile Exchange, Inc., or the "NYMEX" on each price determination day.

The NYMEX Division Light Sweet Crude Oil Futures Contract

         The NYMEX Division light sweet crude oil futures contract, or the "light sweet crude oil futures contract," is traded on the physical facilities of the NYMEX. This futures contract is quoted on a per barrel basis and traded in units of 1,000 barrels (42,000 gallons) under the trading symbol "CL," followed by a reference to the relevant settlement month and year. Prices are quoted for delivery at Cushing, Oklahoma, which is a major crude oil transshipment point with extensive pipeline connections to oil producing areas and refining centers in the Southwestern United States and along the Gulf Coast. According to the NYMEX, their light sweet crude oil futures contract is used as an international pricing benchmark for oil because of its excellent liquidity and price transparency.

         Each light sweet crude oil futures contract traded on the NYMEX has a specific delivery month and year in which such contract is scheduled to terminate. This month is referred to as that contract's "delivery month" or "contract month." For example, if one purchases the June 2006 light sweet crude oil futures contract, the delivery month and year would be June 2006, and such contract would obligate the seller to deliver 1,000 barrels of light sweet crude oil to the buyer at Cushing, Oklahoma during June 2006. In order to determine the price that the buyer has to pay on delivery, the NYMEX terminates trading in a specific contract month for the light sweet crude futures contract on the third business day prior to the 25th day of the preceding month or, if the 25th day is not a business day, on the third business day prior to the business day that precedes the 25th day of the preceding month. For example, the June 2006 futures contract will stop trading on May 22, 2006, which is three business days prior to May 25, 2006.

         We also refer to the "front month" light sweet crude oil futures contract, which is the contract with a delivery date that occurs in the calendar month immediately following the current calendar month unless such month's contract has terminated trading. In that case, the front month contract is the contract with a delivery date that occurs in the second month following the current calendar month. For example, on May 22, 2006, the front month futures contract would be the June 2006 contract; however, on May 23, 2006, the front month futures contract would be the July 2006 contract. When we refer to the Light Sweet Crude Oil Price, we are referring to the settlement price of the current front month light sweet crude oil futures contract.

         Under the NYMEX's rules governing the light sweet crude oil futures contract, only certain types of oil meeting specified quality criteria may be delivered under the light sweet crude oil futures contract. The NYMEX's rules specify the levels of sulfur, gravity, viscosity, vapor pressure, impurity levels and pour points for different grades of oil that can be delivered under the light sweet crude oil futures contract. This specificity serves as the definition of "light sweet crude oil" under the contract and ensures the quality of the oil to be delivered. The following domestic grades of oil may be delivered by the seller without any discount from the final futures price of the futures contract: West Texas Intermediate, Low Sweet Mix, New Mexican Sweet, North Texas Sweet, Oklahoma Sweet and South Texas Sweet crude oil. Foreign grades of oil may also be delivered by a seller with a specific discount or premium from the futures price. Specifically, U.K. Brent and Forties may be delivered at a 30(cent)-per-barrel discount from the final futures price; Norwegian Oseberg Blend may be delivered at a 55(cent)-per-barrel discount from the final futures price; and Nigerian Bonny Light, Qua Iboe and Colombian Cusiana may each be delivered at a 15(cent)-per-barrel premium to the final futures price. The primary deliverable grade of oil under the contract is West Texas Intermediate crude oil, which is the U.S. benchmark grade of oil.

         Trading in the light sweet crude oil futures contract occurs by open outcry on the trading floor at the NYMEX from 10:00 a.m. until 2:30 p.m. (New York time) on each New York business day. We refer to this session as the "regular trading session." All prices are quoted in U.S. dollars. Trading also occurs after hours via the NYMEX ACCESS(R) internet-based trading platform. The daily futures price established by the NYMEX for each light sweet crude oil futures contract is based only on trading that occurs during the regular trading session. At the commencement of each trading day, there is a price fluctuation limit in effect for each contract month of the light sweet crude oil futures contract of $10.00 per barrel above or below the previous day's settlement price for such contract month. If a market for any contract month is traded or, is bid in the case of upward price moves or is offered in the case of downward price moves, for five (5) minutes consecutively at the upper or lower price limit, as applicable, then a "triggering event" will be deemed to have occurred. As a result of such triggering event, the market will be immediately halted for a five (5) minute temporary trading halt in all contract months (a "temporary trading halt"). Following the end of the 5-minute temporary trading halt, the market shall reopen simultaneously in all contract months. When trading resumes, price fluctuation limits for each contract month shall be expanded to $20.00 per barrel above and below the previous day's settlement price for such contract month. This procedure will be repeated for each triggering event that occurs during any one regular trading session, with each temporary trading halt being followed by an expansion of the price fluctuation limit for each contract month by an additional $10.00 per barrel above and below the previous day's settlement price for that contract month. There is no maximum price fluctuation limit for any one session.

         Regardless of any prior action concerning price limits during the regular trading session, commencing fifteen (15) minutes before the close of that session, there will be no price fluctuation limits on any contract month in the light sweet crude oil futures contract and, accordingly, no further trading halts may occur for the remainder of the regular trading session. In addition, there will be no limitations on price fluctuations for any contract month of the Light Sweet Crude Oil contract during the final trading day for that contract.

         The NYMEX Board of Directors may provide at any time that there shall be no trading during any one business day or trading session day in any commodity for future delivery in any specified month or months at prices more than a fixed limit above or below the settlement price for the preceding business day. At the discretion of the Board, any limitation so imposed by it may be changed or suspended or temporarily modified from time to time and without prior notice.

         The light sweet crude oil futures contract may be settled physically. Delivery must begin on or after the first calendar day of the delivery month and must be completed by the last calendar day of that month. All deliveries are made ratably over the course of the month. The seller's delivery obligation is fulfilled upon the delivery of the oil to any pipeline or storage facility in Cushing, Oklahoma with pipeline access to the Cushing storage facilities of Equilon Pipeline Company LLC or Texas Eastern Products Pipeline Company. In practice, the light sweet crude oil futures contract is usually settled in cash by means of the futures and clearing procedures of the NYMEX.

         Futures markets are subject to temporary distortions due to various factors, including but not limited to a lack of liquidity in the markets, the participation of speculators, war, geopolitical instability, supply decisions and policies made by OPEC and other non-OPEC countries such as Russia, increased demand in developing countries, weather, new environmental policies, government regulation and government intervention. These factors may cause dramatic fluctuations, or volatility, in the Light Sweet Crude Oil Price. Other factors, related specifically to the price of oil, may also add to the volatility in the Light Sweet Crude Oil Price. All of these factors may adversely affect the Light Sweet Crude Oil Price and therefore adversely affect the distributions on the Up-MACRO holding shares. See "RISK FACTORS -- The price of oil is variable and at times volatile, and there are risks associated with investing in a product linked to this price."

The Calculation of the Settlement Price of the Light Sweet Crude Oil Futures Contract

         The Underlying Value of the Up-MACRO holding trust on each price determination day will be determined by reference to the settlement price on that day of the front month light sweet crude oil futures contract. At the close of each day's regular trading session, the NYMEX "Settlement Price Committee," establishes the settlement price of the light sweet crude oil futures contract for each delivery month that trades on the NYMEX. The NYMEX Settlement Price Committee was formed and operates under the NYMEX's bylaws and its rules governing floor trading. It is composed of NYMEX members, permittees and representatives of non-member firms appointed by the Chairman of the NYMEX with the consent of the NYMEX's board of directors. The NYMEX Settlement Price Committee is divided into subcommittees for each futures and options contract traded on the NYMEX. To the extent possible, each subcommittee consists of at least six members, at least one of whom must be a floor broker, one of whom must be a floor trader and one of whom must represent trade interests. A NYMEX employee is a voting member of the Settlement Price Committee and has the right and authority to veto and override any decision by the committee in conformance with the rules outlined below regarding settlement price determinations.

         Under the NYMEX rules, members of the Settlement Price Committee are restricted from using or disclosing, for any purpose other than the performance of such member's official duties, any material non-public information obtained as a result of such member's participation on the Settlement Price Committee. Moreover, federal securities law will also prohibit the use of material non-public information in connection with the purchase and sale of any MACRO securities. However, members of the Settlement Price Committee are not prohibited from purchasing or selling NYMEX light sweet crude oil futures contracts or Up-MACRO holding or tradeable shares or Down-MACRO holding or tradeable shares.

         The settlement prices determined by the Light Sweet Crude Oil Subcommittee for each contract month are the official prices used by the clearinghouse in determining net gains or losses and margin requirements on the light sweet crude oil futures contracts. The clearinghouse is a body associated with the NYMEX that acts as the buyer to all sellers and the seller to all buyers.

         If two specified criteria are satisfied with respect to a particular contract month for the light sweet crude oil futures contract, then the settlement price of that contract month will be equal to the weighted average price (rounded to the minimum price fluctuation of $0.01) of all outright transactions that occurred in the closing range. "Outright transactions" mean contracts in which one of the parties has taken a position which is not offset by the opposite position taken by that party under another contract, thereby exposing that party to actual risk with respect to the settlement price of the futures contract. The "closing range" is defined under the NYMEX rules as the last two minutes of the regular trading session or, for the final day of trading of the expiring front month light sweet crude oil futures contract, the last thirty (30) minutes of the regular trading session. The two specified criteria for each contract month and each price determination day are as follows: the contract month must (1) have, as of the opening of business for that day, more than 10% of the total open interest for all contract months and
(2) represent at least 10% of the closing range volume of all contract months traded on the NYMEX on that day. For purposes of calculating total volume, "TAS volume," which is volume from limit orders placed prior to the close in which a buyer indicates that he or she is willing to take the settlement price, will be included, but volume done during the closing range in an expiring contract on its last day of trading will be excluded from the total volume. "Open interest" means the number of open or outstanding contracts for which an individual or entity is obligated to the NYMEX because that individual or entity has not yet made an offsetting sale or purchase or for which an actual contract delivery has not yet occurred. "Closing range volume" is the volume of executed trades in the light sweet crude futures contract for a particular contract month that occurred on any given day of trading during the last two minutes of the regular trading session or, with respect to the last day of trading for that contract month, during the last thirty (30) minutes of the regular trading session. More than seventy (70) different light sweet crude futures contracts with delivery months ranging from one month to several years in the future trade on the NYMEX.

         The NYMEX determines the settlement price for delivery months of the light sweet crude oil futures contract that represented 10% or less of the total open interest and in which less than 10% of trading volume occurred during the closing range based upon the spread relationships between and among light sweet crude oil futures contracts with various delivery months. "Spread relationship" refers to the simultaneous purchase and sale of futures contracts with different expirations. The Settlement Price Committee evaluates these relationships by giving the greatest weight to spreads executed late in the trading day in large volumes and lesser weight to spreads traded in smaller volumes executed earlier in the trading day. In any circumstance where the Settlement Price Committee is considering bids and offers for spreads, it must consider the mid-point of the best bid and best offer, not the actual best bid or best offer.

         On occasion, a price spike may occur in the closing range. A "price spike" in the closing range will be deemed to have occurred if, in the sole discretion of the Settlement Price Committee, a significant change in the spread relationships between a given month, known as the "spiked month," and the contract months immediately preceding and following such month occurred during the closing range. If a price spike in the closing range occurs in a light sweet crude oil futures contract for a contract month with respect to which the open interest and volume criteria are met and the settlement price is therefore determined by weighted average price, the Settlement Price Committee may disregard the settlement price for the spiked month in considering spread relationships for the other months were the open interest and volume criteria was not met.

         The Settlement Price Committee may not establish a settlement price that would be lower than the best bid or higher than the best offer that had been posted with NYMEX and remained available for execution and unfilled for the final fifteen minutes of trading and was for at least 100 contracts in the relevant delivery month or at least 200 contracts in any other delivery month.

         If any settlement price determined with respect to the relevant delivery month, either by calculation of the weighted average price or by reference to spread relationships, is inconsistent with transactions that occurred during the closing range in other delivery months of the light sweet crude oil futures contract or with market information known to the Settlement Price Committee (such as bids or offers for outright transactions and spreads that were unfilled during the closing range, or bids, offers or transactions in strips or outright transactions executed prior to the closing range), the Settlement Price Committee may, in its discretion, establish a settlement price at a level consistent with such other transactions or market information.

         In the event that the Settlement Price Committee establishes a settlement price as described in the preceding paragraph, or if it determines that a price spike in the closing range occurred or if it determines a settlement price by a majority rather than by unanimous agreement of its six members, it must prepare a written record describing the basis upon which it established the relevant settlement price.

Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract

         The following table shows the monthly closing settlement prices for the light sweet crude oil futures contract for the period from January 2000 through February 2006. The settlement price of the contract, reported on a per barrel basis fluctuated widely during this period. The results shown should not be considered representative of the Light Sweet Crude Oil Price in the future nor should the results be viewed as being indicative of the future performance of the Up-MACRO holding shares or the Up-MACRO tradeable shares.

Monthly Closing Settlement Prices of the Light Sweet Crude Oil Futures Contracts
                             (as reported by NYMEX)
                                  (Per Barrel)

                                                                 Year
               ----------------------------------------------------------------------------------------------------
     Month           2000          2001           2002           2003           2004           2005          2006
-------------------------------------------------------------------------------------------------------------------
    January         26.54          29.33          19.36          30.56          33.02         45.64         57.98
   February         29.66          32.19          18.34          34.61          36.20         46.91         68.35
     March          29.51          28.58          20.29          36.79          35.60         51.15
     April          28.00          25.96          24.90          28.61          37.11         56.62
      May           27.35          27.28          26.27          29.91          37.60         52.44
     June           28.61          29.74          27.33          29.28          40.92         46.80
     July           31.69          26.50          25.53          30.82          38.11         58.90
    August          30.93          25.59          26.60          30.19          40.86         56.72
   September        31.22          27.91          30.11          30.95          47.86         65.45
    October         37.20          26.59          29.50          29.96          47.10         66.23
   November         33.75          21.76          27.92          30.18          54.92         61.03
   December         35.45          17.72          26.98          32.86          48.44         56.14


-------------------------------------------------------------------------------------------------------------------



Investors should understand that the price of the NYMEX light sweet crude oil futures contract can change dramatically on a day-to-day basis; accordingly, this table may not fully capture this volatility.

         Historical Graph of Monthly Closing Settlement Prices for the
                    Light Sweet Crude Oil Futures Contracts

         The following graph shows the monthly closing settlement prices for the light sweet crude oil futures contracts for a three year period ended February, 2005. The price of oil per barrel increased during this period. Concurrently, the settlement prices of the contracts, reported on a per barrel basis increased significantly during this period. The results shown should not be considered representative of the Light Sweet Crude Oil Price in the future nor should the results be viewed as being indicative of the future performance of the Up-MACRO holding shares or the Up-MACRO tradeable shares.




                               [GRAPHIC OMITTED]

     Historical Month-End Yield on the 91-day United States Treasury Bill

         The following table shows the historical month-end yield on the 91-day United States treasury bill for the period from January 1980 through May 2005. The yield on the 91-day United States treasury bill fluctuated widely during this period. The results shown should not be considered representations of the yield on the treasuries held in the paired holding trusts in the future nor should the results be considered a representation of the future distributions on the Up-MACRO holding shares or the Up-MACRO tradeable shares.

           Month-End Yield on the 91-day United States Treasury Bill
       (as reported by The Federal Reserve Board of Governors, unaudited)
                      (on an annualized percentage basis)


-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Years
               --------------------------------------------------------------------------------------------------------------------

Month Ended      1980     1981      1982     1983    1984    1985      1986    1987    1988     1989     1990       1991    1992
January         12.00%   14.59%    12.52%    8.10%   8.89%   8.05%    6.97%    5.60%   5.64%    8.39%    7.74%      6.19%   3.84%
February        14.01%   14.22%    12.44%    7.93%   9.14%   8.50%    7.02%    5.45%   5.62%    8.71%    7.77%      6.04%   3.93%
March           14.24%   12.46%    13.26%    8.64%   9.72%   8.18%    6.34%    5.61%   5.71%    8.90%    7.80%    5.74%(1)  4.05%
April           10.39%   14.86%    12.34%    8.08%   9.72%   7.85%    6.10%    5.53%   5.98%    8.41%    7.79%      5.51%   3.70%
May              7.75%   15.10%   11.50%(1)  8.63%   9.75%   7.14%    6.30%    5.68%   6.43%    8.61%    7.75%      5.53%   3.70%
June             7.88%   14.28%    12.76%    8.79%   9.92%   6.83%    5.96%    5.73%   6.56%    7.99%    7.74%      5.54%   3.57%
July             8.62%   14.87%    10.17%    9.22%  10.40%   7.28%    5.79%    6.07%   6.95%    7.80%    7.49%      5.53%   3.18%
August           9.96%   15.52%     8.42%    9.26%  10.63%   7.14%    5.17%    6.25%   7.30%    7.89%    7.39%      5.33%   3.16%
September       11.44%   14.34%     7.62%    8.71%  10.22%   7.04%    5.20%    6.61%   7.25%    7.91%    7.14%      5.11%   2.69%
October         12.71%   12.75%     7.90%    8.51%   9.01%   7.19%    5.20%    5.27%   7.36%    7.77%    7.11%      4.82%   2.96%
November        14.48%   10.37%     8.28%    8.88%   8.44%   7.16%    5.39%    5.21%   7.83%    7.59%    7.02%      4.35%   3.27%
December        14.30%   11.08%     7.92%    8.97%   7.85%   7.05%    5.67%    5.68%   8.10%    7.55%    6.44%      3.88%   3.08%
----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Years
               --------------------------------------------------------------------------------------------------------------------
 Month Ended     1993      1994     1995     1996     1997    1998     1999    2000    2001     2002     2003       2004    2005
January          2.90%    2.96%     5.83%    4.91%    5.02%   5.06%    4.37%   5.53%   4.86%    1.73%    1.16%      0.90%   2.48%
February         2.95%    3.36%     5.76%    4.89%    5.09%   5.18%    4.55%   5.62%   4.73%    1.76%    1.18%      0.94%   2.72%
March            2.89%    3.48%     5.70%    5.00%    5.21%   5.02%    4.37%   5.72%   4.20%  1.76%(1)   1.12%      0.93%   2.73%
April            2.91%    3.87%     5.69%    5.01%    5.14%   4.87%    4.43%   5.66%   3.86%    1.74%    1.11%      0.96%   2.84%
May            3.06%(1)   4.16%     5.63%    5.04%    4.82%   4.89%  4.53%(1)  5.48%   3.55%    1.71%    1.09%    1.06%(1)  2.93%
June             3.03%    4.15%     5.44%    5.04%    5.06%   4.97%    4.65%   5.71%   3.57%    1.67%    0.89%      1.31%
July             3.03%    4.27%     5.42%    5.18%    5.11%   4.97%    4.62%   6.03%   3.46%    1.68%    0.94%      1.42%
August           3.01%    4.56%     5.29%    5.15%    5.10%   4.77%    4.84%   6.13%   3.30%    1.66%    0.96%      1.57%
September        2.92%    4.67%     5.24%    4.91%    4.93%   4.26%    4.74%   6.05%   2.35%    1.54%    0.93%      1.68%
October          3.03%    5.03%     5.32%    5.03%    5.07%   4.23%    4.97%   6.19%   2.01%    1.42%    0.94%      1.87%
November         3.14%    5.56%     5.32%    5.00%    5.08%   4.42%    5.15%   6.03%   1.75%    1.20%    0.91%      2.20%
December         3.01%    5.53%     4.96%    5.07%    5.22%   4.37%    5.17%   5.73%   1.71%    1.20%    0.93%      2.18%
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------
         (1) For this month, the historical yield on the 91-day United States treasury bill for the last business day of the month is not available, therefore, the yield on the 91-day United States treasury bill for the second to last business day of the month is presented above.

Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO

         The following table illustrates the hypothetical monthly performance of an Up-MACRO holding or tradeable share and a Down-MACRO holding or tradeable share from the period beginning on June 30, 2000 through May 31, 2005. This hypothetical table uses the historical monthly closing settlement prices of the light sweet crude oil futures contract set forth in the table titled "Monthly Closing Settlement Prices of Light Sweet Crude Oil Futures Contracts" on page 88 and the historical information for three-month treasury yields set forth in the table titled "Month-End Yield on 91-day United States Treasury Bills" on page 90. Furthermore, other than assumptions relating to the starting level and the final scheduled termination date, this table makes each of the assumptions beginning on page 58 relating to the hypothetical tables set forth in "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Hypothetical Scenarios."



                       Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO
                                  (unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Cumulative
                                                                                                       Quarterly
                                                             Change     Underlying      Quarterly      Distributions   Cumulative
                                    Total Fees (3)          in Price    Value (4)      Distributions       (5)         Returns (6)
                          Three-   ---------------- Total   Since the --------------  ---------------  ------------- ---------------
                 Price    Month     Up-  Down-      Price   Most      Up-      Down-   Up-      Down-  Up-   Down-   Up-   Down-
    Quarter      Level   Treasury  MACRO MACRO      Level   Recent    MACRO    MACRO   MACRO    MACRO  MACRO MACRO   MACRO MACRO
     Ended        (1)   Yield (2)  Share Share     Change   Period    Share    Share   Share    Share  Share Share   Share Share
------------------------------------------------------------------------------------------------------------------------------------

                                                     Total

   June 2000     32.50    5.71%    0.00    0.00      0.00%     0.00%    32.50  32.50    0.00   0.00    *      *     32.50  32.50
   July 2000     27.43    6.03%      *      *       -15.60%   -15.60%   27.43  37.57      *      *     *      *       *      *
  August 2000    33.12    6.13%      *      *        1.91%     20.74%   33.12  31.88      *      *     *      *       *      *
 September 2000  30.84    6.05%    0.08    0.09      -5.11%    -6.88%   30.84  34.16    0.36   0.41  0.36   0.41    31.20  34.57
  October 2000   32.70    6.19%      *      *        0.62%     6.03%    32.70  32.30      *      *     *      *       *      *
 November 2000   33.82    6.03%      *      *        4.06%     3.43%    33.82  31.18      *      *     *      *       *      *
 December 2000   26.80    5.73%    0.08    0.08     -17.54%   -20.76%   26.80  38.20    0.39   0.43  0.75   0.83    27.55  39.03
  January 2001   28.66    4.86%      *      *       -11.82%    6.94%    28.66  36.34      *      *     *      *       *      *
 February 2001   27.39    4.73%      *      *       -15.72%    -4.43%   27.39  37.61      *      *     *      *       *      *
   March 2001    26.29    4.20%    0.07    0.09     -19.11%    -4.02%   26.29  38.71    0.32   0.44  1.08   1.28    27.37  39.99
   April 2001    28.46    3.86%      *      *       -12.43%    8.25%    28.46  36.54      *      *     *      *       *      *
    May 2001     28.37    3.55%      *      *       -12.71%    -0.32%   28.37  36.63      *      *     *      *       *      *
   June 2001     26.25    3.57%    0.07    0.09     -19.23%    -7.47%   26.25  38.75    0.22   0.30  1.30   1.58    27.55  40.33
   July 2001     26.35    3.46%      *      *       -18.92%    0.38%    26.35  38.65      *      *     *      *       *      *
  August 2001    27.20    3.30%      *      *       -16.31%    3.23%    27.20  37.80      *      *     *      *       *      *
 September 2001  23.43    2.35%    0.06    0.10     -27.91%   -13.86%   23.43  41.57    0.16   0.25  1.46   1.83    24.89  43.40
  October 2001   21.18    2.01%      *      *       -34.83%    -9.60%   21.18  43.82      *      *     *      *       *      *
 November 2001   19.44    1.75%      *      *       -40.18%    -8.22%   19.44  45.56      *      *     *      *       *      *
 December 2001   19.84    1.71%    0.05    0.11     -38.95%    2.06%    19.84  45.16    0.07   0.15  1.53   1.98    21.37  47.14
  January 2002   19.48    1.73%      *      *       -40.06%    -1.82%   19.48  45.52      *      *     *      *       *      *
 February 2002   21.74    1.76%      *      *       -33.11%    11.60%   21.74  43.26      *      *     *      *       *      *
   March 2002    26.31    1.76%    0.06    0.11     -19.05%    21.02%   26.31  38.69    0.04   0.08  1.57   2.06    27.88  40.75
   April 2002    27.29    1.74%      *      *       -16.03%    3.73%    27.29  37.71      *      *     *      *       *      *
    May 2002     25.31    1.71%      *      *       -22.12%    -7.26%   25.31  39.69      *      *     *      *       *      *
   June 2002     26.86    1.67%    0.07    0.10     -17.35%    6.12%    26.86  38.14    0.05   0.07  1.62   2.13    28.48  40.27
   July 2002     27.02    1.68%      *      *       -16.86%    0.60%    27.02  37.98      *      *     *      *       *      *
  August 2002    28.98    1.66%      *      *       -10.83%    7.25%    28.98  36.02      *      *     *      *       *      *
 September 2002  30.45    1.54%    0.07    0.09      -6.31%    5.07%    30.45  34.55    0.05   0.06  1.67   2.19    32.12  36.74
  October 2002   27.22    1.42%      *      *       -16.25%   -10.61%   27.22  37.78      *      *     *      *       *      *
 November 2002   26.89    1.20%      *      *       -17.26%    -1.21%   26.89  38.11      *      *     *      *       *      *
 December 2002   31.20    1.20%    0.07    0.09      -4.00%    16.03%   31.20  33.80    0.04   0.05  1.71   2.24    32.91  36.04
  January 2003   33.51    1.16%      *      *        3.11%     7.40%    33.51  31.49      *      *     *      *       *      *
 February 2003   36.60    1.18%      *      *        12.62%    9.22%    36.60  28.40      *      *     *      *       *      *
   March 2003    31.04    1.12%    0.08    0.08      -4.49%   -15.19%   31.04  33.96    0.02   0.02  1.72   2.25    32.76  36.21
   April 2003    25.80    1.11%      *      *       -20.62%   -16.88%   25.80  39.20      *      *     *      *       *      *
    May 2003     29.56    1.09%      *      *        -9.05%    14.57%   29.56  35.44      *      *     *      *       *      *
   June 2003     30.19    0.89%    0.07    0.09      -7.11%    2.13%    30.19  34.81    0.01   0.01  1.73   2.27    31.92  37.08
   July 2003     30.54    0.94%      *      *        -6.03%    1.16%    30.54  34.46      *      *     *      *       *      *
  August 2003    31.57    0.96%      *      *        -2.86%    3.37%    31.57  33.43      *      *     *      *       *      *
 September 2003  29.20    0.93%    0.08    0.09     -10.15%    -7.51%   29.19  35.79    0.00   0.00  1.72   2.26    30.92  38.06
  October 2003   29.11    0.94%      *      *       -10.43%    -0.31%   29.10  35.88      *      *     *      *       *      *
 November 2003   30.41    0.91%      *      *        -6.43%    4.47%    30.40  34.58      *      *     *      *       *      *
 December 2003   32.52    0.93%    0.08    0.09      0.06%     6.94%    32.50  32.46    0.00   0.00  1.72   2.25    34.24  34.73
  January 2004   33.05    0.90%      *      *        1.69%     1.63%    33.03  31.93      *      *     *      *       *      *
 February 2004   36.16    0.94%      *      *        11.26%    9.41%    36.14  28.82      *      *     *      *       *      *
   March 2004    35.76    0.93%    0.09    0.08      10.03%    -1.11%   35.73  29.21    0.00   0.00  1.71   2.25    37.47  31.49
   April 2004    37.38    0.96%      *      *        15.02%    4.53%    37.35  27.59      *      *     *      *       *      *
    May 2004     39.88    1.06%      *      *        22.71%    6.69%    39.85  25.09      *      *     *      *       *      *
   June 2004     37.05    1.31%    0.10    0.07      14.00%    -7.10%  37.015  27.915   0.00   0.00  1.71   2.24    38.76  30.19
   July 2004     43.80    1.42%      *      *        34.77%    18.22%  43.765  21.165     *      *     *      *       *      *
  August 2004    42.12    1.57%      *      *        29.60%    -3.84%  42.085  22.845     *      *     *      *       *      *
 September 2004  49.64    1.68%    0.11    0.05      52.74%    17.85%  49.635  15.355   0.00   0.00  1.74   2.26    51.38  17.62
  October 2004   51.76    1.87%      *      *        59.26%    4.27%   51.755  13.235     *      *     *      *       *      *
 November 2004   49.13    2.20%      *      *        51.17%    -5.08%  49.125  15.865     *      *     *      *       *      *
 December 2004   43.45    2.18%    0.12    0.04      33.69%   -11.56%   43.45  21.55    0.075  0.025 1.82   2.28    45.27  23.83
  January 2005   48.20    2.48%      *      *        48.31%    10.93%   48.20  16.80      *      *     *      *       *      *
 February 2005   51.75    2.72%      *      *        59.23%    7.37%    51.75  13.25      *      *     *      *       *      *
   March 2005    55.40    2.73%    0.13    0.03      70.46%    7.05%    55.40   9.60    0.15   0.04  1.98   2.32    57.38  11.92
   April 2005    49.72    2.84%      *      *        52.98%   -10.25%   49.72  15.28      *      *     *      *       *      *
    May 2005     51.97    2.93%      *      *        59.91%    4.53%    51.97  13.03      *      *     *      *       *      *
------------------------------------------------------------------------------------------------------------------------------------
*        Not applicable.
------------------------------------------------------------------------------------------------------------------------------------



Footnotes to the table titled "Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO":

(1) "Price Level" refers to the hypothetical price level of the Light Sweet Crude Oil Price.

(2) "Three Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.

(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee accrual rate equal to 1.00%.

(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares represent in the aggregate an "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares represent in the aggregate an "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.

(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.

(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable Distribution Date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).


Failure to Establish the Light Sweet Crude Oil Price

         If the Light Sweet Crude Oil Price is not established by the NYMEX or the NYMEX refuses to make that price available to the calculation agent for the purpose of calculating Underlying Value for [ ] consecutive New York business days, a Termination Trigger will occur, which will result in an early redemption of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares, as discussed in greater detail under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Termination Triggers."

Description of The New York Mercantile Exchange, Inc.

         Settlement contracts for crude oil and natural gas, as well as other energy products and precious metals, are bought and sold on the trading floor of the New York Mercantile Exchange, Inc., or the "NYMEX," located in New York City, New York. After the NYMEX trading floor closes, trading occurs electronically by way of the NYMEX's internet-based electronic trading system. According to the NYMEX, it is the world's largest physical commodity futures exchange. The NYMEX was founded in 1872 as the Butter and Cheese Exchange of New York. The exchange changed its name to the New York Mercantile Exchange in 1882 as the commodities traded at the exchange shifted away from agriculture toward industrial products. The exchange was incorporated in 2000.

Organization of the NYMEX

         The NYMEX is a self-regulatory organization. This means that the NYMEX promulgates rules and procedures to regulate and oversee the activities of its members. The NYMEX's self-regulatory authority is derived from the Commodity Exchange Act, or the "CEAct," which was enacted in 1936, and is regulated by the Commodity Futures Trading Commission, known as the "CFTC," which is a government agency whose five commissioners are appointed by the President of the United States. The NYMEX does not trade futures or options, take positions in the market, or give investment advice to others regarding their positions. Rather, the NYMEX serves as a forum where members, on behalf of their customers, their employers, or the members themselves, can trade settlement contracts, the terms of which have been standardized by the NYMEX.

         The NYMEX is owned by NYMEX Holdings, Inc., a Delaware for-profit corporation. The NYMEX is governed by an elected board of directors who set policy and establish the future direction and scope of the NYMEX's activities. Members of the NYMEX need to be approved by its board and must meet strict standards for business integrity and financial solvency. Clearing members are subject to rigid capitalization requirements which the NYMEX monitors on a daily basis.

         On August 3, 1994, the NYMEX merged with the Commodity Exchange, Inc. or the "COMEX." As a result of the merger, two divisions were created--the NYMEX Division, where crude oil, heating oil, gasoline, natural gas, propane, coal, electricity, platinum and palladium products are traded, and the COMEX Division, where gold, silver, copper and aluminum are traded. The NYMEX Division consists of 816 seats held by approximately 600 individual members who can trade energy and platinum group metals futures and options and have proprietary electronic rights for all COMEX Division contracts. The COMEX Division is composed of 772 seats, which are held by approximately 615 individuals, who can trade futures and options on gold, silver, copper and aluminum, as well as the NYMEX Division platinum group metal contracts.

The NYMEX Rules and Procedures

         Trading on the NYMEX is subject to rules and procedures governing position and price limits, margin requirements, and delivery procedures. The NYMEX compliance department, which is composed of the trade group, the market group and the financial surveillance and risk management group, enforces the rules and procedures. The NYMEX rules apply to both sides of a transaction, requiring the NYMEX to maintain absolute neutrality toward the markets. Trade surveillance focuses on the trading activity of the NYMEX members and member firms. Market surveillance reviews large trader data and surveys activity in the various physical markets underlying the settlement contracts. Financial surveillance and risk management monitors the fiscal suitability of participants in the NYMEX markets and conducts periodic audits of certain member firms.

         THE NEW YORK MERCANTILE EXCHANGE, INC. (i) DOES NOT IN ANY WAY PARTICIPATE IN THE OFFERING, SALE, OR ADMINISTRATION OF THE UP-MACRO TRADEABLE SHARES, UP-MACRO HOLDING SHARES, DOWN-MACRO TRADEABLE SHARES OR DOWN-MACRO HOLDING SHARES, OR ANY DISTRIBUTIONS TO BE MADE ON ANY OF THE FOREGOING SECURITIES, (ii) DOES NOT IN ANY WAY ENSURE THE ACCURACY OF ANY OF THE STATEMENTS MADE IN THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATED TO THE OFFERING, SALE OR ADMINISTRATION OF THE SECURITIES, (iii) IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY SETTLEMENT PRICE USED IN CONNECTION WITH ANY OF THE FOREGOING SECURITIES, AND (iv) IS NOT IN ANY WAY AN OFFEROR OF ANY OF THE FOREGOING SECURITIES.

               DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS

         The assets of the Up-MACRO tradeable trust will consist of Up-MACRO holding shares deposited into the trust on the closing date and from time to time after the closing date in connection with subsequent issuances of Up-MACRO tradeable shares. Each Up-MACRO tradeable share will represent an undivided beneficial interest in the pool of Up-MACRO holding shares deposited in the Up-MACRO tradeable trust. The number of Up-MACRO holding shares held by the Up-MACRO tradeable trust will decrease with each exchange by an Authorized Participant of Up-MACRO tradeable shares for the underlying Up-MACRO holding shares and may increase if all or some portion of a subsequent issuance of Up-MACRO holding shares is deposited by the Authorized Participant who directed that issuance into the Up-MACRO tradeable trust. We expect that the Up-MACRO tradeable trust will always hold a majority of the outstanding Up-MACRO holding shares, but at least one additional investor must hold Up-MACRO holding shares at all times in order to maintain the Up-MACRO holding trust's characterization as a partnership for federal tax purposes.

         As a holder of Up-MACRO holding shares, the Up-MACRO tradeable trust will be entitled to receive any Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust on those shares. The Up-MACRO tradeable trust will issue the same number of Up-MACRO tradeable shares as the number of Up-MACRO holding shares that it holds on deposit. The holders of the Up-MACRO tradeable shares will be entitled to vote on all matters relating to the Up-MACRO holding shares, as permitted by the terms of the Up-MACRO holding trust agreement. However, only Authorized Participants may exchange those shares for the underlying Up-MACRO holding shares.

         All distributions received on the Up-MACRO holding shares will be deposited into a segregated trust account established with the trustee and held by the trustee for the benefit of the Up-MACRO tradeable trust prior to being passed through to the holders of the Up-MACRO tradeable shares. We refer to this account as the "distribution account." The Up-MACRO holding shares will be held by the trustee for the benefit of the Up-MACRO tradeable trust in a segregated trust account which we refer to as the "securities account."

                DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS

General

         The assets of the Up-MACRO holding trust will consist of the treasuries it will hold on deposit from time to time, the trust's rights under the earnings distribution agreement, the settlement contracts, and the MACRO Licensing Agreement, and trust accounts established and held by the trustee for the benefit of the Up-MACRO holding trust.

United States Treasury Obligations

         The net proceeds of the Up-MACRO holding shares will be invested by the trustee, acting in accordance with the directions of the administrative agent, on behalf of the Up-MACRO holding trust in United States Treasury obligations, issued by and backed by the full faith and credit of the government of the United States of America, which we refer to as "treasuries." All treasuries purchased by the administrative agent, on behalf of the Up-MACRO holding trust, on the closing date or on any distribution date may consist of bills, notes and bonds of varying terms, but each must be scheduled to mature not later than the New York business day preceding the next distribution date. On each distribution date, except for a final scheduled termination date, an early termination date or a redemption date for all of the paired holding shares, the administrative agent will reinvest the proceeds received upon the maturity of the trust's treasuries in new treasuries in the amount described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions." On the final scheduled termination date or an early termination date, all of the proceeds of the treasuries in the paired holding trusts will be used to make final payments under the settlement contracts and a Final Distribution on each paired holding share. On any redemption date for a paired optional redemption of all or any portion of the outstanding paired holding shares that occurs on a distribution date, all or the allocable portion of the proceeds of the treasuries in the paired holding trusts will be used to make final payments under the settlement contracts being settled and these proceeds will then be delivered to the Authorized Participants who are redeeming paired holding shares as a Final Distribution on those shares. On any redemption date for all or any portion of the outstanding paired holding shares that is not a distribution date, all or the allocable portion of the treasuries held by the paired holding trusts will be used to make final payments under the settlement contracts being settled and these treasuries will then be delivered to the Authorized Participants who are redeeming paired holding shares as a Final Distribution on those shares. In the case of an Up-MACRO mandatory redemption or a Down-MACRO mandatory redemption made on a distribution date or any other date, because no settlement contracts will be settled in connection with one of these redemptions and the Up-MACRO or Down-MACRO holding shares will be redeemed at an Underlying Value of zero, no treasuries or maturity proceeds of the treasuries need to be delivered. Finally, in the case of an Up-MACRO or Down-MACRO mandatory proportional redemption, either treasuries or maturity proceeds of the treasuries (in the case of a redemption date occurring on a redemption date) will be delivered to each holder of Up-MACRO holding shares and passed through to each holder of Up-MACRO tradeable shares in connection with one of these redemptions.

         The assets in the Down-MACRO holding trust will also be invested in treasuries with the same maturity profiles. The obligations of the Down-MACRO holding trust to the Up-MACRO holding trust under the earnings distribution agreement and the settlement contracts will be secured by the treasuries in the Down-MACRO holding trust, and the obligations of the Up-MACRO holding trust to the Down-MACRO holding trust under the earnings distribution agreement and the settlement contracts will be secured by the treasuries in the Up-MACRO holding trust.

         On each distribution date, the administrative agent will use commercially reasonable efforts to purchase, on behalf of each of the paired holding trusts, treasuries with the same maturities, stated interest rates, if any, and applicable discount. Similarly, the administrative agent will seek to select and deliver identical treasuries from each of the paired holding trusts in connection with a redemption of a portion of the paired holding shares in accordance with the procedures described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES--Final Distributions." Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired holding trusts. Although the administrative agent will use commercially reasonable efforts to keep all funds on deposit in each paired holding trust invested in treasuries, a portion of the assets of a paired holding trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates.

The Earnings Distribution Agreement

         On the closing date, the Up-MACRO holding trust will enter into a master ISDA agreement (the "Master ISDA") with the Down-MACRO holding trust. The trustee will also be a party to the Master ISDA and all of the schedules and confirmations executed as part of the Master ISDA. The paired holding trusts will also execute on the closing date a confirmation to the Master ISDA which we refer to in this prospectus as the "earnings distribution agreement." The earnings distribution agreement will be amended in connection with each Down-MACRO subsequent issuance to adjust the starting level and the range that are used in calculating the respective Underlying Values of the paired holding trusts. Under the earnings distribution agreement, if the Light Sweet Crude Oil Price on any distribution date is below its current starting level, the Up-MACRO holding trust will be required to make a payment to the Down-MACRO holding trust on that distribution date; if the Light Sweet Crude Oil Price is above its current starting level on any distribution date, the Up-MACRO holding trust will be entitled to receive a payment from the Down-MACRO holding trust on that distribution date.

         Payments under the earnings distribution agreement will be calculated as follows:

         o if the Underlying Value of the Up-MACRO holding trust on the last price determination day preceding a distribution date is equal to the Up-MACRO Asset Amount on that day, the Up-MACRO holding trust is not required to make any payment to the Down-MACRO holding trust;

         o if the Up-MACRO Asset Amount on the last price determination day preceding a distribution date is greater than the Underlying Value of the Up-MACRO holding trust on that day, the Up-MACRO holding trust must make a payment to the Down-MACRO holding trust under the earnings distribution agreement in an amount equal to (i) the Up-MACRO Available Earnings for that distribution date multiplied by (ii) a fraction the numerator of which is the difference between the Up-MACRO Asset Amount and the Underlying Value of the Up-MACRO holding trust and the denominator of which is the Up-MACRO Asset Amount; and

         o if the Up-MACRO Asset Amount on the last price determination day preceding a distribution date is less than the Underlying Value of the Up-MACRO holding trust on that day, the Up-MACRO holding trust will be entitled to receive a payment from the Down-MACRO holding trust under the earnings distribution agreement in an amount equal to (i) the Down-MACRO Available Earnings for that distribution date multiplied by (ii) a fraction the numerator of which is the difference between the Down-MACRO Asset Amount and the Underlying Value of the Down-MACRO holding trust and the denominator of which is the Down-MACRO Asset Amount.

         The administrative agent will calculate the Underlying Value of each of the paired holding trusts, as well as the Up-MACRO Asset Amount and the Down-MACRO Asset Amount on each distribution date and the trustee will use those calculations to determine the required payment to be made under the earnings distribution agreement and then cause the Up-MACRO or the Down-MACRO holding trust, as applicable, to make that payment to the other paired holding trust.

The Settlement Contracts

         On the closing date, the paired holding trusts will also execute a number of identical confirmations to the Master ISDA, which we refer to in this prospectus as the "settlement contracts" Each settlement contract will have a notional amount equal to the aggregate par amount of one MACRO Unit. A new settlement contract will be entered into by the paired holding trusts upon the subsequent issuance of each new MACRO Unit of paired holding shares. Upon the redemption of one or more MACRO Units in a paired optional redemption, an equal number of settlement contracts will be settled. Upon the occurrence of an Up-MACRO mandatory proportional redemption, settlement contracts with a notional amount equal to twice the aggregate par amount of the Up-MACRO holding shares that are being redeemed will be settled. No settlement contracts will be settled in connection with a Down-MACRO mandatory redemption; however, each outstanding settlement contract will be amended in connection with a Down-MACRO subsequent issuance to adjust the starting level and range that are used in calculating the respective Underlying Values of the paired holding trusts and new settlement contracts will be entered into with respect to the additional assets in the Down-MACRO holding trust. All of the settlement contracts will terminate and be settled on the earliest to occur of the final scheduled termination date, an early termination date or a redemption date for all of the outstanding paired holding shares. Under each settlement contract, the Up-MACRO holding trust will be required to transfer a portion of its assets to the Down-MACRO holding trust if the Light Sweet Crude Oil Price is below its current starting level on the price determination day preceding the applicable final scheduled termination date, early termination date or redemption date, and the Down-MACRO holding trust will be required to transfer a portion of its assets to the Up-MACRO holding trust if the Light Sweet Crude Oil Price is above its current starting level on the relevant date. On the final scheduled termination date or an early termination date, the applicable paired holding trust must make a final payment out of the proceeds of the treasuries which it holds on deposit on that date to settle all of the settlement contracts. On each redemption date, the applicable paired holding trust must transfer all or a portion of its treasuries to the other paired holding trust in order to settle one or more of the settlement contracts. A portion of the amount delivered on a redemption date may be in the form of cash, in the case of mismatches between the minimum denominations on the treasuries and the payment to be made under the settlement contracts.

         In order to settle each settlement contract,

         o if the Underlying Value of the Up-MACRO holding trust is equal to the Up-MACRO Asset Amount on the last price determination day preceding the final scheduled termination date, an early termination date or a redemption date, the Up-MACRO holding trust will not be required to pay any settlement payment to the Down-MACRO holding trust;

         o if the Underlying Value of the Up-MACRO holding trust is less than the Up-MACRO Asset Amount on the last price determination day preceding the final scheduled termination date, an early termination date or a redemption date, the Up-MACRO holding trust will be required to make a settlement payment to the Down-MACRO holding trust in an amount equal to (i) the excess of the Up-MACRO Asset Amount over the Up-MACRO holding trust's Underlying Value multiplied by (ii) the applicable redemption percentage; and

         o if the Underlying Value of the Up-MACRO holding trust is greater than the Up-MACRO Asset Amount on the last price determination day preceding the final scheduled termination date, an early termination date or a redemption date, the Up-MACRO holding trust will be entitled to receive a settlement payment from the Down-MACRO holding trust in an amount equal to (i) the excess of the Down-MACRO Asset Amount over the Down-MACRO holding trust's Underlying Value multiplied by (ii) the applicable redemption percentage.

         The redemption percentage on the final scheduled termination date or an early termination date will be 100%. The redemption percentage for any redemption date on which a paired optional redemption is effected will be equal to the aggregate par amount of the paired holding shares being redeemed over the aggregate par amount of all outstanding paired holding shares. The redemption percentage for any redemption date on which an Up-MACRO mandatory proportional redemption is effected will be equal to the aggregate par amount of the Up-MACRO holding shares being redeemed over the aggregate par amount of all outstanding Up-MACRO holding shares.

         For purposes of calculating payments under the settlement contracts, the administrative agent will calculate the respective Underlying Values of the paired holding trusts based on the Light Sweet Crude Oil Price as of the last price determination day preceding the final scheduled termination date, the early termination date or the applicable redemption date.

The MACRO Licensing Agreement

         We have entered into a licensing agreement with our affiliate, MACRO Securities Research, LLC, which we refer to as the "MACRO Licensing Agreement." The Up-MACRO and Down-MACRO holding trusts and the Up-MACRO and Down-MACRO tradeable trusts are also parties to the MACRO Licensing Agreement. The MACRO Licensing Agreement grants to us and to each of the trusts a license (1) to use the patented MACROs structure as a basis for the structuring of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares, (2) to sublicense the use of the Light Sweet Crude Oil Price and the NYMEX name from NYMEX and (3) to reference and rely on the calculation agent services provided by the AMEX, all in connection with the issuance, offering and sale of Up-MACRO tradeable shares. MSR will be entitled to receive in arrears on each distribution date a fee under the MACRO Licensing Agreement equal to an annual rate of [ ]% multiplied by the aggregate par amount of the paired holding shares on the applicable distribution date. Under the MACRO Licensing Agreement, MSR will be obligated to pay out of the fees it receives from the trusts the licensing fees payable to the NYMEX, the calculation agency fees payable to the AMEX and the service provider fees payable to the administrative agent on behalf of the paired tradeable trusts and the Up-MACRO and Down-MACRO holding trusts. MSR has entered into separate agreements with the NYMEX, the AMEX and the administrative agent relating to the provision of services to each of the trusts or permission for the trusts to use intellectual property owned by those parties. The paired holding trusts and the Up-MACRO and Down-MACRO tradeable shares are third-party beneficiaries of each of those agreements.

         Pursuant to the MACRO Licensing Agreement, the MACRO Licensing Agreement may not be amended without the consent of a majority of the shareholders of each of the trusts. None of the trusts, the trustee, the underwriters, DTC or any shareholder is entitled to any rights whatsoever under the foregoing licensing arrangements or to use the service mark "MACRO(R)" or to use the MACROs structure, except as specifically described in the MACRO Licensing Agreement and each trust agreement.

         For more information about MACRO Securities Research, LLC, see "MACRO SECURITIES RESEARCH, LLC."

                      DESCRIPTION OF THE TRUST AGREEMENTS

General

         We will create the Up-MACRO holding trust pursuant to a trust agreement, dated as of [ ], 2006, entered into by us, as depositor, [ ], as trustee and [ ], as administrative agent. We refer to this agreement as the "Up-MACRO holding trust agreement." The Up-MACRO holding shares will be issued under the Up-MACRO holding trust agreement.

         We will create the Up-MACRO tradeable trust pursuant to a trust agreement, dated as of [ ], 2006, entered into by us, as depositor, [ ], as trustee and [ ], as administrative agent. We refer to this agreement as the "Up-MACRO tradeable trust agreement." The Up-MACRO tradeable shares will be issued under the Up-MACRO tradeable trust agreement.

         We will also create the Down-MACRO holding trust and the Down-MACRO tradeable trust pursuant to two separate trust agreements, both dated as of [ ], 2006, and both us, as depositor, [ ], as trustee and [ ], as administrative agent. We refer to these agreements, respectively, as the "Down-MACRO holding trust agreement" and the "Down-MACRO tradeable trust agreement."

         We sometimes collectively refer to the Up-MACRO holding trust agreement, the Up-MACRO tradeable trust agreement, the Down-MACRO holding trust agreement and the Down-MACRO tradeable trust agreement as the "trust agreements."

The Trustee

         [   ] will act as trustee for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust, and the Down-MACRO tradeable trust. The office of the trustee is located at [ ] and its telephone number is
[              ].

         The trust agreements will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified jointly and severally by both of the paired holding trusts, the Up-MACRO tradeable trust and the Down-MACRO tradeable trust and will be held harmless by them against any loss, liability or expense incurred in connection with any legal action relating to the trust agreements, the paired holding shares, the Up-MACRO tradeable shares and the Down-MACRO tradeable shares, or the performance of the trustee's duties under the trust agreements, other than any loss, liability or expense that was incurred by reason of the trustee's willful misconduct, bad faith or gross negligence in the performance of those duties. The trustee may be terminated and replaced by a successor trustee in the circumstances described under "-- Trustee Termination Events."

The Administrative Agent

         [ ] will act as administrative agent for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust, and the Down-MACRO tradeable trust. Its rights and responsibilities will be specified in each trust agreement. MSR will pay the fees of the administrative agent.

Fees and Expenses of the Paired Holding Trusts

         Pursuant to the Up-MACRO holding trust agreement, the trustee will pay the ongoing administrative fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust. The trustee will not be liable for any indemnification provided to any person by the Up-MACRO holding trust, the Up-MACRO tradeable trust or us, and in no event will the trustee be liable for any investment losses on the treasuries. As compensation for the performance of its duties under the trust agreements for the Up-MACRO holding trust and the Up-MACRO tradeable trust, the trustee will be entitled to receive the fee specified below, payable in arrears on the distribution date that occurs at the end of each calculation period. The trustee will also be entitled to the fees payable in connection with the issuance of additional MACRO Units and paired optional redemptions. See "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution" and "-- Subsequent Issuances."

         The trustee will pay out of its trustee fee all of the expenses incurred by the Up-MACRO holding trust and the Up-MACRO tradeable trust, including, without limitation, the fees of the independent accountants and the brokerage fees associated with buying and selling the treasuries.

         The Up-MACRO holding trust will pay on each distribution date:

         o to the trustee, a fee equal to the sum of, for each day during the preceding calculation period, the Up-MACRO Par Amount as of that day multiplied by an annual rate of [ ]% and divided by 365 or 366 depending on the number of days in the current year; and

         o to MACRO Securities Research, LLC, a licensing fee equal to the sum of, for each day during that calculation period, the Up-MACRO Par Amount as of that day multiplied by an annual rate of [ ]% and divided by 365 or 366 depending on the number of days in the current year.

         The Down-MACRO holding trust will incur comparable fees and expenses on behalf of itself and the Down-MACRO tradeable trust during each calculation period. On each distribution date, the Down-MACRO holding trust will pay a licensing fee to MACRO Securities Research, LLC and a fee to the trustee as compensation for the performance of its duties under the trust agreements for the Down-MACRO holding trust and the Down-MACRO tradeable trust. The fees payable by the Down-MACRO holding trust to the trustee and MACRO Securities Research, LLC will be based on the Down-MACRO Par Amount for each day during the calculation period. The trustee will pay out of its trustee fee all of the expenses incurred by the Down-MACRO holding trust and the Down-MACRO tradeable trust, including, without limitation, the fees of the independent accountants and the brokerage fees associated with buying and selling the treasuries.

Collections and Other Administrative Procedures

         The trustee will make reasonable efforts to collect, on behalf of the Up-MACRO holding trust, all payments under the treasuries, the settlement contracts and the earnings distribution agreement and, on behalf of the Up-MACRO tradeable trust, all distributions on the Up-MACRO holding shares.

Calculations

         [The calculation agent will be responsible for calculating the Underlying Value of the Up-MACRO holding trust and the Down-MACRO holding trust and the Price Level Percentage Change on each price determination day based on the level of the Light Sweet Crude Oil Price on that price determination day. The Underlying Value of each holding trust will be calculated using a formula where the only variable is the Light Sweet Crude Oil Price on that price determination day. The calculation agent will provide the Underlying Value of each holding trust and the Price Level Percentage Change to the trustee by [4] p.m. (New York City time) on each price determination day.] The administrative agent will then calculate the amount of earnings realized on the treasuries in each of the paired holding trusts and the amount of earnings allocable to each Up-MACRO and Down-MACRO holding trust. The administrative agent will also calculate the amount of Available Earnings in each of the paired holding trusts and the Quarterly Distribution and Final Distribution to be made by each of the paired holding trusts on each distribution date and passed through by the Up-MACRO tradeable trust. All calculations made by either the calculation agent or the administrative agent will be conclusive and binding on the holders of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares, absent manifest error.

Certain Matters Regarding Us and the Trustee

         Each trust agreement will provide that we, the trustee, and any of our or the trustee's respective directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that trust agreement or for errors in judgment, provided that neither we nor the trustee nor any person related to us or the trustee will be protected against any liability that results:

         o from gross negligence, willful misfeasance or bad faith in the performance of our, MSR's or the trustee's duties; or

         o by reason of reckless disregard of our, MSR's or the trustee's respective obligations and duties under any trust agreement.

         Each trust agreement may also provide that we, the trustee, and any of our or the trustee's respective directors, officers, employees and agents will be entitled to indemnification by the related trust, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to that trust agreement or the shares issued by the related trust, unless the loss, liability or expense incurred was a result of our, the trustee's or a related person's gross negligence, willful misfeasance or bad faith in the performance of our or the trustee's respective duties and obligations or by reason of the reckless disregard of these duties and obligations.

         In addition, each trust agreement will provide that neither we nor the trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our or its respective responsibilities under that trust agreement or which in our or its opinion may involve us or it in any expense or liability. We and the trustee may, however, in our or its discretion take any such action which we or it may deem necessary or desirable with respect to the related trust agreement and the rights and duties of the parties and the interests of the shareholders under that trust agreement.

         Any person into or with which the trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to the business of the trustee, will be the successor of the trustee under the trust agreements.

Trustee Termination Events

         A "Trustee Termination Event" under the Up-MACRO or Down-MACRO holding trust agreement will consist of the following:

         o a failure to make any Quarterly Distribution in the amount determined in accordance with the calculations required to be made under the applicable trust agreement and the earnings distribution agreement, to the extent that funds are available in the applicable holding trust to make those distributions, which failure continues unremedied for a period of two (2) or more New York business days;

         o a failure to make any Final Distribution, whether in the form of cash or, in the case of a paired optional redemption that occurs on any date other than a distribution date, by means of the delivery of treasuries with the requisite value, determined in accordance with the calculations required to be made under the applicable trust agreement and the settlement contracts, to the extent that funds are available in the applicable holding trust to make those distributions, which failure continues unremedied for a period of two (2) or more New York business days;

         o a failure to make any payment required to be made under the earnings distribution agreement or the settlement contracts, to the extent that the applicable holding trust has the funds available to make any such payment;

         o a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable trust agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

         o the bankruptcy of the trustee or the institution of voluntary or involuntary insolvency proceedings against the trustee;

         o the trustee becoming ineligible or incapable of acting as trustee under the related trust agreement; and

         o under the Up-MACRO holding trust agreement, the occurrence of a Trustee Termination Event under the Up-MACRO tradeable trust agreement as a result of which the trustee for the Up-MACRO tradeable trust is terminated, and under the Down-MACRO holding trust agreement, the occurrence of a Trustee Termination Event under the Down-MACRO tradeable trust agreement as a result of which the trustee for the Down-MACRO tradeable trust is terminated.

         A "Trustee Termination Event" under the Up-MACRO or Down-MACRO tradeable trust agreement will consist of the following:

         o a failure to pass through to the shareholders any Quarterly Distribution received by the Up-MACRO or Down-MACRO tradeable trust, which failure continues unremedied for a period of [two
               (2)] or more New York business days;

         o a failure to pass through to the shareholders any Final Distribution received by the Up-MACRO or Down-MACRO tradeable trust, which failure continues unremedied for a period of [two
               (2)] or more New York business days;

         o a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable trust agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

         o the bankruptcy of the trustee or the institution of voluntary or involuntary insolvency proceedings against the trustee;

         o the trustee becoming ineligible or incapable of acting as trustee under the related trust agreement; and

         o under the Up-MACRO tradeable trust agreement, the occurrence of a Trustee Termination Event under the Up-MACRO holding trust agreement as a result of which the trustee for the Up-MACRO holding trust is terminated, and, under the Down-MACRO tradeable trust agreement, the occurrence of a Trustee Termination Event under the Down-MACRO holding trust agreement as a result of which the trustee for the Down-MACRO holding trust is terminated.

         So long as a Trustee Termination Event remains unremedied, we may and, at the direction of the required percentage of shareholders, we will terminate the trustee's rights and obligations under the applicable trust agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable trust agreement and will be entitled to similar compensation arrangements. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable trust agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $15,000,000. Pending that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable trust agreement. Without the consent of a majority of the shareholders, voting by par amount, the compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable trust agreement.

Termination of the Trusts

         The Up-MACRO tradeable trust agreement will be terminated, the Up-MACRO tradeable trust will be liquidated and your Up-MACRO tradeable shares will be redeemed upon the earliest to occur of the final scheduled termination date, an early termination date and the date on which all outstanding Up-MACRO tradeable shares have been exchanged for Up-MACRO holding shares and all outstanding paired holding shares are redeemed at the option of the holders of those shares. Upon the distribution of all assets remaining in the Up-MACRO tradeable trust to its shareholders, the trustee will wind up the activities and affairs of the Up-MACRO tradeable trust and cause its certificate of trust to be cancelled by filing a certificate of cancellation with the [ ] Secretary of State in accordance with Section [ ] of [ ].

         If we are adjudged to be insolvent or if we are liquidated or dissolved for any reason, this will not (1) result in a termination of any of the trust agreements, or the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust or the Down-MACRO tradeable trust, (2) entitle our legal representatives or assigns to petition any court to partition or wind up all or any part of the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust, the Down-MACRO tradeable trust or any of their respective properties or (3) otherwise affect the rights, obligations and liabilities of the trustee or the shareholders of any of the trusts.

Modification and Waiver

         We and the trustee may amend any of trust agreements without notice to or consent of the shareholders:

         o to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of any trust agreement;

         o to add to the covenants, restrictions or obligations of any entity under any trust agreement for the benefit of the shareholders or to modify any provisions of that trust agreement so long as such modification does not adversely affect the interests of the shareholders of that trust in any material respect;

         o to evidence and provide for the acceptance of appointment under any trust agreement of a successor trustee;

         o to conform the provisions of the trust agreements to this prospectus and the related attachments to this prospectus; and

         o to comply with any requirements imposed by the Internal Revenue Code 1986, as amended (the "Code"), or any securities laws.

         With the written consent of shareholders representing 66 and 2/3% of the Up-MACRO Par Amount, we and the trustee may amend any trust agreement for the purpose of:

         o adding any provisions to or changing in any manner or eliminating any of the provisions of that trust agreement; or

         o     modifying in any manner the rights of the shareholders.

         Without the written consent of each shareholder of any of the paired holding trusts and the tradeable trusts that would be adversely affected, no amendment to any trust agreement may:

         o modify the formula upon which Underlying Value is calculated and any defined terms related to that formula;

         o modify the amount or timing of any distributions that are required to be made on the paired holding shares;

         o modify the minimum number of paired holding shares that constitute a MACRO Unit;

         o modify the manner in which treasuries are distributed in redemptions; or

         o reduce the percentage of shareholders that are required to consent to any of the foregoing amendments.

         The holders of the Up-MACRO tradeable shares will be able to direct the trustee in the exercise of the voting rights associated with the Up-MACRO holding shares held on deposit in the Up-MACRO tradeable trust.

         The trustee will not enter into any amendment or modification which would alter the status of the Up-MACRO tradeable trust as a grantor trust for federal income tax purposes or cause the Up-MACRO or Down-MACRO tradeable trust or either paired holding trust to be required to register as an investment company under the Investment Company Act of 1940, as amended.

Voting

         Each holder of Up-MACRO tradeable shares will be entitled to vote on:

         o any amendments requiring the prior written consent of shareholders as described in "--Modification and Waiver;"

         o any amendments to the earnings distribution agreement and the settlement contracts;

         o     the termination of the trustee;

         o     the appointment of a successor trustee;

         o     the termination of the calculation agent;

         o     the appointment of a successor calculation agent; and

         o any amendments to the certificate of trust filed with the [ ] Secretary of State.

         Each holder's voting rights as of any date of determination will be based on the par amount of its Up-MACRO tradeable shares relative to the aggregate par amount of all Up-MACRO tradeable shares that remain outstanding on that date. Each holder of Up-MACRO holding shares will also be entitled to vote on all matters on which shareholders may or are required to vote under the trust agreement for the Up-MACRO holding shares. Each Up-MACRO tradeable shareholder will be entitled to exercise the voting rights associated with the underlying Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust based on the par amount of that holder's Up-MACRO tradeable shares. In circumstances where a vote of each holder of the holding and tradeable shares is required, such as a vote to terminate the trustee, the holders of the Up-MACRO holding shares, the Up-MACRO tradeable shares, the Down-MACRO holding shares and the Down-MACRO tradeable shares will each vote as a separate class, except that holders of the Up-MACRO tradeable shares and the Down-MACRO tradeable shares will be entitled to vote both their tradeable shares and the holding shares on deposit in their tradeable trusts. As described in this prospectus under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution," only Authorized Participants may exercise the redemption rights associated with the Up-MACRO and Down-MACRO holding shares.

Reports to Shareholders; Notices

         On the final scheduled termination date, an early termination date and any redemption date, the trustee will forward to DTC, to us, and to such other parties as may be specified in the Up-MACRO holding trust agreement and the Up-MACRO tradeable trust agreement, a statement prepared by the trustee setting forth:

         o the Underlying Value of each of the paired holding trusts on the last price determination day preceding that final scheduled termination date, early termination date or redemption date, as calculated by the calculation agent in accordance with the method specified in the settlement contracts and the applicable trust agreement, and the Underlying Value allocable to one Up-MACRO holding share and one Up-MACRO tradeable share;

         o for a redemption date, the applicable redemption percentage of Up-MACRO holding shares being redeemed;

         o the cash payments to be made or the amount of treasuries to be delivered by one of the paired holding trusts under the settlement contracts on the relevant date; and

         o the Final Distribution to be made by the Up-MACRO holding trust on that distribution date, in the aggregate and on a per share basis.

         On the New York business day preceding each distribution date, the trustee will forward to DTC, to us, and to such other parties as may be specified in the Up-MACRO holding trust agreement and the Up-MACRO tradeable trust agreement, a statement prepared by the trustee reporting the following information as of that distribution date:

         o the aggregate par amount of the outstanding Up-MACRO tradeable shares;

         o the Up-MACRO Par Amount of the Up-MACRO holding trust and the Down-MACRO Par Amount of the Down-MACRO holding trust;

         o the Underlying Value of each of the paired holding trusts and the portion of that Underlying Value that is allocable to each Up-MACRO and Down-MACRO holding share, in each case, prior to any distributions being made on that distribution date;

         o the amount of earnings realized on the treasuries in each of the paired holding trusts and the amount of fees accrued for each trust;

         o the amount, if any, by which the Up-MACRO Par Amount exceeds the Up-MACRO Asset Amount and the amount, if any, by which the Down-MACRO Par Amount exceeds the Down-MACRO Asset Amount;

         o the Available Earnings in each of the paired holding trusts, and the Available Earnings allocable to each Up-MACRO and Down-MACRO holding share;

         o the payments to be made by one of the paired holding trusts under the earnings distribution agreement and the amount of treasuries delivered under any settlement contracts that were settled during the preceding distribution date, in the aggregate and on a per share basis;

         o the number of Up-MACRO and Down-MACRO holding shares issued in subsequent issuances, and the number of Up-MACRO and Down-MACRO holding shares redeemed in paired optional redemptions during the preceding calculation period, as well as the amount of cash and treasuries delivered in such paired optional redemptions, in the aggregate and on a per share basis;

         o the Quarterly Distribution to be made by the Up-MACRO holding trust on that distribution date, in the aggregate and on per share basis for both the Up-MACRO holding shares and the Up-MACRO tradeable shares; and

         o if the distribution date is a final scheduled termination date, an early termination date or a redemption date, the Final Distribution to be made by the Up-MACRO holding trust on that distribution date, in the aggregate and on per share basis for both the Up-MACRO holding shares and the Up-MACRO tradeable shares.

         On or before the fifth New York business day after each distribution date, the trustee will furnish to each person who was a shareholder at any time since the last distribution date a statement containing the information set forth above. The trustee will also furnish to each shareholder, within the time periods specified in the applicable trust agreement, a notice of any merger or consolidation to which the trustee is a party, or in the case of the trustee's resignation, the name of the successor trustee.

         Any notice required to be given to a holder of a registered certificate representing Up-MACRO tradeable shares or Up-MACRO holding shares will be mailed to the last address of the holder set forth in the applicable share register.

Evidence As To Compliance

         Each trust agreement will provide that a firm of independent public accountants will furnish an annual statement to the trustee to the effect that the firm has examined certain documents and records relating to the administration of the applicable trust's assets during the preceding twelve-month period or, in the case of the first report, the period from the closing date until the date of that report, which period may not exceed one year. The accountants' report will enable the recipients to determine whether the administration of the trust assets was conducted in compliance with the terms of the related trust agreement and will identify any exceptions found during the accountants' examination.

         Each trust agreement will also provide for delivery to us, on or before a specified date in each year, of an annual statement by the trustee to the effect that the trustee has fulfilled its obligations under the applicable trust agreement throughout the preceding year. Copies of the annual accountants' statement and the statement of the trustee may be obtained by shareholders without charge upon written request to the trustee at the following address: [ ].

Duties of the Trustee

         Under the trust agreements, the duties of the trustee will include, among others:

         o effecting redemptions and subsequent issuances of paired holding shares in MACRO Units and effecting exchanges and subsequent issuances of Up-MACRO tradeable shares;

         o causing the paired holding trusts to make their required payments under the earnings distribution agreement and the settlement contracts;

         o making Quarterly Distributions and any Final Distribution to the holders of the Up-MACRO holding shares and the Down-MACRO holding shares;

         o passing through the Quarterly Distributions and any Final Distribution to the holders of the Up-MACRO tradeable shares and the Down-MACRO tradeable shares and administering paired optional redemptions and delivering treasuries to redeeming shareholders on each redemption date in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution;"

         o administering each of the paired holding trusts and the Up-MACRO and Down-MACRO tradeable trusts;

         o     paying the fees and expenses of each trust;

         o administering the creation of new MACRO Units in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Subsequent Issuances;" and

         o preparing and delivering any notices required under any of the trust agreements and preparing and distributing to the holders of the Up-MACRO holding shares and the holders of the Up-MACRO tradeable shares reports containing the calculations performed by the administrative agent.

         The trustee may engage any other persons to assist it with its duties under the trust agreements, but the trustee will remain liable to the shareholders for the performance of these duties.

         The trustee will not make any representations as to the validity or sufficiency of any trust agreement, the shares issued by any of the trusts, the assets in any of the trusts, the settlement contracts, the earnings distribution agreement, the MACRO Licensing Agreement or any other related agreement, document or instrument. The trustee is required to perform only those duties specifically enumerated under the related trust agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form which the related trust agreement requires. However, the trustee is not responsible for the accuracy or content of any of these documents furnished to it under any trust agreement.

         The trustee may be held liable under any trust agreement for its own grossly negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the shareholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any trust agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

Duties of the Administrative Agent

         Under the trust agreements, the duties of the administrative agent will include, among others:

         o purchasing new treasuries on each distribution date for the paired holding trusts;

         o selecting treasuries to be delivered in connection with the settlement of the settlement contracts and effecting paired optional redemptions and Up-MACRO mandatory proportional redemptions in accordance with the rules specified in the trust agreements;

         o calculating the price level percentage change and the respective Underlying Values of the paired holding shares prior to each distribution date, redemption date, early termination date or the final scheduled termination date;

         o calculating, for each distribution date, the amount of available earnings on deposit in each of the paired holding trusts, the payment due under the earnings distribution agreement and the Quarterly Distributions being made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares; and

         o calculating, for the final scheduled termination date or an early termination date, the final payments due under the settlement contracts being settled and the Final Distribution being made on the Up-MACRO holding shares and passed through to the Up-MACRO tradeable shares.

Resignation of Trustee

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within a specified period, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee. A resignation of the trustee will not become effective until a successor trustee has been appointed and has accepted its appointment.

                DESCRIPTION OF THE CALCULATION AGENCY AGREEMENTS

General

         The American Stock Exchange, or the "AMEX," will act as a calculation agent for the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust pursuant to a separate calculation agency agreement with each trust. The AMEX will be compensated for acting as calculation agent for the Up-MACRO holding trust and the Up-MACRO tradeable trust by MSR out of the fees MSR will receive from the Up-MACRO holding trust under the MACRO licensing agreement, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement" and DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts." On each price determination day, the AMEX will calculate and post on its website the following information that is relevant to you, as a holder of Up-MACRO tradeable shares:

         o the Light Sweet Crude Oil Price for that price determination day and any corrections to prices determined on preceding price determination days;

         o the percentage change in the Light Sweet Crude Oil Price from its current starting level of $[ ]; and

         o the Underlying Value of the Up-MACRO holding trust and the portion of that Underlying Value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share.

Description of the American Stock Exchange

         The AMEX was founded in 1842 as the New York Curb Exchange. In 1921, the exchange changed its name to the American Stock Exchange. The AMEX is owned by the American Stock Exchange, LLC, a subsidiary of the Nasdaq-Amex Market Group. In 1998, The Nasdaq-Amex Market Group was formed when the National Association of Securities Dealers, Inc., or the "NASD," acquired the American Stock Exchange, LLC. The NASD runs the National Association of Securities Dealers Automated Quotation System, or the "NASDAQ," where trading occurs on an electronic basis.

         The AMEX is a self-regulatory organization, with rules and procedures to regulate and oversee the activities of its members. The AMEX's self-regulatory authority is derived from the rules and regulations promulgated by the SEC, the government agency responsible for administering and enforcing the federal securities laws.

         The AMEX's policy, rules and procedures are established by a fifteen member board of governors, which consist of nine independent governors and six industry governors, including the AMEX's chief executive officer. Trading at the AMEX is subject to rules and procedures, which include listing requirements that members of the AMEX must comply with in order to have their securities listed and traded.

         The goals of the AMEX include ensuring (i) liquidity and price continuity, which means providing investors with access to a volume of securities able to be bought and sold at prices near or at the last traded price, (ii) efficiency, which means allowing buyers and sellers to trade directly with each other, so that the act of trading occurs at the lowest possible cost, and (iii) fairness, which means ensuring that investors have the opportunity to receive the best price.

         Professionals at the AMEX that have specific roles that support the AMEX trading operations include "specialists," "registered traders" and "floor brokers." Specialists oversee trading on the trading floor. They come from various firms in the financial industry and participate in the trading process as facilitators, auctioneers, dealers, or brokers or agents. Registered traders buy and sell securities for their own accounts. They are also known as market makers. Floor brokers take orders to buy or sell securities and execute those orders on the trading floor. Specialists, registered traders and floor brokers are all members of the AMEX, and therefore, their activities are subject to regulation by the AMEX rules.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Up-MACRO holding shares and Up-MACRO tradeable shares. This summary is based on the Internal Revenue Code of 1986, as amended, or the "Code," final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the "IRS," and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinions expressed below, see "-- Classification of the Up-MACRO Tradeable Trust" and "-- Classification of the Up-MACRO Holding Trust," Tax Counsel (as identified below) will provide no other opinion relating to United States federal income tax matters with respect to the holding trusts or holding shares or the tradeable trusts or tradeable shares.

         This summary is addressed only to shareholders who hold those shares as capital assets and not as a hedge, a position in a "straddle" or other conversion transaction or as part of a "synthetic" security or other integrated financial transaction. This summary does not describe all of the tax consequences of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of shares.

         As used in this section, a "U.S. Holder" means a U.S. Person who is a beneficial owner of an Up-MACRO holding share or an Up-MACRO tradeable share. A "U.S. Person" means a person that is, for United States federal income tax purposes:

         o     a citizen or resident of the United States,

         o a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

         o an estate, the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         "Non-U.S. Persons" means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

         For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares.

         There is no authority directly on point dealing with securities such as Up-MACRO holding shares or Up-MACRO tradeable shares or the transactions of the type described in this prospectus, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         It is strongly recommended that each prospective investor in Up-MACRO tradeable shares consult with its own tax advisor regarding the application of tax laws to its particular situation.

Classification of the Up-MACRO Tradeable Trust

         In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to us ("Tax Counsel"), under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO tradeable trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and the remainder of this discussion assumes such classification. Accordingly, for United States federal income tax purposes, each holder of an Up-MACRO tradeable share will be considered the beneficial owner of an undivided interest in Up-MACRO holding shares held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of income attributable to the Up-MACRO holding trust. No amount included in income with respect to an Up-MACRO tradeable share will be eligible for the corporate dividends-received deduction, nor will the lower tax rates applicable to certain dividends received after December 31, 2002 apply to such income.

Classification of the Up-MACRO Holding Trust

         Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Up-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Up-MACRO holding trust's taxable income would be subject to tax at regular corporate rates and such income would not flow through to its shareholders or to the shareholders of the Up-MACRO tradeable trust for reporting on their own returns. The imposition of tax at the Up-MACRO holding trust level would reduce amounts available for distribution to its shareholders and the shareholders of the Up-MACRO tradeable trust.

Classification of Up-MACRO Tradeable Shares

         For United States federal income tax purposes, each holder of an Up-MACRO tradeable share, as an owner of an interest in a grantor trust, will be considered the beneficial owner of an undivided interest in Up-MACRO holding shares held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of the aggregate amount received on underlying Up-MACRO holding shares in the Up-MACRO tradeable trust.

Classification of Up-MACRO Holding Shares

         For United States federal income tax purposes, each holder of an Up-MACRO holding share will be considered to be a partner in the partnership constituted by the Up-MACRO holding trust. Each such shareholder will be required to include in its gross income its distributive share of income attributable to the Up-MACRO holding trust.

Income and Deductions

         A U.S. Holder of shares in the Up-MACRO tradeable trust will be required to take into account in computing the U.S. Holder's United States federal income tax liability:

         o the U.S. Holder's distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Up-MACRO holding trust in which the U.S. Holder has indirectly invested for any taxable year of the Up-MACRO holding trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Up-MACRO holding trust has been or will be received.

         The Up-MACRO holding trust items of income and loss will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Up-MACRO holding trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Up-MACRO tradeable shares.

Allocation of Up-MACRO Holding Trust Income, Gains and Losses

         Under Section 704(b) of the Code:

         o a U.S. Holder's distributive share of an item of Up-MACRO holding trust income, gain, loss or deduction is determined in accordance with the U.S. Holder's "interest in the partnership" if the allocations of income, gain, loss and deduction under the Up-MACRO holding trust agreement lack "substantial economic effect," and

         o each U.S. Holder is required to take into account such distributive share for each taxable year of the Up-MACRO holding trust on the holder's separate federal income tax return for the holder's taxable year that includes the last day of that taxable year of the Up-MACRO holding trust, except that if the U.S. Holder disposes of all of its Up-MACRO tradeable shares, the U.S. Holder will be required to take into account such distributive share for the holder's taxable year that includes the date of disposition.

         Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have "substantial economic effect." The allocations of income, gain, loss and deduction under the Up-MACRO holding trust agreement are intended to meet these tests and, accordingly, we believe that the allocations under the Up-MACRO holding trust agreement generally correspond to the U.S. Holders' interests in the Up-MACRO holding trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

         Payments or accruals of earnings on the United States Treasury obligations held as collateral by the Up-MACRO holding trust will be taxable as ordinary income at the time those earnings accrue. The Up-MACRO holding trust will treat payments received or made pursuant to the earnings distribution agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Up-MACRO holding trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on Up-MACRO tradeable shares and will be allocated to holders of Up-MACRO tradeable shares on a daily accrual basis, regardless of the U.S. Holder's method of accounting. Actual cash distributions on Up-MACRO tradeable shares in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The Up-MACRO holding trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

         In addition, non-corporate U.S. Holders will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the earnings distribution agreement, trustee fees, licensing fees, and other expenses associated with the Up-MACRO holding trust or the Up-MACRO tradeable trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder's adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, "Overall Limited Deductions"). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

Limitation on Deductibility of Partnership Losses

         A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Up-MACRO holding trust loss in excess of such U.S. Holder's adjusted tax basis (calculated as described below) in its Up-MACRO tradeable shares. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Up-MACRO holding trust net loss in excess of the amounts for which such U.S. Holder is "at risk" with respect to its shares as of the end of the Up-MACRO holding trust's taxable year in which such loss occurred. The amount for which such a U.S. Holder is "at risk" with respect to its Up-MACRO tradeable shares generally is equal to its adjusted tax basis for such shares, less any amounts borrowed:

         o in connection with its acquisition of such shares for which it is not personally liable and for which it has pledged no property other than its shares,

         o from persons who have a proprietary interest in the Up-MACRO holding trust and from certain persons related to such persons or

         o for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

         A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

         Non-corporate investors (and certain closely-held corporations, personal service corporations and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Up-MACRO holding trust's income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Up-MACRO holding trust.

Sale, Exchange, or Redemption of Up-MACRO Tradeable Shares

         Whereas changes in the value of the Light Sweet Crude Oil Price will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder of Up-MACRO tradeable shares, the termination of one or more settlement contracts will result in the recognition of gain or loss by the Up-MACRO holding trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder's Up-MACRO tradeable shares, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder's tax basis in the shares. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions) and the U.S. Holder's adjusted tax basis in its shares. Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such shares were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates.

         A U.S. Holder will not recognize loss upon the partial redemption of its shares. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder's shares, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder's shares, the U.S. Holder's adjusted tax basis in its shares will be reduced and gain will be recognized to the extent that the U.S. Holder's adjusted tax basis would have been reduced below zero, as described below in "-- Adjusted Tax Basis for Up-MACRO Tradeable Shares." Because a U.S. Holder's tax basis in its shares is not adjusted to take into account the U.S. Holder's allocable share of the Up-MACRO holding trust's items of income or loss until the end of the Up-MACRO holding trust's taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder's tax basis will be increased in respect of the U.S. Holder's share of Up-MACRO holding trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Up-MACRO holding trust's income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed shares and will increase or decrease, as the case may be, such U.S. Holder's tax basis in its remaining shares as of the end of such taxable year. Gain or loss attributable to redemptions by Up-MACRO tradeable shareholders will be allocated to redeeming U.S. Holders under the Up-MACRO holding and tradeable trust agreements. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of shares to offset ordinary income is limited.

Adjusted Tax Basis for Up-MACRO Tradeable Shares

         A U.S. Holder's adjusted tax basis in its Up-MACRO tradeable shares generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder's allocable share of (i) items of Up-MACRO holding trust income and gain and (ii) indebtedness of the Up-MACRO holding trust. A U.S. Holder's adjusted tax basis in its shares generally will be decreased, but not below zero, by such U.S. Holder's allocable share of (a) items of Up-MACRO holding trust deduction and loss and (b) cash distributions by the Up-MACRO holding trust to the Up-MACRO tradeable trust and any constructive distributions resulting from a reduction in such U.S. Holder's share of indebtedness of the Up-MACRO holding trust.

Section 754 Election

         The Up-MACRO holding trust expects to make the election permitted by
Section 754 of the Code. This election is irrevocable without the consent of the IRS. The election generally permits the Up-MACRO holding trust to adjust a share purchaser's share of the tax basis in the Up-MACRO holding trust's assets ("Inside Basis") pursuant to Section 743(b) of the Code to reflect its purchase price. This election does not apply to initial purchasers of shares. The
Section 743(b) adjustment is in respect of each subsequent purchaser separately and is not for the benefit of any other shareholders. For purposes of this discussion, a shareholder's Inside Basis in Up-MACRO holding trust assets will be considered to have two components: (1) such shareholder's share of the Up-MACRO holding trust's tax basis in its assets ("Common Basis") and (2) such shareholder's Section 743(b) adjustment to that basis. The amount of the adjustment under Section 743(b) is equal to the difference between the purchaser's initial adjusted United States federal income tax basis in shares purchased and the share of the Up-MACRO holding trust's Common Basis attributable to those shares. The Section 743(b) adjustment attempts to provide the purchaser with the equivalent of an adjusted tax basis in its share of the Up-MACRO holding trust's assets equal to the fair market value of such shares.

         A Section 754 election is advantageous if a subsequent purchaser's tax basis in its share is higher than that share's share of the aggregate tax basis of the Up-MACRO holding trust's assets immediately prior to the transfer because such subsequent purchaser would have, as a result of the election, a higher tax basis in its share of the Up-MACRO holding trust's assets. Conversely, a Section 754 election is disadvantageous if a subsequent purchaser's tax basis in its share is lower than such share's share of the aggregate tax basis of the Up-MACRO holding trust's assets immediately prior to the transfer. Thus, the fair market value of shares may be affected either favorably or adversely by the election.

         The Up-MACRO holding trust intends to compute the effect of the
Section 743(b) adjustment so as to preserve its ability to determine the tax attributes of a share from its date of purchase and the amount paid for the share. The calculations involved in the Section 754 election are complex and are made on the basis of certain assumptions as to the value of the Up-MACRO holding trust's assets and other matters. There is no assurance that the determinations made will prevail if challenged by the IRS or that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in the opinion of the Up-MACRO holding trust, the expense of compliance exceed the benefit of the election, the Up-MACRO holding trust may seek permission from the IRS to revoke its Section 754 election. If such permission is granted, a subsequent purchaser of shares may be allocated more income than it would have been allocated had the election not been revoked.

Up-MACRO Holding Trust-Level Audits

         Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Up-MACRO holding trust's tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the Up-MACRO holding trust will be audited. Such an audit would generally be conducted at the holding trust level in a single proceeding rather than in separate proceedings with each partner. In any holding trust-level audit, the Up-MACRO holding trust will be represented by the trustee of the Up-MACRO holding trust as "tax matters partner." The Up-MACRO holding trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Up-MACRO holding trust. Any such settlement by the Up-MACRO holding trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Up-MACRO holding trust agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Up-MACRO holding trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Up-MACRO holding trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership's return, whether to apply the holding trust-level procedures described above.

Investment Interest Limitation

         Interest on any amount borrowed by a non-corporate investor to purchase shares, and interest expense incurred by the Up-MACRO holding trust, will be "investment interest" and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer's "net investment income." For this purpose, "net investment income" will include net income from the Up-MACRO holding trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

         Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code generally may be amortized ratably over a period of 150 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Up-MACRO holding trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their shares in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

         In certain circumstances, a U.S. Holder of shares who disposes of the shares in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations governing tax shelters and other potentially tax-motivated transactions (the "Tax Shelter Regulations"). Failure to make the required disclosure in tax returns and statements will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their shares.

Information Reporting and Backup Withholding Tax

         In general, income tax information with respect to Up-MACRO tradeable shares will be reported to shareholders on an IRS Form 1099 (and related information statements), which form should be mailed to shareholders of Up-MACRO tradeable shares by January 31 following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

         A "Non-U.S. Holder" means a holder other than a U.S. Holder. For United States federal income tax purposes, Non-U.S. Holders of shares should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the United States Treasury obligations or payments received pursuant to the earnings distribution agreement or the settlement contracts. In addition, a Non-U.S. Holder generally will not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming shares where such Non-U.S. Holder:

         o does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

         o is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a "tax home" in the U.S. for U.S. federal income tax purposes; or

         o     is not a former citizen of the U.S.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the shares. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the shares.

                          CERTAIN ERISA CONSIDERATIONS

         The underwriters anticipate that the Up-MACRO tradeable shares offered in this prospectus will meet the criteria of "publicly-offered securities" pursuant to the Plan Assets Regulation issued by the Department of Labor.

         Although no assurances can be given, we expect that:

         o there will be no restrictions imposed on the transfer of the Up-MACRO tradeable shares;

         o the Up-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

         o the Up-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

         If the Up-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Up-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO tradeable trust. In that event, transactions involving the Up-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption applies.

         Prospective fiduciaries of a plan considering the purchase of Up-MACRO tradeable shares should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the shares with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

         o     whether the fiduciary has the authority to make the investment,

         o the composition of the plan's portfolio with respect to diversification by type of asset,

         o     the plan's funding objectives,

         o     the tax effects of the investment,

         o whether the assets of the trust that are represented by the Up-MACRO tradeable shares would be considered plan assets, and

         o whether, under the general fiduciary standards of investment prudence and diversification an investment in the Up-MACRO tradeable shares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         Any purchaser that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered shares without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                              PLAN OF DISTRIBUTION

         In addition to, and independent of the initial purchase by the underwriters of Up-MACRO holding shares discussed below, the Up-MACRO holding trust and the Up-MACRO tradeable trust will issue newly created Up-MACRO holding shares and Up-MACRO tradeable shares, as applicable, to Authorized Participants in subsequent issuances. The Up-MACRO holding shares will be issued solely as part of MACRO Units, each constituting [ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares. Each MACRO Unit will be issued by the paired holding trusts in exchange for cash deposited into the paired holding trusts in an amount equal to the aggregate par amount of the paired holding shares plus the applicable earnings make-whole amount in the paired holding trusts at the time of issuance. The Up-MACRO tradeable shares will be issued in exchange for deposits of minimum lots of [ ] Up-MACRO holding shares into the Up-MACRO tradeable trust. One Up-MACRO tradeable share will be issued for each deposited Up-MACRO holding share. For a detailed description of subsequent issuances, see "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Subsequent Issuances." Because both Up-MACRO holding and tradeable shares can be created and issued on an ongoing basis, at any point during the life of the Up-MACRO holding trust or the Up-MACRO tradeable trust, as applicable, a "distribution," within the meaning of the Securities Act, will be occurring. Authorized Participants, other broker-dealers and all other persons are cautioned that some of their activities could result in their being deemed to be participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery requirements and liability provisions of the Securities Act. For example, an Authorized Participant or any other person will be deemed to be a statutory underwriter of the Up-MACRO holding shares if it deposits cash into the Up-MACRO holding trust and the Down-MACRO holding trust in exchange for MACRO Units, and immediately after the issuance sells the Up-MACRO holding shares which were part of the MACRO Unit to its customers; or Authorized Participant or any other person will be deemed to be a statutory underwriter of both Up-MACRO holding shares and Up-MACRO tradeable shares if immediately after creating Up-MACRO holding shares the Authorized Participant deposits these Up-MACRO holding shares into the Up-MACRO tradeable trust, directs the issuance of Up-MACRO tradeable shares in exchange for these holding shares and immediately sells the Up-MACRO tradeable shares to its customers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of that participant or its clients in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to the designation of a person as a statutory underwriter.

         Investors that purchase Up-MACRO holding shares or Up-MACRO tradeable shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Dealers that are not "underwriters" but are participating in a distribution, and thus dealing with Up-MACRO holding shares or Up-MACRO tradeable shares that are part of an "unsold allotment" within the meaning of
Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

         We intend to qualify Up-MACRO holding shares and Up-MACRO tradeable shares in states selected by us and through broker-dealers who are members of the NASD. Investors intending to create or redeem MACRO Units or to direct the issuance of tradeable shares in exchange for holding shares through Authorized Participants in transactions not involving a broker-dealer registered in the respective investor's state of domicile or residence should consult their respective legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to that creation or redemption.

         [ ] will act as underwriters for the initial offering of the Up-MACRO holding shares and the Up-MACRO tradeable shares. On [ ], 2006, the underwriters agreed, subject to certain conditions, to purchase [ ] Up-MACRO holding shares and deposit [ ]% of those shares into the Up-MACRO tradeable trust and direct the issuance of Up-MACRO tradeable shares in exchange for those deposited Up-MACRO holding shares. The remaining Up-MACRO holding shares will be held by the underwriters and may be offered to customers or exchanged for Up-MACRO tradeable shares at a later time. The net proceeds to the Up-MACRO holding trust for the Up-MACRO holding shares will be used by the trustee, acting in accordance with the direction of the administrative agent, to purchase treasuries on behalf of the Up-MACRO holding trust as described under "USE OF PROCEEDS." The underwriters intend to make a [best efforts][firm commitment] public offering of the Up-MACRO holding shares and of the Up-MACRO tradeable shares at a per share offering price that will vary, depending, among other factors, on the current level of the Light Sweet Crude Oil Price [and the current market price of Up-MACRO tradeable shares on the AMEX at the time of the offer]. Up-MACRO tradeable shares offered at different times may have different offering prices. The underwriters will not receive from us or any of our affiliates any fees or other compensation in connection with the sale of the Up-MACRO holding or tradeable shares. The underwriters or their respective affiliates may receive customary compensation and brokerage fees from investors who purchase Up-MACRO holding or tradeable shares. An Authorized Participant who directs a subsequent issuance is under no obligation to buy any specific number or dollar amount of MACRO Units and may sell the MACRO Units bought. In addition, an Authorized Participant is under no obligation to create or redeem MACRO Units, and an Authorized Participant is under no obligation to offer to the public any shares that are part of a MACRO Unit which it did not create.

         The Up-MACRO holding trust will receive net proceeds of approximately $[ ] from the initial sale of the Up-MACRO holding shares. This amount represents [ ]% of the aggregate offering price of the Up-MACRO holding shares. The Up-MACRO holding trust will receive this amount net of the underwriting discount of $[ ]. The underwriting discount represents [ ]% of the aggregate par amount of the offered Up-MACRO holding shares. Additional offering expenses are estimated to be $[ ].

         The Up-MACRO tradeable trust will be deemed to be a statutory underwriter of the Up-MACRO holding shares under the Securities Act and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act in connection with its participation in a "distribution" of Up-MACRO holding shares. In addition, each underwriter of Up-MACRO holding shares will also be deemed to be an underwriter of the Up-MACRO holding shares.

         [[We have] agreed to indemnify [the underwriters] against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that [the underwriters] may be required to make in respect thereof.]

         The Up-MACRO tradeable shares will be listed on the AMEX under the trading symbol [ ]. The Up-MACRO holding shares will not be listed on an exchange.

                                 LEGAL OPINIONS

         Certain legal matters relating to your Up-MACRO tradeable shares and certain federal income tax consequences will be passed upon for MSR and the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing MSR and its affiliates in connection with other transactions.

                             INDEX OF DEFINED TERMS



AMEX..........................................109
Authorized Participant.....................51, 54
Available Earnings.........................46, 47
calculation period.............................43
CEAct..........................................94
CFTC...........................................94
Clearstream....................................56
closing date...............................36, 41
closing range..................................87
closing range volume...........................88
Code.....................................104, 110
COMEX..........................................95
Common Basis..................................115
contract month.................................85
CSW............................................37
current starting level.........................43
Daily Fee Accrual Rate.........................44
Daily Yield Rate...............................44
Definitive Certificates........................59
delivery month.................................85
distribution account...........................96
distribution date..............................45
Down-MACRO Asset Amount........................43
Down-MACRO holding shares......................38
Down-MACRO holding trust.......................38
Down-MACRO holding trust agreement............100
Down-MACRO mandatory redemption................55
Down-MACRO Par Amount..........................44
Down-MACRO subsequent issuance.................55
Down-MACRO tradeable shares....................38
Down-MACRO tradeable trust.....................38
Down-MACRO tradeable trust agreement..........100
DTC........................................41, 56
early termination date.....................48, 77
earnings.......................................39
earnings distribution agreement................97
Earnings Make-Whole Amount.....................54
EIA............................................78
ending level...................................43
Euroclear......................................56
Exchange Act...................................57
Final Distribution.............................49
final scheduled termination date...............48
front month....................................86
indirect participants..........................57
Inside Basis..................................115
IRS...........................................110
light sweet crude oil futures contract.........85
Light Sweet Crude Oil Price....................85
MACRO Licensing Agreement......................99
MACRO Unit.....................................50
Master ISDA....................................97
MSR............................................37
NASD......................................52, 110
NASDAQ........................................110
New York business day..........................42
Non-U.S. Holder...............................117
Non-U.S. Persons..............................111
NSCC...........................................55
NYMEX......................................85, 94
OPEC...........................................79
open interest..................................88
Overall Limited Deductions....................113
paired asset amount............................43
paired holding shares..........................39
paired holding trusts..........................39
paired optional redemption.....................50
paired subsequent issuance.....................54
par amount.....................................40
participation agreement....................51, 54
price determination day........................41
Price Level Percentage Change..................42
price spike....................................88
Quarterly Distribution.........................45
Quarterly Distributions........................45
recapitalization event.........................77
redemption date................................48
redemption percentage..........................51
regular trading session........................86
securities account.............................96
Securities Act.................................55
settlement contracts...........................98
Settlement Price Committee.....................87
specified range................................43
spiked month...................................88
spread relationship............................88
Tax Counsel...................................111
Tax Shelter Regulations.......................116
temporary trading halt.........................86
Termination Triggers...........................77
treasuries.................................36, 96
triggering event...............................86
trust agreements..............................100
Trustee Termination Event................102, 103
type...........................................44
U.S. Holder...................................111
U.S. Person...................................111
Underlying Value...............................42
Up-MACRO Asset Amount..........................43
Up-MACRO holding shares........................38
Up-MACRO holding trust.........................38
Up-MACRO holding trust agreement..............100
Up-MACRO mandatory proportional redemption.53, 56
Up-MACRO mandatory redemption..................53
Up-MACRO Par Amount........................40, 44
Up-MACRO ratio.................................43
Up-MACRO subsequent issuance...................56
Up-MACRO tradeable shares......................38
Up-MACRO tradeable trust.......................38
Up-MACRO tradeable trust agreement............100

               [ ] Light Sweet Crude Oil Up-MACRO Holding Shares

                  Light Sweet Crude Oil Up-MACRO Holding Trust
                                     Issuer


              [ ] Light Sweet Crude Oil Up-MACRO Tradeable Shares

                 Light Sweet Crude Oil Up-MACRO Tradeable Trust
                                     Issuer


                        MACRO Securities Depositor, LLC,
                                   Depositor

                               _________________

                                   Prospectus
                               _________________


                                  Underwriters



         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these shares in any state where the offer is not permitted, and we do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

         Dealers will deliver a prospectus when acting as underwriters of the Up-MACRO holding shares or the Up-MACRO tradeable shares and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the Up-MACRO holding shares or the Up-MACRO tradeable shares will deliver a prospectus.

                                    PART II


Item 13.  Other Expenses of Issuance and Distribution.

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee...................................................  $ 126.70
Printing and Engraving.............................................      *
Trustee's Fees.....................................................      *
Legal Fees and Expenses............................................      *
Blue Sky Fees and Expenses.........................................      *
Accountants' Fees and Expenses.....................................      *
Rating Agency Fees.................................................      *
Miscellaneous Fees.................................................      *
                                                                     ---------
   Total...........................................................  $   *
                                                                    ==========

------------------
* To be provided by amendment.

Item 14.  Indemnification of Directors and Officers.

         Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Delaware Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 8.1 of the Operating Agreement of the Depositor (the "Agreement") provides that no manager (or affiliate thereof), member or officer of the Depositor shall have any liability to the Depositor for any act or failure to act on behalf of the Depositor unless such act or failure to act resulted from the gross negligence or intentional misconduct of such person or entity. Section 8.2(a) of the Agreement provides that the managers (or any affiliate of the managers), any officers, directors, stockholders or employees of any affiliate of the managers and the members, officers and employees of the Depositor shall each be an "Indemnified Party" under the Agreement. In addition, Section 8.2(a) of the Agreement provides that to the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or is threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Depositor or which relates to or arises out of the Depositor or its property, business or affairs. An Indemnified Party shall not be entitled to indemnification with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.

         Section 18-303 of the Delaware Act provides that except as otherwise provided therein, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 3.3 and Section 4.8 of the Agreement provide that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Depositor, whether existing in contract, tort, or otherwise, shall be obligations and liabilities of the Depositor and no member or manager shall be obligated personally for such debt, obligation or liability of the Depositor solely by means of being a member or manager of the Depositor.
Section 8.2(a) provides that any Indemnified Party shall be fully protected from any action or inaction based upon or in accordance with the advice or opinions received from counsel, accountants or other professionals consulted with respect to the affairs of the Depositor. In addition, no manager shall be liable for the gross negligence, dishonesty or bad faith of any officer, employee, or other agent selected with reasonable care by the board of managers of the Depositor. Notwithstanding any of the foregoing to the contrary, the provisions of Section 8.2 of the Agreement shall not relieve any Indemnified Party of any liability, to the extent that such liability may not be waived, modified or limited under applicable law.

Item 15.  Recent Sales of Unregistered Securities.

None.

Item 16.  Exhibits and Financial Statement Schedules.

     (a) Exhibits

     1    Form of Underwriting Agreement.*

     3(a) Certificate of Formation of MACRO Securities Depositor, LLC, dated
          April 28, 2004.**

     3(b) Operating Agreement of MACRO Securities Depositor, LLC, dated April
          28, 2004.**

     4(a) Form of Up-MACRO Holding Trust Agreement.*

     4(b) Form of Up-MACRO Tradeable Trust Agreement.*

     4(e) Form of Down-MACRO Tradeable Trust Agreement.*

     4(f) Form of Master ISDA Agreement

     4(g) Form of Earnings Distribution Agreement.*

     4(g) Form of Settlement Contracts.*

     4(h) Form of Participation Agreement.*

     4(i) Form of MACRO Licensing Agreement.*

     4(j) Form of Calculation Agency Agreement.*

     5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

     23 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibits 5 and 8).*

     24   Power of Attorney.**

     99 Form of Down-MACRO Holding Shares and Down-MACRO Tradeable Shares Prospectus form of Down-MACRO Holding Trust Agreement and form of Down-MACRO Tradeable Trust. *

-----------------------
     * To be filed by amendment.

     **  Previously filed.

     (b) Financial Statements

         All financial statements, schedules and historical financial information are attached.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To provide at the closing to the underwriters specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-1 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 14, 2006.

                                  MACRO SECURITIES DEPOSITOR, LLC
                                       as depositor of the Trust


                                  By:   /s/ Samuel Masucci, III
                                        -----------------------
                                        Samuel Masucci, III
                                        President, Principal Executive Office
                                        and Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated on February 14, 2006.

                        MACRO SECURITIES DEPOSITOR, LLC


Signature                    Title



/s/ Samuel Masucci, III      President, Principal Executive Officer and
-----------------------      Principal Accounting Officer
Samuel Masucci, III



/s/ Allan Weiss              Vice President and Treasurer
---------------
Allan Weiss



/s/ Robert J. Shiller        Secretary
---------------------
Robert J. Shiller


Managers:


/s/ Samuel Masucci, III      Manager
-----------------------
Samuel Masucci, III


/s/ Allan Weiss              Manager
---------------
Allan Weiss


/s/ Robert J. Shiller        Manager
---------------------
Robert J. Shiller

                                 EXHIBIT INDEX


Exhibits
-------------------------------------------------------------------------------


     1    Form of Underwriting Agreement.*

     3(a) Certificate of Formation of MACRO Securities Depositor, LLC, dated
          April 28, 2004.**

     3(b) Operating Agreement of MACRO Securities Depositor, LLC, dated April
          28, 2004.**

     4(b) Form of Up-MACRO Holding Trust Agreement.*

     4(c) Form of Down-MACRO Holding Trust Agreement.*

     4(d) Form of Up-MACRO Tradeable Trust Agreement.*

     4(e) Form of Down-MACRO Tradeable Trust Agreement.*

     4(f) Form of Master ISDA Agreement

     4(g) Form of Earnings Distribution Agreement.*

     4(g) Form of Settlement Contracts.*

     4(h) Form of Participation Agreement.*

     4(i) Form of MACRO Licensing Agreement.*

     4(j) Form of Calculation Agency Agreement.*

     5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

     23 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5 and 8).*

     24   Power of Attorney.**

     99 Form of Down-MACRO Holding Shares and Down-MACRO Tradeable Shares Prospectus form of Down-MACRO Holding Trust Agreement and form of Down-MACRO Tradeable Trust. *


*        To be filed by amendment.
**       Previously filed.